                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


[X]      Filed by the Registrant
[_]      Filed by a Party other than the Registrant

         Check the appropriate box:

[X]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss. 240.14a-12

FieldWorks, Incorporated

---------------------------------
(Name of Registrant as Specified in its Charter)

--------------------------------------
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:
                                                                     -----------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

         -----------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:
                                                         -----------------------
     5)  Total fee paid:
                        --------------------------------------------------------
[_]      Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:
                                    --------------------------------------------
         2)  Form Schedule or Registration Statement No.:
                                                         -----------------------
         3)  Filing Party:
                          ------------------------------------------------------
         4)  Date Filed:
                        --------------------------------------------------------

                           FieldWorks, Incorporated
                              7631 Anagram Drive
                            Eden Prairie, MN 55344

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          Thursday, January 27, 2000
                                   3:00 p.m.

                               ----------------

TO THE SHAREHOLDERS OF FIELDWORKS, INCORPORATED:

   Notice is hereby given that a Special Meeting of Shareholders of FieldWorks, Incorporated (the "Company") will be held on Thursday, January 27, 2000, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota at 3:00 p.m., Minneapolis, Minnesota time, for the following purpose:

  1. To approve the transactions contemplated by that certain Securities Purchase Agreement dated November 20, 1999, between the Company and Industrial-Works Holding Corp., a wholly owned subsidiary of Glenmount International, L.P., including the issuance and sale to Industrial-Works of 4,250,000 shares of Series B Preferred Stock of the Company and a warrant to purchase 500,000 shares of common stock, $.001 par value, of the Company (the "Common Stock").

  2. To approve that certain Voting Agreement dated November 20, 1999 by and among the Company, Industrial-Works, and certain officers and directors of the Company and their affiliates (the "Voting Agreement"), and the voting rights of the shares subject to the Voting Agreement.

   Only holders of record of the Company's Common Stock at the close of business on December 15, 1999, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

   You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          David G. Mell
                                          President and Chief Executive
                                           Officer

Eden Prairie, MN
December 29, 1999

IMPORTANT--PLEASE MAIL YOUR PROXY CARD PROMPTLY
                  In order that there may be a proper representationat the meeting, you are urged, whether you own oneshare or many, to complete, sign and mail your proxy.

                           FieldWorks, Incorporated
                              7631 Anagram Drive
                         Eden Prairie, Minnesota 55344

                               ----------------

                                PROXY STATEMENT
                                      for
                        Special Meeting of Shareholders
                          to be held January 27, 2000

                               ----------------

                                 INTRODUCTION

   This Proxy Statement is being furnished to the shareholders of FieldWorks, Incorporated (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held on Thursday, January 27, 2000 at 3:00 p.m., and at any adjournment thereof, to approve the transactions contemplated by that certain Securities Purchase Agreement (the "Purchase Agreement") dated as of November 20, 1999, between the Company and Industrial-Works Holding Corp. ("Industrial-Works"), including the issuance and sale to Industrial-Works of 4,250,000 shares of Series B Convertible Participating Preferred Stock of the Company (the "Series B Preferred Stock" and such shares of Series B Preferred Stock, the "Series B Shares"), each share of which is convertible into one share of the Company's Common Stock, par value $.001 per share, (the "Common Stock"); the issuance of a warrant to purchase 500,000 shares of Common Stock; and the issuance of Common Stock upon exercise of the warrant and the conversion of the Series B Shares (collectively, the "Common Shares") (the "Transaction"). Following the Transaction, Industrial-Works will own or have the right to acquire approximately 35% of the outstanding Common Stock of the Company, assuming conversion of the Series B Shares and Warrant into shares of Common Stock. In addition, the shareholders will be asked to approve that certain Voting Agreement dated as of November 20, 1999 by and among the Company, Industrial-Works and certain officers and directors of the Company and their affiliates (the "Voting Agreement") entered into pursuant to the terms of the Purchase Agreement, together with the voting rights of the shares subject to the Voting Agreement. This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about December 29, 1999.

   The cost of soliciting Proxies, including preparing, assembling and mailing the Proxies and soliciting material will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit Proxies personally or by letter or telephone. Industrial-Works and its affiliates may, without additional compensation, also solicit Proxies.

   Any shareholder giving a Proxy may revoke it at any time prior to its use at the Special Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the Special Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the Special Meeting.

   The presence at the Special Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies not revoked will be voted in accordance with the instructions specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specific instructions with respect to the proposals will, subject to the following, be voted in favor of the proposals set forth in the Notice of Special Meeting. If a shareholder abstains from voting as to either proposal, then the shares held by such shareholder shall be deemed present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to the proposal, but shall not be deemed to have been voted in favor of the proposal. Abstentions as to a proposal, therefore, will have the same effect as votes against the proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on the proposals, then the shares covered by such non-vote proxy shall be deemed present at the Special Meeting for purposes of determining a quorum, but shall not be deemed to be present at the Special Meeting for purposes of calculating the vote required for approval of the proposal.

                     OUTSTANDING SHARES AND VOTING RIGHTS

   The Board of Directors of the Company has fixed December 15, 1999, as the record date (the "Record Date") for determining shareholders entitled to vote at the Special Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Special Meeting. At the close of business on the Record Date, 8,894,426 shares of the Company's Common Stock and no shares of preferred stock were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the Special Meeting. Holders of the Common Stock are not entitled to cumulative voting rights. Generally, the affirmative vote of a majority of the shares of Common Stock present and entitled to vote is required for the approval of the matter to be acted upon. However, if the shares present and entitled to vote on the matter would not constitute a quorum for the transaction of business at the meeting, then the matter must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Under the Company's Bylaws, a majority of the shares entitled to vote constitutes a quorum for the transaction of business at the meeting.

                               ----------------

                                 PROPOSAL ONE:
                          TO APPROVE THE TRANSACTIONS
                    CONTEMPLATED BY THE PURCHASE AGREEMENT,
                           INCLUDING THE ISSUANCE OF
            THE SERIES B SHARES, THE WARRANT AND THE COMMON SHARES
                       TO INDUSTRIAL-WORKS HOLDING CORP.

                               ----------------

                          SUMMARY OF THE TRANSACTION

   On November 20, 1999, the Company entered into the Purchase Agreement with Industrial-Works, pursuant to which Industrial-Works will, for an aggregate purchase price of $4,250,000, acquire 4,250,000 newly-issued shares of the Company's Series B Preferred Stock (each share of which is initially convertible into one share of Common Stock) and a warrant to purchase an additional 500,000 newly-issued shares of the Company's Common Stock, in each case, at a price of $1.00 per share. The Purchase Agreement provides that, upon closing, three of the seven members of the Company's Board of Directors will resign and the Company's Board of Directors will appoint three members designated by Industrial-Works. Moreover, if the Company fails to meet certain financial goals, the number of members of the Board of Directors may be increased by two and Industrial-Works shall have the right to nominate the two additional members of the Board of Directors. Industrial-Works intends to pay for the transactions contemplated by the Purchase Agreement with the proceeds of a capital contribution by its sole shareholder. The consummation of the transactions contemplated by the Purchase Agreement is contingent upon receiving Company shareholder approval.

   In connection with entering into the Purchase Agreement, the Company and certain of its shareholders have entered into certain ancillary agreements with Industrial-Works and Glemount, LLC ("Glenmount"), an affiliate of Industrial-Works. First, the Company and Glenmount have entered into a management services agreement (the "Services Agreement") whereby representatives of Glenmount will perform advisory and consulting services for the Company for a period of one year, commencing on the date of the Services Agreement. The primary services consist of providing active and continuing support to the Company's management in identifying, developing and executing all major strategic, acquisition, operational and financial opportunities for the Company.

   Second, the Company, Industrial-Works and certain of the shareholders of the Company holding approximately 21% of the outstanding Common Stock of the Company have entered into a voting agreement (the "Voting Agreement") pursuant to which such shareholders have agreed to vote all of their shares in favor of approval of the Purchase Agreement and all transactions contemplated thereby, and for a period of three years following the Closing, in favor of the election to the Board of Directors of the nominees designated by Industrial-Works. See "Proposal Two: Approval of the Voting Agreement and the Voting Rights of the Shares Subject to the Voting Agreement." These shareholders have also agreed under the Voting Agreement to restrictions on the sale, transfer, exercise or conversion of their shares, options and warrants on or prior to March 20, 2000.

   Following the closing, Industrial-Works will own or have the right to acquire up to approximately 27% of the Company's outstanding Common Stock on a fully diluted basis (assuming exercise of the warrant and the conversion of the Series B Preferred Stock).

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, INCLUDING THE ISSUANCE AND SALE TO INDUSTRIAL-WORKS OF THE SERIES B SHARES, THE WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT AND THE CONVERSION OF THE SERIES B SHARES.

                                THE TRANSACTION

Securities Purchase Agreement

   Set forth below is a summary of all of the material terms of the Purchase Agreement. This description is only a summary and does not purport to be complete and is qualified in its entirety by, and made subject to, the Purchase Agreement, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

   General

   The Company and Industrial-Works entered into the Purchase Agreement on November 20, 1999. Pursuant to the Purchase Agreement, the Company has agreed to issue and sell to Industrial-Works and Industrial-Works has agreed to purchase from the Company for an aggregate purchase price of $4,250,000 (the "Purchase Price") (i) 4,250,000 shares of Series B Preferred Stock (the "Series B Shares") and (ii) a warrant (the "Warrant") to purchase an additional 500,000 shares of Common Stock at an exercise price of $1.00 per share, exercisable on the seventh anniversary of the date of the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), subject to acceleration of exercisability if the Company's Common Stock price attains certain thresholds.

   The Closing will take place as promptly as practicable after satisfaction or waiver of the conditions to closing set forth in the Purchase Agreement and described below. At the Closing, (i) Industrial-Works will pay to the Company the Purchase Price; (ii) the Company will issue to Industrial-Works the Series B Shares and (iii) the Company will issue to Industrial-Works the Warrant.

   Covenants

   Under the Purchase Agreement, the parties have agreed to certain matters as described below.

   Board of Directors. The Company and Industrial-Works have agreed that concurrent with the Closing, a meeting of the Board of Directors of the Company will be held, and at that meeting the number of directors constituting the Board will be fixed at seven, three current directors will resign from the Board of Directors, and three persons designated by Industrial-Works will be added to the Board. See "Board of Directors After the Financing." So long as the Warrant or any Series B Shares remain outstanding, the holders of the Series B Shares have the right to designate three directors of the Company, and, if operating losses exceed agreed-upon levels or future operating profits do not reach certain agreed-upon levels, have the right to expand the Company's Board of Directors from seven to nine and to designate two additional directors. If Industrial-Works elects to expand the Board of Directors to nine in such circumstances, then within six months following the appointment of such two additional directors, Industrial-Works must either convert the Series B Shares into shares of Common Stock or relinquish its right to appoint the additional two directors. See "Description of Capital Stock--Rights and Preferences of the Series B Convertible Participating Preferred Stock."

   No Solicitation; Restrictive Agreements Prohibited. Under the Purchase Agreement, the Company may not seek, initiate or encourage any agreement, transaction or discussions with respect to an acquisition of the Company or its assets or business, or a combination with the Company, or a financing transaction proposal as an alternative to the transactions contemplated by the Purchase Agreement (a "Competing Proposal"). In addition, the Company may not become a party to any agreement which, by its terms, restricts the Company's performance of its obligations with respect to the transactions contemplated by the Purchase Agreement.

   Conduct of the Company's Business Pending the Closing. The Company has agreed that, prior to the Closing, without the prior written consent of Industrial-Works, it will not take any of the actions set forth in the description of "other voting rights" of the Series B Preferred Stock in the section "Description of Capital Stock--Rights and Preferences of Series B Convertible Participating Preferred Stock" below.

   Fees and Expenses. The Company is required to pay all reasonable out-of-pocket due diligence expenses and outside legal and consulting fees and expenses of Industrial-Works incurred in connection with the Transaction, provided the payment for such expenses shall be limited to $50,000, except as otherwise provided in the Purchase Agreement.

   Other Covenants. The Company and Industrial-Works have also agreed to certain matters regarding the following: (i) convening of the Special Meeting and execution and delivery of the Voting Agreement; (ii) SEC filings; (iii) financial statements and reports; (iv) reserve for conversion and warrant shares; (v) maintaining the Company's corporate existence; (vi) properties, business and insurance; (vii) access to information; (viii) compliance with laws; (ix) keeping of records and books of account; and (x) publication matters.

  Conditions to Closing

   Under the Purchase Agreement, the obligation of Industrial-Works to purchase and pay for the Series B Shares is subject to the fulfillment of the following conditions any and all of which may be waived, in whole or in part, to the extent permitted by applicable law: (i) the Company shall have obtained approval of the transactions contemplated by the Purchase Agreement from its shareholders; (ii) the Company shall have executed and delivered the Warrant;
(iii) the Company shall have executed and delivered the Services Agreement and shall not be in default on any monthly payment to Industrial-Works pursuant to such agreement; (iv) the Company shall have executed and delivered, and each of its current officers and directors and their respective affiliates (owning an aggregate of not less than 1,700,000 shares of Common Stock) shall have executed and delivered, the Voting Agreement within five business days of the execution of the Purchase Agreement; (v) the Company shall have taken all necessary actions and obtained all needed resignations so that, immediately following the Closing, the Company's Board of Directors consists of those persons named in the section "Board of Directors After the Financing" below;
(vi) Industrial-Works shall have received an opinion of counsel for the Company; (vii) the representations and warranties of the Company contained in the Purchase Agreement shall have been true, complete and correct on the date of the Purchase Agreement; (viii) the Company shall have performed and complied with all agreements contained in the Purchase Agreement required to be performed prior to or at the Closing Date; (ix) all corporate and other proceedings to be taken by the Company in connection with the Transaction and all documents incident thereto shall be reasonably satisfactory in form and substance to Industrial-Works; (x) Industrial-Works shall have received copies of the Company's Articles of Incorporation certified by the Minnesota Secretary of State and a certificate of the Minnesota Secretary of State certifying as to the due incorporation and good standing of the Company and the payment of all applicable taxes by the Company; (xi) the Board of Directors shall have adopted the Series B Certificate and such Certificate shall have been filed with the Minnesota Secretary of State and have become effective; (xii) all third-party consents and approvals shall have been obtained and all preemptive, first refusal or other rights shall have been irrevocably waived in writing; (xiii) no Material Adverse Change (as defined in Section 6.17 of the Purchase Agreement) shall have occurred since October 3, 1999; (xiv) the Company shall have paid the fees and expenses due to Industrial-Works under the Purchase Agreement; and (xv) the Company shall have maintained in effect directors' and officers' liability insurance coverage, ensuring an aggregate of at least $5,000,000 in such liability insurance coverage.

  Termination

   The Purchase Agreement may be terminated (i) at any time by mutual written consent of the Company and Industrial-Works, (ii) by Industrial-Works by written notice to the Company if all conditions to Closing have not been satisfied prior to February 11, 2000; (iii) by the Company following a Competing Proposal which is made in a manner which becomes public; or (iv) by either the Company or Industrial-Works following a material breach by the other party to the Purchase Agreement, provided that if such breach is curable, the Purchase Agreement may only be terminated if, after ten business days notice, the party in breach has not cured such breach or commenced diligent efforts to cure such breach. If the Purchase Agreement is terminated by Industrial-Works pursuant to (ii) above, the limitation on expenses payable by the Company to Industrial-Works would be increased from $50,000 to $85,000.

   Termination of the Purchase Agreement will not relieve any party of liability for breaches of the Purchase Agreement which occurred prior to termination.

   In the event that the Company receives a Competing Proposal in a manner which is or becomes public and the Purchase Agreement is terminated following such proposal, then the Company is required, simultaneously with termination of the Purchase Agreement, to pay Industrial-Works a fee (the "Breakup Fee") in the amount of $500,000 or, if greater, 2.5% of the value of the Company as established by the transaction contemplated in the Competing Proposal. If, in the absence of a Competing Proposal, the shareholders of the Company do not approve the Transaction, the Company is required to pay Glenmount, LLC the $100,000 required under the terms of the Services Agreement and is required to issue to Industrial-Works a warrant for 250,000 shares of the Company's Common Stock at a purchase price of $1.00 per share (the "Break-up Warrant"). The Break-up Warrant, if issued, will be exercisable immediately and will expire if not exercised within five years.

  Additional Matters

   Except as otherwise provided in the Purchase Agreement, the parties will pay their own fees and expenses, including their own counsel fees, incurred in connection with the Purchase Agreement and any transaction contemplated thereby.

  The Warrant

   The Company has also agreed under the Purchase Agreement to issue the Warrant at the Closing. Upon issuance, the Warrant will entitle Industrial-Works to purchase an additional 500,000 shares of Common Stock of the Company at a purchase price of $1.00 per share. The Warrant will be exercisable on the seventh anniversary of the date of the Closing, except that the vesting of the Warrant will accelerate with respect to a portion of the shares covered thereby in the event that the closing price of the Company's Common Stock averages a certain price for five consecutive trading days, as follows:

      5-day Average                                         Cumulative Number of
      Closing Price                                          Shares Exercisable
      -------------                                         --------------------
       $2.50...............................................       166,700
       $3.75...............................................       333,400
       $5.00...............................................       500,000

   The Warrant provides for proportionate adjustment to the number of shares subject to the Warrant and the Warrant exercise price in the event of stock splits and combinations, stock dividends and distributions, reclassification of stock, a reorganization of the Company, or certain sales of shares below the Warrant's exercise price.

   At the option of the holder of the Warrant, all or any portion of the Warrant exercise price may be paid by surrendering a portion of the shares issuable upon exercise of the Warrant. The value of the shares so surrendered shall be the closing price of the Company's Common Stock on the date of the holder's notice of exercise.

   The foregoing is a brief summary of each of the material terms of the Warrant. This summary does not purport to be complete and is qualified in its entirety by, and made subject to, the form of Warrant, a copy of which is attached as Appendix B to this Proxy Statement and incorporated herein by reference.

  The Voting Agreement

   The Company, Industrial-Works and each of the officers and directors of the Company, together with certain of their affiliates (collectively, the "Shareholders"), have entered into a voting agreement dated as of November 20, 1999 (the "Voting Agreement") pursuant to which the Shareholders have agreed that (i) they will not transfer, sell, assign or otherwise dispose of, in whole or in part, any of their shares in the Company prior to March 20, 2000,
(ii) they will not transfer, sell, assign, or otherwise dispose of, or convert, exercise or attempt to exercise or convert, in whole or in part, any options convertible into, or warrants to purchase, shares of the Company's Common Stock held by them on or prior to March 20, 2000, and (iii) they will vote or cause to be voted each of their shares at every annual or special meeting of the shareholders of the Company (a) in favor of approval of the Purchase Agreement and all transactions contemplated thereby, and (b) for a period of three years following the Closing, in favor of the election to the Board of Directors of the nominees designated by Industrial-Works.

   A copy of the Voting Agreement is attached as Appendix C to this Proxy Statement and incorporated herein by reference. The Voting Agreement will also be submitted to the Company's shareholders for a vote. See "Proposal Two:
Approval of the Voting Agreement and the Voting Rights of the Shares Subject to the Voting Agreement."

  The Services Agreement

   The Purchase Agreement provides that the parties will enter into a management services agreement in the form attached as an exhibit thereto (the "Services Agreement"). This agreement was entered into on November 20, 1999. Under the Services Agreement, Glenmount, LLC, an affiliate of Industrial-Works and Glenmount International, L.P., will perform advisory and consulting services for the Company for a period of one year, commencing on the date of the Services Agreement. The primary services consist of providing active and continuing support to the Company's management in identifying, developing and executing all major strategic, acquisition, operational and financial opportunities for the Company.

   During the first three months of this agreement, Robert Forbes, one of the director-designees of Industrial-Works, will provide these services. Following the initial three months of this agreement, Glenmount, in consultation with the Company's Board of Directors, shall determine who will provide these services. Glenmount may also provide other services, as Glenmount and the Company may subsequently agree upon pursuant to the terms of the Services Agreement. In the case of investment banking services, Glenmount is entitled to customary fees on terms reasonably approved by the Company's Board of Directors. In consideration for Glenmount's obligations under the Services Agreement, the Company is required to pay Glenmount a fee equal to (a) $10,000 on the date of the Services Agreement, (b) $10,000 within 30 days after the date of such agreement, (c) $10,000 within 60 days after the date of such agreement, and (d) $200,000 simultaneously with the Closing, together with reasonable reimbursement of expenses. The Services Agreement may be renewed by the parties.

   The foregoing is a brief summary of each of the material terms of the Services Agreement. This summary does not purport to be complete and is qualified in its entirety by, and made subject to, the Services Agreement, a copy of which is attached as Appendix D to this Proxy Statement and incorporated herein by reference.

Board of Directors after the Financing

   Upon the closing of the financing, Robert W. Heller, Robert C. Szymborski and Richard J. York will resign from the Company's existing Board of Directors. The holders of the Series B Shares will have the right to nominate three members to the Board of Directors, who initially shall be Richard J. Boyle, Robert D. D. Forbes and Michael E. Johnson. The remaining members of the Board of Directors will be Gary J. Beeman, James A. Bernards, David C. Malmberg and David G. Mell, and Mr. Malmberg shall remain Chairman of the Board. The consent of the directors nominated by the Series B Shares would be required to increase the number of directors.

   If the Company's operating losses exceed certain agreed-upon levels or future operating profits fail to reach certain agreed-upon levels, Industrial-Works could have the right to expand the Company's Board of Directors from seven to nine and to appoint five of the nine Board members. If Industrial-Works elects to expand the Board of Directors to nine in such circumstances, then within six months following the appointment of five of the nine members of the Board of Directors, Industrial-Works must either convert the Series B Shares into shares of Common Stock or relinquish its right to appoint the additional two Board members.

   The following information is furnished with respect to each of the prospective members of the Board of Directors following the Closing:

      Name                     Age Position
      ----                     --- --------
      Gary J. Beeman..........  45 Continuing Director
      James A. Bernards.......  52 Continuing Director
      Richard J. Boyle........  65 Industrial-Works nominee
      Robert D.D. Forbes......  50 Industrial-Works nominee
      Michael E. Johnson......  39 Industrial-Works nominee
      David C. Malmberg.......  56 Chairman, Continuing Director
      David G. Mell...........  52 President & Chief Executive Officer, Continuing Director

   Gary J. Beeman was a co-founder of the Company and has served as its Vice Chairman of the Board of Directors since March 1998 and as its Treasurer and a member of the Board of Directors of the Company since the Company's inception in October 1992. He also served as the Company's Chairman of the Board of Directors until January 1997, as its President until April 1997 and as its Chief Executive Officer until March 1998.

   James A. Bernards has served as a director of the Company since January 1999. He is President of Brightstone Capital, Ltd., a venture fund and President of Facilitation, Inc., a business consulting services company. Mr. Bernards was a co-founder and President of the accounting firm Stirtz, Bernards, & Co. from 1981 to 1993. He serves on the boards of directors of FSI International, Inc. and Health Fitness Inc. and several privately held companies.

   Richard J. Boyle has been a director of Glenmount Investment, LLC, the general partner of Glenmount International, L.P., since February 1998. He has been a director and Chairman and Chief Executive Officer of Spinnaker Industries Inc., a manufacturer and marketer of adhesive-backed materials, since June 1994. Mr. Boyle also has served as a Managing Director of Boyle Fleming & Co., Inc., an investment and management firm, since 1993. From 1990 to 1992, Mr. Boyle was President and Chief Executive Officer of LTV Aerospace and Defense Company, a manufacturer of aircraft, missiles, and specialty vehicles. He was Corporate Vice President, Marketing and Business Development of Honeywell Inc., a provider of products and systems for the industrial, building, space, and marine markets from 1987 to 1990. Mr. Boyle is a director of several privately held companies.

   Robert D. D. Forbes has been a director of Glenmount Investment, LLC, the general partner of Glenmount International, L.P., since February 1998. He was a founder of Glenmount International, L.P., and has been Managing Director of Glenmount, LLC, the manager of Glenmount International, L.P., since January 1998. From 1995 to 1997, Mr. Forbes was Senior Vice President of BCE Capital Inc., a growth capital affiliate of Northern

Telecom ("Nortel"). From 1989 to 1995, he was Vice President, Corporate Development of Derlan Industries Limited, an industrial technology company. From 1983 to 1989, Mr. Forbes served as an officer and director of Royal Bank Venture Capital Limited, and became President of Royal Bank Capital Corporation, the growth capital subsidiary of the Royal Bank of Canada. From 1980-1983, he was Vice President, Technology Development for TDC Technology Development Corporation.

   Michael E. Johnson has been a director of Glenmount Investment, LLC, the general partner of Glenmount International, L.P., since February 1998. He is a founder of Glenmount International, L.P., and has been Managing Director of Glenmount, LLC, the manager of Glenmount International, L.P., since January 1998. Mr. Johnson was the founder of Bainbridge Group, a law corporation, and served as its President and Chief Executive Officer from 1994 to 1998. From 1990 to 1994, he was counsel with Jones, Day, Reavis & Pogue, an international law firm. From 1986 to 1990, Mr. Johnson was counsel with Shearman & Sterling, an international law firm.

   David C. Malmberg has served as Chairman of the Board of Directors since January 1997 and as a director of the Company since October 1996. From July 1998 until July 1999, he also served as Chief Executive Officer of the Company. Since 1994, Mr. Malmberg has been President of David C. Malmberg, Inc., a management consulting and private investment management firm. From 1972 to 1994 he served in various positions, including Vice Chairman, President and Chief Operating Officer, at National Computer Systems, Inc., a provider of information systems and services to the educational, commercial and financial markets. Mr. Malmberg is the Chairman of the Board of National City Bancorporation, Chairman of the Board of Three Five Systems, Inc. and serves on the board of directors of PPT/Vision, Inc.

   David G. Mell has served as a director of the Company since September 1999. Mr. Mell joined the Company as President and Chief Operating Officer in May 1999 and was named Chief Executive Officer of the Company in July 1999. From 1996 to 1998, he was Vice President of Business Processes for Imation, a data storage and information management company spun off from 3M in 1996. From 1992 to 1996, Mr. Mell was Vice President and General Manager of the Data Storage Division of 3M, serving the computer industry.

Use of Proceeds

   The Company entered into the Transaction because it believes that Glenmount provided it with the opportunity to accelerate its strategic initiatives. The Company will use the net proceeds from the $4,250,000 investment for market expansion and new product development as well as for working capital and general corporate purposes.

   The amount and timing of the expenditures and the actual uses of the net proceeds for the purposes identified above will depend on numerous factors, including the timing and status of the Company's growth.

   Pending utilization of the proceeds to be received in the Transaction, the Company plans to invest such proceeds in short-term or mid-term, investment grade securities or other short-term or mid-term debt instruments.

Effect of the Transaction on Existing Shareholders

   Following the Transaction, the existing holders of the Company's Common Stock will continue to own the shares of the Company Common Stock owned by them prior to the Transaction. However, following the closing, Industrial-Works will own 4,250,000 shares of the Company's Series B Preferred Stock, representing approximately 25% of the outstanding shares of Common Stock on an as-converted basis and assuming the exercise or conversion of all options and warrants outstanding on the date hereof, and will have the right to acquire an additional 500,000 shares of Common Stock pursuant to the Warrant, which together will give Industrial-Works the right to own approximately 35% of the shares of Common Stock assuming the full exercise of the Warrant (and assuming no exercise or conversion of other outstanding options and warrants), and approximately 27% assuming the exercise of the Warrant and the exercise or conversion of all options and warrants outstanding on the date hereof. As a result, following the closing, Industrial-Works will have the right to influence the business and operations of the Company to a significant extent, and will have the ability to greatly influence any vote of the shareholders, including votes concerning the election of directors and changes in control.

   In addition, if Industrial-Works acquires the right to increase the size of the Board of Directors by two additional directors, together with the right to appoint those two additional directors, the directors designated by Industrial-Works will have the ability to control the outcome of most votes by the Board of Directors, regardless of the votes of the other directors not designated by Industrial-Works. For example, with respect to any transaction, including without limitation an acquisition or other business combination transaction, between the Company and a third party, the directors designated by Industrial-Works would be able to prevent the consummation of such a transaction. With respect to a transaction between the Company and Industrial-Works or any of its affiliates, however, including without limitation the acquisition of the remaining interest in the Company by Industrial-Works, the directors designated by Industrial-Works would not be able to vote on such transaction. Therefore, Industrial-Works may be in a position to control the timing and the terms upon which any acquisition or other business combination involving the Company and a third party may occur, subject to the fiduciary duties it and its director designees might have as a shareholder and directors, respectively, to the remaining shareholders, and subject to having the number of directors return to seven if the Series B Shares are not converted into shares of Common Stock.

Background of the Transaction

   As part of its ongoing business of developing investment opportunities for Glenmount International, Glenmount, LLC contacted the Company by letter. In June 1999, Mr. Malmberg responded to such an inquiry on behalf of the Company. After initial discussions between Mr. Forbes of Glenmount and Mr. Malmberg, a confidentiality agreement was signed on July 12, 1999. After the Company discussed its financing needs and its opportunities, Glenmount conducted an initial business review and made a preliminary proposal to the Company.

   On October 5, 1999, the Company appointed a special committee of outside, independent directors to conduct the negotiations with Glenmount and recommend a course of action to the entire Board. This committee consisted of James A. Bernards and Richard J. York.

   Glenmount's preliminary proposal was the basis for discussions that led to the signing of a letter of intent on September 22, 1999. After further discussions and additional review by Glenmount, an amendment to the letter of intent was signed on October 29, 1999.

   The committee and the management of the Company kept the entire Board of Directors advised of their progress in discussions with Glenmount, including reports at meetings held on September 20, 1999 and October 30, 1999. The committee members and the other Board members had the opportunity to review drafts of the agreement and reports on the status of negotiations. After terms were finalized, they were approved by the Board of Directors at a meeting held on November 19, 1999 and the Purchase Agreement was executed as of November 20, 1999.

Reasons for the Transaction

   In reaching its determination that the Transaction is in the best interests of the Company and its shareholders, the Board of Directors considered a number of factors. The following is a list of the primary factors considered by the Board:

  . The proceeds from the sale of the Series B Shares will provide the Company with needed capital for (a) funding the expansion of its business and (b) funding expanded research and development relating to new products;

  . The anticipated positive effects upon the Company's balance sheet and results of operations from the use of the net proceeds of the financing to accelerate the Company's ability to develop and market its products;

  . The ability for the Company to gain strategic expertise from Glenmount through its partnership of experienced entrepreneurs and Glenmount's industrial links to national and international sources of technical, marketing and production expertise;

  . Glenmount's agreement to provide certain valuable advisory and consulting services under the Services Agreement and to provide active and continuing support to the Company's management in identifying, developing and executing major strategic, acquisition, operational and financial opportunities for the Company;

  . The ability of the existing shareholders of the Company to benefit from the Company's future growth which may be enhanced by the relationships with Glenmount and its affiliates;

  .  The Company's financial condition;

  . The absence of any serious offers from any other third parties regarding alternative financing opportunities, a possible acquisition of the Company's assets, or a possible merger with the Company; and

  . The limitations on the ability of Glenmount and its affiliates to take action adverse to minority shareholders under Minnesota corporate law governing a director's duties to act in good faith, in a manner the director reasonably believes to be in the best interest of the corporation and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

Reason for Shareholder Vote

   Minnesota law does not require shareholder approval of the Transaction; however, the Company's Common Stock is quoted on The Nasdaq National Market. Pursuant to the rules of the National Association of Securities Dealers, to maintain its eligibility to have its Common Stock quoted on The Nasdaq National Market, the Company must obtain shareholder approval for the issuance of Common Stock or securities convertible or exercisable for Common Stock if the voting power of the shares to be issued or issuable upon conversion or exercise of such securities equals or exceeds 20% of the voting power outstanding before the securities are first issued. Since the Series B Shares to be issued to Industrial-Works would exceed the foregoing requirement, the Company is seeking the approval of its shareholders as required by such rules.

Recent Development

   On November 24, 1999, Nasdaq notified the Company that it was no longer in compliance with the net tangible asset requirement of $4,000,000 for continued listing of shares of the Company's Common Stock on the Nasdaq National Market. As a result of the Company's failure to meet the requirements for continued listing, Nasdaq is reviewing the Company's eligibility for continued listing on the Nasdaq National Market. The Company has requested that Nasdaq defer action on the continued listing of the Company's Common Stock until after the special meeting of shareholders. If the Transaction is consummated, the Company expects that the net proceeds from the issuance of the Series B Shares will result in the Company having sufficient cash resources to meet the net tangible assets listing requirements. The continued listing of the Company's Common Stock on the Nasdaq National Market, however, will be based in part on the Company's ability to demonstrate that it can sustain compliance with the continued listing requirements.

                               ----------------

                                 PROPOSAL TWO:
                     APPROVAL OF THE VOTING AGREEMENT AND
                           THE VOTING RIGHTS OF THE
                    SHARES SUBJECT TO THE VOTING AGREEMENT

                               ----------------

   Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisition of the Company's voting stock from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party, that results in the beneficial ownership by such person of 20 percent or more of the voting stock then outstanding. See "Description of Capital Stock--Certain Provisions of the Articles of Incorporation and Bylaws and State Law Provisions with Potential Antitakeover Effects." Under Section 302A.671, the execution of the Voting Agreement could be considered a control share acquisition requiring specific shareholder approval in order for the shares to retain their voting rights. For a discussion of the terms of the Voting Agreement, see "The Transaction-- The Voting Agreement" set forth under Proposal One above.

   Section 302A.671 is not applicable to the Series B Shares, the Warrant or the shares acquired upon conversion of the Series B Shares or exercise of the Warrant because it does not apply to shares which are acquired directly from the Company. Under Section 302A.671, however, the execution of the Voting Agreement could be considered a control share acquisition by Industrial-Works of more than 20 percent of the Company's outstanding voting stock, in that the execution of such agreement would result in Industrial-Works being deemed to beneficially own the shares, options and warrants subject to the Voting Agreement (the "Voting Agreement Shares"). Industrial-Works has submitted to the Company the information statement required by Section 302A.671, which information statement is attached hereto as Appendix E.

   As the execution of the Voting Agreement is a transaction contemplated by the Purchase Agreement, and the Board of Directors has recommended that its shareholders approve the transactions contemplated under the Purchase Agreement, the Company's Board of Directors believes it is appropriate and in the best interests of the Company and its shareholders that the Company's shareholders approve the Voting Agreement. In addition, the Company believes it is in the best interests of all its shareholders to specifically approve the voting rights of the Voting Agreement Shares so that those Voting Agreement Shares in excess of 20% of the Company's outstanding voting stock do not temporarily lose their voting rights under Section 302A.671.

  Votes Required to Approve Proposal

   The approval of Proposal Two at the special meeting will require the affirmative vote of the Company's shareholders as follows:

  . The affirmative vote of the holders of a majority of voting power of all shares entitled to vote, including the Voting Agreement Shares; and

  . The affirmative vote of the holders of a majority of voting power of all shares entitled to vote, excluding the Voting Agreement Shares.

   THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE VOTING AGREEMENT AND THE VOTING RIGHTS OF THE SHARES SUBJECT TO THE VOTING AGREEMENT.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to beneficial ownership of the Company's Common Stock as of December 4, 1999, by:
(i) each director of the Company, (ii) each named executive officer of the Company, (iii) all directors and executive officers of the Company as a group and (iv) each person or entity known by the Company to own beneficially more than five percent of the Company's Common Stock. Unless otherwise indicated, the business address of the individuals listed below is 7631 Anagram Drive, Eden Prairie, MN 55344.

                              Prior to the Transaction  After the Transaction
                              ------------------------ ------------------------
                                 Shares    Percent of     Shares    Percent of
                              Beneficially Outstanding Beneficially Outstanding
Name                           Owned (1)   Shares (1)   Owned (1)   Shares (1)
----                          ------------ ----------- ------------ -----------
Robert C. Szymborski (2).....    845,416       9.4%       845,416       6.2%
Brightstone Entities (3).....    623,334       7.0%       623,334       4.6%
Network General Corporation
 (4).........................    623,077       7.0%       623,077       4.6%
Gary J. Beeman (5)...........    458,152       5.1%       458,152       3.3%
David C. Malmberg (6)........    278,900       3.0%       278,900       2.0%
Robert W. Heller (7).........     80,000         *         80,000         *
David G. Mell (8)............     76,500         *         76,500         *
James A. Bernards (9)........     64,175         *         64,175         *
Richard J. York (10).........     31,250         *         31,250         *
Industrial-Works Holding
 Corp........................          0         0      4,250,000        32%
All directors and current
 executive
 officers as a group (7
 persons)....................  1,860,893      19.6%     1,860,893      13.1%

--------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of December 4, 1999 are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options and 12,500 shares of Common Stock issuable upon exercise of warrants.

(3) Includes 160,000 shares of Common Stock held of record by Brightstone IV Partners ("Brightstone IV"); 200,000 shares of Common Stock held of record by Brightstone Fund V Partnership ("Brightstone V"); 100,000 shares of Common Stock held of record by Brightstone Fund VI L.P. ("Brightstone VI"); 83,334 shares of Common Stock held of record by Brightside Fund Limited Partnership ("Brightside"); 50,000 shares of Common Stock held of record by Brightstone Fund VII L.P. ("Brightstone VII," and, together with Brightstone IV, Brightstone V, Brightstone VI, and Brightside, the "Brightstone Entities"); 15,000 shares of Common Stock issuable upon the exercise of warrants issued to Brightstone IV; and 15,000 shares of Common Stock issuable upon exercise of warrants issued to Brightstone V. Brightstone IV, Brightstone V, Brightstone VI, Brightstone VII and Brightside are all limited partnerships of which Brightstone Capital Ltd., LLC ("Brightstone Capital") is the general partner; Brightstone Capital is a limited liability company of which Mr. Bernards is President. The address of the Brightstone Entities is 7200 Metro Boulevard, Edina, Minnesota 55439. Mr. Bernards disclaims beneficial ownership of these funds.

(4) Includes 46,154 shares of Common Stock issuable upon exercise of warrants.

(5) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options.

(6) Includes 245,000 shares of Common Stock issuable pursuant to currently exercisable options and 10,000 shares of Common Stock issuable upon exercise of warrants.

(7) Includes 55,000 shares of Common Stock issuable pursuant to currently exercisable options.

(8) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options and 12,500 shares of Common Stock issuable upon exercise of warrants.

(9) Includes 39,175 shares of Common Stock issuable pursuant to currently exercisable options. See also Note 3.

(10) Includes 26,750 shares of Common Stock issuable pursuant to currently exercisable options.

                         DESCRIPTION OF CAPITAL STOCK

General

   The Company currently is authorized to issue 30,000,000 shares of Common Stock (the "Common Stock") and 5,000,000 shares of undesignated preferred stock. Upon the closing of the Transaction, 750,000 shares of the preferred stock will be undesignated and 4,250,000 shares will designated Series B Convertible Participating Preferred Stock.

   The following summary of certain provisions of the Company's capital stock describes all material provisions of, but does not purport to be complete and is subject to, and qualified in its entirety by, the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws of the Company and by the provisions of applicable law.

Common Stock

   As of December 4, 1999, there were 8,894,426 shares of Common Stock outstanding held of record by 164 stockholders.

   The issued and outstanding shares of Common Stock are, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and the exercise of the Warrant will be, validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. The shares of Common Stock are neither redeemable nor convertible and the holders thereof have no preemptive or subscription rights to purchase any securities of the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any preferred stock then outstanding, including the right to participate in distributions. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders.

Warrants

   As of December 4, 1999, there were outstanding warrants to purchase an aggregate of 2,233,054 shares of Common Stock at a weighted average exercise price of $2.29 per share. These warrants are exercisable at prices ranging from $1.00 to $7.80 at various times through September 2004.

Preferred Stock

   The Board of Directors of the Company is authorized to issue 5,000,000 shares of undesignated preferred stock. The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series. The Company's shareholders are being asked to vote on the Transaction for the reasons described under "Reason for Shareholder Vote."

Rights and Preferences of the Series B Convertible Participating Preferred
Stock

   As of December 29, 1999, no shares of Series B Preferred Stock were issued or outstanding. At the Closing, the Company will issue 4,250,000 shares of Series B Preferred Stock to Industrial-Works for an aggregate purchase price of $4,250,000, pursuant to the terms set forth in the form of Certificate of Designation for Series B Convertible Participating Preferred Stock approved by the Board of Directors and attached as Exhibit A to the

Appendix F to this Proxy Statement. The holders of Series B Preferred Stock will be entitled to significant rights, preferences and privileges as follows:

   Dividends. The holders of Series B Preferred Stock will be entitled to dividends only if the Board of Directors declares such dividends.

   Liquidation Preference. In the event of any liquidation of the Company, the holders of the Series B Preferred Stock will be entitled to receive out of the surplus funds and the proceeds of the Company's assets $1.00 per share of Series B Preferred Stock plus any accrued and unpaid dividends thereon (the "Preferred Amount"). The right of the holders of Series B Preferred Stock to receive the Preferred Amount upon the liquidation of the Company shall take preference and occur prior to the distribution of any of the Company's surplus funds, assets or proceeds therefrom to the holders of any other class of shares of the Company (including the Common Stock) ranking junior to the Series B Preferred Stock. After the distribution of the Preferred Amount, subsequent distributions may be made to holders of classes of preferred stock ranking junior to the Series B Preferred Stock and to the holders of the Common Stock until the holders of the Common Stock have received an amount per share equal to the Preferred Amount. Thereafter, any remaining surplus funds, assets or proceeds therefrom shall be distributed equally to the holders of the Series B Preferred Stock and the Common Stock, counting the Series B Preferred Stock on an as-converted basis.

   Redemption. Neither the holders of the Series B Preferred Stock nor the Company shall have any rights of redemption of the Series B Preferred Stock.

   Special Voting Rights for Directors. As long as the Series B Preferred Stock remains outstanding, the holders of the Series B Preferred Stock shall have the right to act as a class to elect three (3) members of the Company's Board of Directors, to terminate any of such members of the Board of Directors and to fill any vacancies among directors so elected or terminated. Upon the occurrence of any of the following events, the holders of the Series B Preferred Stock shall have the authority to act as a class to elect by majority vote two (2) additional members of the Board of Directors (the "Additional Directors"), thus increasing the size of the Board of Directors from seven (7) to nine (9) (each such event listed below, a "Triggering Event"):

   (a) the Company incurs operating losses in excess of $1,000,000 for the fourth quarter of 1999;

   (b) the Company incurs operating losses in excess of $100,000 for the first quarter of 2000;

   (c) the Company incurs an operating loss in any amount for the second quarter of 2000;

   (d) the Company achieves operating income of less than $200,000 in the third quarter of 2000;

   (e) the Company achieves operating income of less than $400,000 in the fourth quarter of 2000;

   (f) the Company achieves operating income of less than $600,000 in the first quarter of 2001;

   (g) the Company achieves operating income of less than $800,000 in the second quarter of 2001; or

   (h) the Company achieves operating income of less than $1,000,000 in the third quarter of 2001.

   If the holders of the Series B Preferred Stock have not exercised their conversion rights (as described below) within six (6) months after the election of the Additional Directors, the right of the holders of the Series B Preferred Stock to name Additional Directors shall lapse and the number of members of the Board of Directors shall revert to seven (7).

   Other Voting Rights. The holders of the Series B Preferred Stock will vote on all matters presented to the Company's shareholders on an as-converted to Common Stock basis. In addition, the Company shall not take any of the following actions without the prior affirmative written consent of the holders of at least two-thirds (2/3) of the Series B Preferred Stock:

   (a) alter or amend, whether by merger or otherwise, any of the rights, preferences or privileges of the Series B Preferred Stock;

   (b) amend, alter, repeal or modify the Company's Articles of Incorporation or Bylaws, any certificate of designation or preferences relating to any series of preferred stock or any other class of capital stock, or the terms or provisions of any option or convertible security;

   (c) create, authorize, issue or change the authorized number of any securities or shares of any such class or series of securities which: (i) rank senior to or on parity with the Series B Preferred Stock created in the Transaction; (ii) have the right to cast more than one vote per share, and/or have the right, voting as a class or series, to elect one or more members of the Board of Directors; or (iii) are in any way convertible into or exchangeable for shares of any of the foregoing;

   (d) initiate or cause or allow to be initiated, whether in a single transaction or series of related transactions, any of the following events:
(i) the commencement by the Company of a voluntary bankruptcy case or of any undertaking or third-party proceeding relating to any reorganization, arrangement, adjustment of debt, relief of debtors, custodial appointment, dissolution, insolvency or liquidation or similar action involving the Company; (ii) the commencement of an involuntary bankruptcy case against the Company, unless such petition is opposed by the Company within fifteen (15) days or is dismissed within sixty (60) days after commencement thereof; or
(iii) the occurrence of either the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party other than the holder of a majority of the Series B Preferred Stock, or any other transaction that would cause the shareholders of the Company immediately prior to the consummation of such transaction to possess less than fifty percent (50%) of the voting securities of the surviving or continuing entity after the transaction, unless such transaction has been approved by the vote of all members of the Board of Directors that have been appointed or nominated by the holders of the Series B Preferred Stock;

   (e) enter into any merger or consolidation with any other person that results in the holders of the Company's capital stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's capital stock after such transaction;

   (f) discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole;

   (g) initiate or cause or allow to exist any recapitalization of the Company or reclassification of any of the Company's authorized capital stock into any other class or series of capital stock;

   (h) redeem any shares of the Company's capital stock;

   (i) acquire in any manner an ownership interest in any business entity's equity or assets where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000;

   (j) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

   (k) increase the number of directors to a number greater than seven (7), except upon the occurrence of a Triggering Event;

   (l) make any material change in the nature of its business as conducted on the date the Series B Preferred Stock is issued, or fail to conduct its business in the ordinary course in a manner consistent with past practice;

   (m) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company in any transaction or transactions that calls for payments in excess of $500,000;

   (n) establish or purchase any subsidiary;

   (o) enter into any agreements, transactions or leases not in the ordinary course of the Company's business that call for payments in excess of $250,000;

   (p) incur new or additional indebtedness in excess of $500,000, unless such indebtedness extends, renews, refinances or amends certain existing credit agreements;

   (q) increase the compensation of any member of management by greater than ten percent (10%) in any single fiscal year (including without limitation by issuance of warrants, options or other contingent compensation) or hire any employee whose total annual compensation will exceed $125,000, unless such transaction has been approved by the vote of all members of the Board of Directors that have been appointed or nominated by the holders of the Series B Preferred Stock; or

   (r) enter into any transaction, except for transactions on customary and reasonable terms, with: (i) any of the Company's affiliates, employees or shareholders holding more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company; (ii) any member of the immediate family of any person set forth in clause (i); or (iii) any corporation, partnership, trust or other entity in which any person set forth in clauses (i), (ii), or (iii), or member of the family of any such person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof.

   Conversion. At any time, each holder of a share of Series B Preferred Stock may convert such share of Series B Preferred Stock into Common Stock. The conversion rate will initially be one share of Series B Preferred Stock to Common Stock. This conversion rate may be proportionately adjusted in the event of stock splits and combinations, stock dividends and distributions, reclassification of stock, a reorganization of the Company, or certain sales of shares below the conversion price then in effect

   Preemptive Rights. The Company will first offer to the holders of the Series B Preferred Stock the right to purchase shares in any offering of additional securities of the Company in a manner which allows the holders of the Series B Preferred Stock to maintain such holders' aggregate percentage ownership of the Company's Common Stock on a fully diluted, as-converted basis.

Certain Provisions of the Articles of Incorporation and Bylaws and State Law Provisions with Potential Antitakeover Effects

   The existence of authorized but unissued preferred stock, described above, and certain provisions of Minnesota law, described below, could have an anti-takeover effect. These provisions are intended to provide management with flexibility, to enhance the likelihood of continuity and stability in the composition of our Board of Directors and its policies, and to discourage an unsolicited takeover of the Company if the Board of Directors determines that such a takeover is not in the best interests of the Company and its shareholders. However, these provisions could have the effect of discouraging attempts to acquire the Company, which could deprive the Company's shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

   Section 302A.671 of the Minnesota Business Corporation Act applies, with exceptions, to any acquisition of the Company's voting stock from a person other than the Company, and other than in connection with certain mergers and exchanges to which the Company is a party, that results in the beneficial ownership by such person of 20 percent or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the Company's shareholders before its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or after the date on which the shareholders voted not to grant voting rights to the acquiring person's shares.

   Section 302A.671 is not applicable to the Series B Shares, the Warrant or the shares acquired upon conversion of the Series B Shares or exercise of the Warrant because it does not apply to shares which are acquired directly from the corporation. The Company is seeking shareholder approval of the Voting Agreement, however, because under Section 302A.671, the execution of the Voting Agreement could be considered a control share acquisition by Industrial-Works of more than 20 percent of the Company's outstanding voting stock, in that the execution of such agreement would result in Industrial-Works being deemed to beneficially own the shares subject to the Voting Agreement. See "Proposal Two: Approval of Voting Agreement and the Voting Rights of the Shares Subject to the Voting Agreement." Following consummation of the Transaction, Industrial-

Works will own or have the right to acquire approximately 35% of the Company's outstanding shares upon conversion of the Series B Shares and exercise of the Warrant. Due to the calculation of "beneficial ownership" under Section 302A.671, the Voting Agreement could be deemed to confer "ownership" of an additional 28%, thus bringing total "ownership" for purposes of Section 302A.671 to more than 50%. However, voting power would be less unless (i) all warrants and options covered by the Voting Agreement are exercised, (ii) no other warrants or options are exercised and (iii) no shares issued to parties signing the Voting Agreement are sold to others. Therefore, no restrictions under Section 302A.671 will apply to Industrial-Works following the Closing unless its beneficial ownership falls below 50% and then Industrial-Works subsequently intends to acquire, other than from the Company, beneficial ownership of shares resulting in voting power greater than 50%.

   Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by and between the Company (or any subsidiary thereof) and any shareholder that purchases 10 percent or more of the Company's voting shares within four years following the interested shareholder's share acquisition date. The business combination may be permitted if it is approved by a committee of all of the disinterested members of the Company's Board of Directors before the interested shareholder's acquisition date.

   On November 19, 1999, a special committee of all of the disinterested directors of the Company's Board of Directors (the "Special Committee") authorized the Transaction, including authorizing the Company to enter into the Voting Agreement. Therefore, Section 302A.673 is not applicable to Industrial-Works with respect to the Transaction, and will not be applicable with respect to any future transaction between the Company and Industrial-Works.

Registration Rights

   The holders of the Series B Preferred Stock and the Warrant and their permitted transferees (the "Holders") will be entitled to certain rights with respect to the registration of such shares of Common Stock obtained by the Holders upon the conversion of the Series B Preferred Stock and the exercise of the Warrant (such shares of Common Stock, the "Registrable Securities").

   Under the terms of an agreement between the Company and the Holders, the holders of Registrable Securities exercisable or convertible into at least 1,500,000 shares of Common Stock may require, on two occasions after the first anniversary of the closing of the Transaction, that the Company use its best efforts to register the Registrable Securities for public resale. In addition, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, the Holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. The holders of Registrable Securities exercisable or convertible into at least 1,500,000 shares of Common Stock may also require the Company to register all or a portion of their Registrable Securities on Form S-3 under the Securities Act when use of such form becomes available to the Company. All such registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares to be included in such registration.

   In addition to the registration rights granted to the holders of Series B Shares and the Warrant, of the outstanding warrants to purchase an aggregate of 2,233,054 shares of Common Stock, holders of warrants to purchase an aggregate of 2,186,900 shares of Common Stock have piggyback registration rights. Of these warrants to purchase an aggregate of 2,186,900 shares of Common Stock, holders of warrants to purchase an aggregate of 1,862,500 shares of Common Stock also have demand registration rights. Finally, holders of warrants to purchase an aggregate of 212,500 shares of Common Stock also have standard Form S-3 registration rights.

   If the holders of warrants, by exercising their demand registration rights, cause a large number of securities to be registered and sold in the public market, such sales could have an adverse effect on the market price for the Company's Common Stock. If the Company were to initiate a registration and include shares held by such holders pursuant to the exercise of their piggyback registration rights, such sales might have an adverse effect on the Company's ability to raise capital.

                     SELECTED CONSOLIDATED FINANCIAL DATA

   The data set forth below should be read in conjunction with the consolidated financial statements and related notes on pages F-3 through F-18.

   The statements of operations and balance sheet data as of and for the years ended January 3, 1999, January 4, 1998, January 5, 1997, and December 31, 1995 and 1994 are derived from, and are qualified by reference to the audited consolidated financial statements included elsewhere in this Proxy or as previously filed with the Securities and Exchange Commission and should be read in conjunction with those consolidated financial statements and notes thereto. The selected consolidated financial data as of and for the nine months ended October 3, 1999 and October 4, 1998 have been derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results for the nine months ended October 3, 1999 are not necessarily indicative of the results expected for the entire year.

Selected Consolidated Statements of Operations Data:

                                                                                  Years Ended
                            Nine Months Ended                                     December 31,
                          ---------------------                                  ---------------
                                                Year Ended Year Ended Year Ended
                          October 3, October 4, January 3, January 4, January 5,
                             1999       1998       1999       1998       1997     1995    1994
                          ---------- ---------- ---------- ---------- ---------- ------  -------
                                        (in thousands, except per share amounts)
Net sales...............   $18,313    $13,632    $20,002    $23,815    $13,111   $8,242  $ 2,742
Cost of sales...........    13,095      9,945     14,200     14,620      7,930    4,777    1,954
                           -------    -------    -------    -------    -------   ------  -------
 Gross profit...........     5,218      3,687      5,802      9,195      5,181    3,465      788
Operating expenses:
 Sales and marketing....     4,034      4,154      5,482      5,043      3,616    1,726      928
 General and
  administrative........     2,258      2,230      2,915      3,034      2,232    1,169      762
 Research and
  development...........     2,486      2,380      3,214      1,884      1,896      948
 Product upgrade and
  restructuring costs...       400      1,472      1,473        --         --       --       --
                           -------    -------    -------    -------    -------   ------  -------
  Total operating
   expenses.............     9,178     10,236     13,084      9,961      7,744    3,843    2,455
                           -------    -------    -------    -------    -------   ------  -------
Operating loss..........    (3,960)    (6,549)    (7,282)      (766)    (2,563)    (378)  (1,667)
Interest expense and
 other, net.............       (54)       137        158       (258)      (356)     (69)     (21)
                           -------    -------    -------    -------    -------   ------  -------
Net loss from continuing
 operations.............    (4,014)    (6,412)    (7,124)    (1,024)    (2,919)    (447)  (1,688)
Loss from discontinued
 operation(1)...........       --         --         --         --        (377)    (180)     --
                           =======    =======    =======    =======    =======   ======  =======
Net loss................   $(4,014)   $(6,412)   $(7,124)   $(1,024)   $(3,296)  $ (627) $(1,688)
                           =======    =======    =======    =======    =======   ======  =======
Basic and diluted loss
 per common share:
Net loss per common
 share from continuing
 operations.............   $  (.45)   $  (.73)   $  (.81)   $  (.12)   $  (.45)  $ (.07) $  (.31)
Loss per common share
 from discontinued
 operation(1)...........       --         --         --         --        (.06)    (.03)     --
                           =======    =======    =======    =======    =======   ======  =======
Net loss per common
 share..................   $  (.45)   $  (.73)   $  (.81)   $  (.12)   $  (.51)  $ (.10) $  (.31)
                           =======    =======    =======    =======    =======   ======  =======
Weighted average common
 shares outstanding.....     8,868      8,792      8,799      8,242      6,442    6,131    5,430
                           =======    =======    =======    =======    =======   ======  =======

Selected Consolidated Balance Sheet Data:

                         October 3, January 3, January 4, January 5, December 31, December 31,
                            1999       1999       1998       1997        1995         1994
                         ---------- ---------- ---------- ---------- ------------ ------------
                                       (in thousands, except per share amounts)
Cash and cash
 equivalents............  $  1,175   $  1,690   $ 3,219    $ 2,132     $   113      $   126
Working capital.........     2,971      4,077    11,517      1,042       1,685        1,317
Total assets............    11,451     10,956    16,120      9,906       4,559        3,603
Long-term debt and
 capital lease
 obligations, less
 current portion........     2,167         97        23         67          62           11
Total debt..............     2,207        110        70      6,150       1,254          809
Accumulated deficit.....   (18,465)   (14,452)   (7,327)    (6,303)     (2,805)      (2,173)
Total shareholders'
 equity.................     2,741      5,793    12,799      1,813       2,132        1,636

--------
(1) In November 1996, the Company's Board of Directors approved the distribution of all of the issued and outstanding shares of the common stock of the Company's wholly-owned subsidiary, Paragon, as a dividend to shareholders of record of the Company as of November 15, 1996. Paragon's results of operations for the years ended December 31, 1995 and January 5, 1997, as well as the estimated loss from disposition, have been presented as a discontinued operation in the above Statements of Operations Data.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward Looking Statements

   Statements other than historical information contained herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein and in future filings by the Company with the Securities and Exchange Commission, in the Company's press releases and in oral statements made with the approval of an authorized executive officer, the words or phrases "believes," "anticipates," "expects," "intends," "estimates," "should," "may" or similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve risks and uncertainties that may cause the Company's actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the following: risks associated with the development of new products, market acceptance of new products, technological obsolescence, dependence on third-party manufacturers and suppliers, risks associated with the Company's dependence on proprietary technology, and the long customer sales cycle. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances after the date of such statements. Readers are urged to carefully review and consider the various disclosures made by the Company herein and in the Company's reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business. The Company's forward-looking statements are qualified in their entirety by the cautions and risk factors set forth under the "Cautionary Statement" filed as Exhibit 99.1 to its Form 10-K for the year ended January 3, 1999.

Results of Operations

Nine Months Ended October 3, 1999 and October 4, 1998

   The following table sets forth certain financial data expressed as a percentage of net sales for the periods indicated:

                               For the Three Months   For the Nine Months
                                       Ended                 Ended
                               --------------------- ---------------------
                               October 3, October 4, October 3, October 4,
                                  1999       1998       1999       1998
                               ---------- ---------- ---------- ----------
Net sales.....................    100%       100%       100%       100%
Cost of sales.................     74         67         72         73
Gross profit..................     26         33         28         27
Operating expenses:
Sales and marketing...........     33         29         22         30
General and administrative....     15         15         12         16
Research and development......     17         19         14         18
Restructuring and product
 upgrade costs................      8          4          2         11
                                  ---        ---        ---        ---
Total operating expenses......     73         67         50         75
                                  ---        ---        ---        ---     ---
Operating loss................    (47)       (34)       (22)       (48)
Interest income (expense) and
 other, net...................     (1)         1          *          1
                                  ---        ---        ---        ---
Net loss......................    (48)%      (33)%      (22)%      (47)%
                                  ===        ===        ===        ===

--------
*Less than .5%.

   Net Sales. The Company's net sales increased 8% from $4.4 million in the third quarter of fiscal 1998 to $4.8 million for the third quarter of fiscal 1999 and increased 34% from $13.6 million in the first nine months of 1998 to $18.3 million for the comparable period in 1999. The year-to-date increase was partially due to significant customer contracts in the first six months of 1999 for the 5000 Series Workstation, offset by a decrease in sales of the 7000 Series Workstation due to customer anticipation of the 8000 Series Workstation, a technologically enhanced and updated product. Unit volumes of the 5000 Series Workstation decreased 16% from the third quarter of 1998 to the third quarter of 1999; however, the volumes increased 84% from the first nine months of 1998 to the comparable period in 1999 due to significant customer sales in the trucking industry. Unit volumes of the 7000 Series Workstation decreased 29% from the third quarter of 1998 to the third quarter of 1999 and 19% from the first nine months of 1998 to the first nine months of 1999. Sales of the 5000 Series Workstations represented 35% and 52% of net sales for the nine months ended October 4, 1998 and October 3, 1999, respectively. Sales of the FW2000 Series Embedded Vehicle Server were $0.8 million for the nine months ended October 3, 1999. Revenue of $0.7 million for the FW2000 Series during the third quarter of 1999 was less than anticipated due to initial production delays and supplier constraints. Production of the FW2000 began in mid-1999; therefore, there were no comparable sales in 1998. Professional Services revenue, including product upgrades, technical support and non-standard product sales accounted for $1.0 million, or 20% of net sales, for the third quarter of 1999 and $2.7 million, or 15% of net sales, for the first nine months of 1999. Professional services revenue was not significant in 1998.

   The Company has focused its marketing efforts on the transportation, public services and government/military markets with emphasis on service bay, mobile communications and test measurement/data acquisition applications. Two customers, John Deere Information Systems and Ryder Transportation Services, represented over 10% of the Company's net sales or $0.8 million and $0.7 million, respectively for the third quarter of 1999 and one customer, Navistar International, represented revenues of $0.5 million in the third quarter of 1998.

   International sales decreased from $3.5 million, or 26% of net sales, for the first nine months of 1998 to $2.7 million, or 15% of net sales, for the comparable period in 1999. The decrease in international sales for the first nine months of 1999 as compared to the same period in 1998 was due to the level of significant contracts with domestic customers and order acceleration by international customers in late 1998. Additionally, international customers are waiting for the enhanced 8000 Series Workstation which is currently in the pre-production testing phase. The majority of international sales, approximately 69%, are in Europe.

   Gross Profit. Gross profit decreased from $1.4 million, or 33% of net sales, for the third quarter of 1998 to $1.2 million, or 26% of net sales, for the third quarter of 1999. Gross profit increased from $3.7 million, or 27% of net sales, for the first nine months of 1998 to $5.2 million, or 28% of net sales, for the first nine months of 1999. Gross margin for the first nine months in 1998 was negatively impacted by an inventory writedown of $1.0 million in the second quarter. This writedown related to excess and obsolete inventory due to product changes in response to technological developments and market needs. In 1999, sales under high volume contracts, which include volume discounts, comprised a significant portion of sales for the first nine months. Additionally, gross margin was negatively impacted by disposition of previously identified obsolete inventory during the first nine months of 1999. Recovery on this inventory has been less than anticipated resulting in additional write-off of $264,000. Gross margin was also negatively impacted by start-up costs associated with the introduction of the FW2000 Series. The Company's gross profit margin will fluctuate as a result of a number of factors, including mix of products sold, inventory obsolescence, the proportion of international sales, utilization of manufacturing capacity, large customer contracts (with the associated volume discounts) and outsourcing expenses.

   The Company has identified contract manufacturers for outsourcing of certain manufacturing activities and expects complete implementation in the first quarter of 2000. The Company will initially outsource the final assembly process with the intent of improving design for manufacturability. Final integration work will remain at the Company, as appropriate.

   Sales and Marketing. Sales and marketing expenses include salaries, sales commissions, travel, technical support and professional services personnel, advertising, promotions and trade shows. In addition, these expenses include the labor and material costs related to maintaining the Company's standard one-year warranty on its products. Sales and marketing expenses increased from $1.3 million, or 29% of net sales, for the third quarter of 1998 to $1.6 million, or 33% of net sales, for the comparable period in 1999. This increase is a result of establishing the Professional Services organization and the writedown of demonstration equipment in 1999. In the first nine months of 1998, sales and marketing expenses were $4.2 million and 30% of net sales as compared to $4.0 million and 22% of net sales in the first nine months of 1999. The decrease in the nine-month period was due to a reduction in promotion and advertising expenses as vertical market strategies were developed, as well as other cost control initiatives. In addition, warranty expense decreased due to enhanced performance and specific component level repair.

   General and Administrative. General and administrative expenses include the Company's executive, finance and administration, human resources, and information services departments. These expenses increased from $0.6 million for the quarter ended October 4, 1998, to $0.7 million for the quarter ended October 3, 1999. As a percentage of net sales, general and administrative expenses remained constant at 15% for the quarters ended October 4, 1998 and October 3, 1999. General and administrative expenses increased slightly from $2.2 million for the first nine months of 1998 as compared to $2.3 million for the first nine months and 1999 and represented 16% and 12% of net sales, respectively. The increase is partially due to organizational changes resulting from outsourcing activities.

   Research and Development. Research and development expenses are incurred in the design, development and testing of new or enhanced products, services and customized computing platforms. These costs are expensed as incurred. Research and development expenses remained constant at $0.8 million for the third quarters of 1998 and 1999. As a percentage of net sales, research and development costs were 19% and 17% for the third quarter of 1998 and 1999, respectively. Research and development expenses increased slightly from $2.4 million for the first nine months of 1998 to $2.5 million for the comparable period in 1999. As a percentage of net sales, research and development expenses decreased from 18% for the first nine months of 1998 to 14% for the first nine months of 1999. The $0.1 million increase was primarily due to the development of new products, including the FieldWorks 2000 Series Mobile Embedded Vehicle System and engineering support of customer-specific applications.

   Restructuring and Product Upgrade Costs. Restructuring and product upgrade costs were $0.2 million, or 4% of net sales, for the third quarter of 1998 as compared to $0.4 million, or 8% of net sales for the third quarter of 1999. Restructuring and product upgrade costs decreased from $1.5 million, or 11% of net sales, for the first nine months of 1998 to $0.4 million, or 2% of net sales, for the first nine months of 1999. In 1999, the costs were due to severance charges from reorganizational efforts related to outsourcing the manufacturing and design of products. In 1998, these costs related to the discontinuation of the 5000 Series I Workstation, as well as other internal reorganization efforts.

   Interest Income (Expense) and Other, Net. Net interest income was approximately $34,000 for the third quarter of 1998 compared to net interest expense of $36,000 for the comparable period in 1999. Net interest income for the first nine months of 1998 was $137,000 compared to net interest expense of $54,000 for the comparable period in 1999. The increase in interest expense is due to borrowings on the Company's line of credit. The Company will continue recording interest expense from both its line of credit and interest payments on its subordinated notes issued in September 1999. Additionally, financing costs of $882,000 related to warrants issued in September 1999 will be amortized over the next two years.

Years Ended January 3, 1999 and January 4, 1998

   Net Sales. Net sales for 1998 were $20.0 million, a decrease of $3.8 million or 16% from 1997 net sales of $23.8 million. The decrease in sales was due primarily to several factors relating to the 5000 Series product. During mid-1998 the 5000 Series II product was released which provided technology upgrades, lower pricing and improved performance and reliability over the 5000 Series I. Sales of the 5000 Series products represented 38% and 46% of net sales or $7.6 million and $10.9 million in 1998 and 1997, respectively. Sales of the 7000 Series product were comparable in 1998 and 1997.

   International sales slightly decreased to $5.6 million, or 28% of net sales for 1998, from $6.0 million, or 25% of net sales in 1997. The majority of international sales are in Europe, including $4.0 million in 1998 and $3.4 million in 1997.

   Gross Profit. Gross profit decreased $3.4 million from $9.2 million in 1997 to $5.8 million in 1998. Gross profit margins, as a percentage of net sales, decreased from 39% to 29%. This decrease was the result of the impact of fixed manufacturing overhead costs allocated over reduced production volume in 1998. Additionally, gross profit was negatively impacted by a $1.0 million write down of inventory in the second quarter of 1998. These charges were due to discontinuation of the 5000 Series I product and other product changes in response to technological and market developments.

   Gross profit for all periods presented reflects the Company's reclassification of certain warranty-related costs from cost of sales to sales and marketing expense. The impact was to decrease cost of sales and increase gross profit by $458,000, or 2% of net sales in 1998 and by $774,500, or 3% of net sales for 1997.

   Sales and Marketing. Sales and marketing expenses include salaries, incentive compensation, commissions, travel, trade shows, and general advertising and promotion. These expenses also include the costs related to maintaining the Company's standard one-year warranty program. Sales and marketing expenses were $5.5 million in 1998, an increase of $0.5 million as compared to $5.0 million in 1997. As a percentage of net sales, sales and marketing expenses increased from 21% in 1997 to 27% in 1998. The increase in expenses was primarily due to expansion of the sales force including the addition of the professional services group.

   General and Administrative. General and administrative expenses include the Company's executive, finance, information services and human resources cost centers. These expenses decreased slightly from $3.0 million or 13% of net sales in 1997 to $2.9 million or 15% of net sales in 1998.

   Research and Development. Research and development expenses are incurred in the design, development and testing of new platforms, and in the enhancement and testing of existing products. All research and development costs are expensed as incurred. These expenses increased from $1.9 million or 8% of net sales in 1997 to $3.2 million or 16% of net sales in 1998. This increase was primarily attributable to the introduction of the 5000 Series II and development of the 2000 Series product.

   Product Upgrade and Restructuring Costs. Product upgrade and restructuring costs were $1.5 million or 8% of net sales in 1998. There were no such costs during 1997. These costs related to the discontinuation of the 5000 Series I platform, as well as other internal reorganization efforts. During 1998, the Company introduced the 5000 Series II platform, which has expanded features and increased performance. The Company also established reserves in 1998 to address any customer or upgrade issues with respect to the 5000 Series I. In addition, the Company incurred expenses relating to restructuring and severance costs.

   Interest Expense and Other, Net. Net interest income of $158,000 was recorded in 1998 as compared to net interest expense of $258,000 in 1997. Proceeds from the initial public offering were used to repay debt in the first and second quarters of 1997.

Years Ended January 4, 1998 and January 5, 1997

   Net Sales. The Company's net sales increased 82% from $13.1 million in 1996 to $23.8 million in 1997. The increase was primarily attributable to a 97% increase in the number of units sold, offset by both a decrease in the average selling price of the 7000 Series and an increase in sales of the 5000 Series, which carries lower pricing. International sales increased to $6.0 million or 25% of net sales in 1997 as compared to $3.2 million or 24% of net sales in 1996.

   Gross Profit. Gross profit increased 77% from $5.2 million in 1996 to $9.2 million in 1997. As a percentage of net sales, gross profit margins decreased slightly from 40% to 39%. The addition of the 5000 Series product at lower margins offset the increase in volume.

   Sales and Marketing. Sales and marketing expenses increased from $3.6 million in 1996 to $5.0 million in 1997. As a percentage of net sales, sales and marketing expenses decreased from 28% in 1996 to 21% in 1997. The increased expenses were primarily due expansion in the Company's direct sales force and sales commissions.

   General and Administrative. General and administrative expenses increased from $2.2 million or 17% of net sales in 1996 to $3.0 million or 13% of net sales in 1997. The increase was attributable to additional compensation expense due to an expanded executive management team and the move of primary operations to a new facility.

   Research and Development. Research and development expenses remained consistent at $1.9 million in 1997 and 1996. These expenses decreased as a percentage of net sales from 14% in 1996 to 8% in 1997. The increase in salaries and related expenses was offset by a reduction in product development costs in 1997.

   Interest Expense and Other, Net. Interest expense, net of interest income, decreased from $356,000 in 1996 to $258,000 in 1997. Proceeds from the initial public offering were used to repay debt in March and April of 1997, with interest income earned on remaining proceeds for the rest of the year.

Liquidity and Capital Resources

   On November 20, 1999, the Company signed a Securities Purchase Agreement with Industrial-Works Holding Corp. ("Industrial-Works"), a wholly owned subsidiary of Glenmount International, L.P., regarding the issuance of shares of convertible preferred stock. The number of shares to be issued will be 4,250,000 at $1.00 per share, with the Company receiving $4.25 million from such issuance.

   The Company will issue Industrial-Works a warrant to purchase 500,000 shares of Common Stock, with an exercise price of $1.00. The warrant will be exercisable based on the Company's stock price performance and will expire from three years to seven years after the transaction closing date.

   The Company has entered into a one-year compensatory management services agreement with Glenmount, LLC ("Glenmount"), an affiliate of Industrial-Works, for Glenmount to provide active and continuing support to the Company's management. The focus of Glenmount will be to work collaboratively with the Company to accelerate current initiatives and to identify, develop and execute major strategic, acquisition, operational and financial opportunities.

   In September 1999, the Company completed a private placement of $3.0 million in subordinated notes. The notes bear interest at 11% per annum and mature in September 2001. Noteholders also received warrants to purchase 1.5 million shares of common stock exercisable at $1.00 per share. The warrants are exercisable for five years, and recorded at their estimated fair value at the date of issuance.

   In November 1998, the Company entered into a two-year, $3.0 million line of credit agreement. Borrowings bear interest at the greater of 4% over prime or 9%. The interest rate changed from 3% over prime to 4% over prime in the third quarter of 1999 due to default on the Company's profitability covenant. At October 3, 1999, the interest rate was 12.25%. The line of credit balance was $1.0 million as of October 3, 1999, as compared to $0.7 million at January 3, 1999. The borrowing base consists of 75% of eligible receivables plus the lesser of $600,000 or 30% of eligible inventory as defined in the agreement. Availability based on the borrowing base calculation, including accounts receivable and inventory, was $2.5 million as of October 3, 1999 and was $1.7 million, including only accounts receivable, as of January 3, 1999. The agreement contains a covenant requiring cumulative year-to-date profit on a quarterly basis. The Company was out of compliance with the covenant as of October 3, 1999, and has received a written waiver of default. Failure to comply with this covenant in the future could result in default, interest rate increases and immediate repayment requirements.

   Cash used for operating activities totaled $3.4 million for the first nine months of 1999. The Company's accounts receivable decreased $0.1 million from $3.9 million at January 3, 1999 to $3.8 million at October 3, 1999 due to timing of payments received. Inventories increased $0.7 million to $4.1 million at October 3, 1999 due to purchases for anticipated sales and backlog on the FW2000 Series product.

   The Company purchased $0.5 million of property, plant and equipment during the first nine months of 1999. The expenditures related primarily to manufacturing tooling for vendors of the Company's FW2000 Series Mobile Embedded Vehicle System. The Company anticipates maintaining this level of expenditures in the foreseeable future, as new product line developments are completed and existing platforms are enhanced.

   The Company's cash balance as of January 3, 1999 was $1.7 million as compared to the January 4, 1998 balance of $3.2 million. Cash used for operating activities totaled $1.2 million in 1998 and $3.7 million in 1997. The Company's accounts receivable decreased from $6.4 million at January 4, 1998 to $3.9 million at January 3, 1999. The decrease in accounts receivable was due to increased effort on reducing collection periods and timing of shipments at year-end. Net inventories decreased from $5.0 million at January 4, 1998 to $3.4 million at January 3, 1999. This decrease was due to an enhanced focus on inventory controls. Deferred revenue increased from $0.6 million at January 4, 1998 to $0.8 million at January 3, 1999. This increase was attributable to the sales of extended warranties. Accrued liabilities decreased from $0.5 million at January 4, 1998 to $0.3 million at January 3, 1999, due to timing of payments at year end. The Company purchased $1.1 million of property, plant and equipment in 1998 as compared to $0.9 million in 1997. The 1998 expenditures related primarily to tooling expenditures for the 5000 Series II and 2000 Series products and leasehold improvements on the new facility.

   The Company anticipates that the proceeds from the issuance of preferred stock and from its issuance of subordinated notes, together with its line of credit and anticipated cash flows, should be sufficient to fund its cash flow needs through the year 2000. However, if the Purchase Agreement between the Company and Industrial-Works is not approved or the transactions thereunder executed, the Company will pursue alternative financing options. Cash requirements for future periods depend on demand for the Company's products, cash management operations, growth rate, and acquisition strategies, among other factors. There can be no assurance that additional financing will be available, or if it is available, that it would be on terms favorable to the Company and would not be dilutive to existing shareholders.

   Year 2000

   The year 2000 issue is the result of computer programs using only the last two digits to identify the year. These programs may not be able to interpret dates beyond the year 1999, which could cause computer system failure or other errors disrupting operations. The Company is aware of the potential computing difficulties that the issue presents for the Company's operations in the year 2000 and as a result, has established an internal team, reporting to upper management, to address the issue. This team's focus includes the functioning of the Company's products, internal computer systems and non-computer operations, production processes, key vendors, vital business partners and critical customers.

   The Company's major internal information systems software was upgraded during the first quarter of 1998 to ensure year 2000 compliance and provide enhanced systems capabilities. The total cost of the implementation was $110,000. The Company plans to perform other minor upgrades to its software and hardware. Approximately 95% of the expected costs associated with internal systems software alterations have been incurred to date. The Company's internal production processes and non-information systems software have been assessed and the Company believes these items are year 2000 compliant.

   Management believes its current products are year 2000 compliant and is offering updated configuration software for products shipped in prior periods. Notification to customers of the availability of updated software has occurred. Associated costs are expected to be under $100,000. Approximately 95% of the expected costs associated with ensuring that the Company's products are year 2000 compliant have been incurred to date.

   The source of funds for upgrades to internal software, production processes and previously sold products is existing operating cash flows. There are currently no other projects within the Company that are affected by the outlay of significant resources to ensure year 2000 compliance.

   The Company's operations with respect to the year 2000 may also be affected by the readiness of other entities with which the Company transacts business. The Company has requested documentation from its vendors regarding compliance, and will evaluate alternative courses of action for vendors who are not or will not be year 2000 compliant. The Company has identified its critical vendors and is in the process of verifying which are currently year 2000 compliant. Contingency plans for all critical vendors have not yet been completed.

   The year 2000 issue creates risk for the Company from unforeseen problems in its own computer systems and from the Company's vendors. Although the Company does not believe that the year 2000 issue will have a material impact on its business, financial position, results of operations or liquidity, it is uncertain what effect any failure of the Company's systems or its vendors' systems might have on its operations.

   Although the Company intends to fully address the year 2000 issue, without further assessment or resources assigned, the Company can give no assurance that the year 2000 issue will not cause significant business disruption, including delays in parts availability resulting in potential shipping delays and/or lost revenues.

   Quantitative And Qualitative Disclosures About Market Risk

   The Company does not utilize derivative or other financial instruments for hedging or speculative purposes, and accordingly, is not exposed to these types of market risk.

   The Company is subject to interest rate risk related to its outstanding line of credit and note borrowings and any existing money market or other investment amounts. The Company's line of credit bears interest at a rate based on the prime lending rate, and any money market investments also earn interest based on market rates. The Company's long-term notes bear interest at a fixed rate. Based on current interest rate conditions, the Company does not believe that it is exposed to significant associated market risk.

   All of the Company's transactions are conducted and accounts are denominated in United States dollars and as such, the Company does not currently have exposure to foreign currency risk.

                                 OTHER MATTERS

Shareholder Proposals

   Any proposal by a shareholder to be presented at the annual meeting of shareholders to be held in 2000 which the shareholder intends to request be included in the Company's proxy statement must have been received at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 before December 13, 1999. Any other proposals to be presented at the annual meeting of shareholders to be held in 2000 must be received in writing at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed to shareholders. Any such notice must contain the specific information required by the Company's Bylaws, a copy of which will be provided to any shareholder upon written request.

Additional Matters

   The Board of Directors of the Company does not presently know of any matters to be presented for consideration at the Special Meeting other than matters described in the Notice of Special Meeting mailed together with this Proxy Statement, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Independent Public Accountants

   Arthur Andersen LLP has served as the Company's independent public accountants since 1993 and has been selected to serve as the Company's independent public accountants for the fiscal year ending January 2, 2000. Representatives of Arthur Andersen LLP will be present at the Special Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Available Information

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov. The Company Common Stock is listed and traded on The Nasdaq Stock Market; reports, proxy statements and other information concerning the Company may be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          David G. Mell
                                          President and Chief Executive
                                           Officer

Eden Prairie, Minnesota
December 29, 1999

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
ANNUAL FINANCIAL STATEMENTS--

  Report of Independent Public Accountants................................  F-2

  Consolidated Balance Sheets as of January 3, 1999 and January 4, 1998...  F-3

  Consolidated Statements of Operations for the years ended January 3,
   1999, January 4, 1998 and January 5, 1997..............................  F-4

  Consolidated Statements of Shareholders' Equity for the years ended
   January 3, 1999, January 4, 1998 and January 5, 1997...................  F-5

  Consolidated Statements of Cash Flows for the years ended January 3,
   1999, January 4, 1998 and January 5, 1997..............................  F-6

  Notes to Consolidated Financial Statements..............................  F-7

INTERIM FINANCIAL STATEMENTS (Unaudited)

  Consolidated Balance Sheets as of October 3, 1999 and January 3, 1999... F-15

  Consolidated Statements of Operations for the three and nine months ended October 3, 1999 and October 4, 1998.............................. F-16

  Consolidated Statements of Cash Flows for the nine months ended October
   3, 1999 and October 4, 1998............................................ F-17

  Notes to Consolidated Financial Statements.............................. F-18

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To FieldWorks, Incorporated:

   We have audited the accompanying consolidated balance sheets of FieldWorks, Incorporated (a Minnesota corporation) and Subsidiary as of January 3, 1999 and January 4, 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended January 3, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FieldWorks, Incorporated and Subsidiary as of January 3, 1999 and January 4, 1998, and the results of their operations and their cash flows for each of the three years in the period ended January 3, 1999 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
February 8, 1999

                            FIELDWORKS, INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                       January 3,   January 4,
                                                          1999         1998
                                                       -----------  -----------
Assets
Current Assets:
Cash and cash equivalents............................  $ 1,690,469  $ 3,218,759
Accounts receivable, net of allowance for doubtful
 accounts of $269,800 and $384,600...................    3,930,366    6,402,023
Inventories..........................................    3,400,744    5,009,137
Prepaid expenses and other...........................      121,780      186,298
                                                       -----------  -----------
Total current assets.................................    9,143,359   14,816,217
                                                       -----------  -----------
Property and Equipment:
Computers and equipment..............................    1,620,455    1,628,949
Furniture and fixtures...............................    1,109,895      378,821
Leasehold improvements...............................      458,216      184,446
Less: Accumulated depreciation.......................   (1,393,342)    (913,918)
                                                       -----------  -----------
Property and equipment, net..........................    1,795,224    1,278,298
Deposits and Other Assets, net.......................       17,385       25,555
                                                       -----------  -----------
                                                       $10,955,968  $16,120,070
                                                       ===========  ===========
Liabilities and Shareholders' Equity
Current Liabilities:
Line of credit.......................................  $   681,981  $       --
Accounts payable.....................................    1,804,186    1,489,982
Accrued warranty and product upgrade.................    1,102,798      332,053
Accrued compensation and benefits....................      376,932      410,758
Other accrued liabilities............................      321,532      455,462
Deferred revenue.....................................      765,184      563,095
Current maturities of capitalized lease obligations..       13,548       47,409
                                                       -----------  -----------
 Total current liabilities...........................    5,066,161    3,298,759
Capitalized Lease Obligations, less current
 maturities..........................................       96,868       22,693
                                                       -----------  -----------
 Total liabilities...................................    5,163,029    3,321,452
                                                       -----------  -----------

Commitments and Contingencies (Note 9)

Shareholders' Equity:
Common stock, $.001 par value, 30,000,000 shares
 authorized; 8,823,926 and 8,725,426 issued and
 outstanding.........................................        8,824        8,725
Common stock warrants................................      150,640      150,640
Additional paid-in capital...........................   20,085,011   19,966,602
Accumulated deficit..................................  (14,451,536)  (7,327,349)
                                                       -----------  -----------
 Total shareholders' equity..........................    5,792,939   12,798,618
                                                       -----------  -----------
                                                       $10,955,968  $16,120,070
                                                       ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the Years Ended
                                         -------------------------------------
                                         January 3,   January 4,   January 5,
                                            1999         1998         1997
                                         -----------  -----------  -----------
Net Sales............................... $20,001,787  $23,815,045  $13,111,077
Cost of Sales...........................  14,199,526   14,620,121    7,929,622
                                         -----------  -----------  -----------
    Gross profit........................   5,802,261    9,194,924    5,181,455
                                         -----------  -----------  -----------
Operating Expenses:
  Sales and marketing...................   5,482,216    5,042,543    3,616,003
  General and administrative............   2,914,871    3,034,670    2,232,040
  Research and development..............   3,214,164    1,884,128    1,896,448
  Product upgrade and restructuring
   costs................................   1,472,530          --           --
                                         -----------  -----------  -----------
    Total operating expenses............  13,083,781    9,961,341    7,744,491
                                         -----------  -----------  -----------
    Operating loss......................  (7,281,520)    (766,417)  (2,563,036)
Interest Expense and Other, net.........     157,333     (257,561)    (356,328)
                                         -----------  -----------  -----------
Net Loss from Continuing Operations.....  (7,124,187)  (1,023,978)  (2,919,364)
Loss from Discontinued Operation (Note
 1).....................................         --           --      (376,682)
                                         -----------  -----------  -----------
Net Loss................................ $(7,124,187) $(1,023,978) $(3,296,046)
                                         ===========  ===========  ===========
Basic and Diluted Loss Per Share:
  Net loss per common share from
   continuing operations................ $      (.81) $      (.12) $      (.45)
  Loss per common share from
   discontinued operation...............         --           --          (.06)
                                         -----------  -----------  -----------
  Net loss per common share............. $      (.81) $      (.12) $      (.51)
                                         ===========  ===========  ===========
  Weighted average common shares
   outstanding..........................   8,799,031    8,242,434    6,442,193
                                         ===========  ===========  ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                            Series A
                           Convertible
                         Preferred Stock     Common Stock    Common   Additional                     Total
                         ----------------  ----------------  Stock      Paid-in    Accumulated   Shareholders'
                          Shares   Amount   Shares   Amount Warrants    Capital      Deficit        Equity
                         --------  ------  --------- ------ --------  -----------  ------------  -------------
Balance, December 31,
 1995...................      --   $ --    5,840,068 $5,840 $115,185  $ 4,816,262  $ (2,805,143)  $ 2,132,144
 Issuance of preferred
  stock.................  300,000    300         --     --       --     2,999,700           --      3,000,000
 Exercise of stock
  options...............      --     --       40,668     41      --        62,629           --         62,670
 Issuance of common
  stock warrants........      --     --          --     --   116,800          --            --        116,800
 Spin-off of Paragon
  (Note 1)..............      --     --          --     --       --           --       (202,182)     (202,182)
 Net loss...............      --     --          --     --       --           --     (3,296,046)   (3,296,046)
                         --------  -----   --------- ------ --------  -----------  ------------   -----------
Balance, January 5,
 1997...................  300,000    300   5,880,736  5,881  231,985    7,878,591    (6,303,371)    1,813,386
 Issuance of common
  stock, net of offering
  costs of $2,042,200...      --     --    2,125,000  2,125      --    11,768,207           --     11,770,332
 Conversion of preferred
  stock................. (300,000)  (300)    576,923    577      --          (277)          --            --
 Exercise of stock
  options...............      --     --       61,422     61      --       157,472           --        157,533
 Exercise of common
  stock warrants........      --     --       81,345     81  (81,345)     162,609           --         81,345
 Net loss...............      --     --          --     --       --           --     (1,023,978)   (1,023,978)
                         --------  -----   --------- ------ --------  -----------  ------------   -----------
Balance, January 4,
 1998...................      --     --    8,725,426  8,725  150,640   19,966,602    (7,327,349)   12,798,618
 Exercise of stock
  options...............      --     --       98,500     99      --       118,409           --        118,508
 Net loss...............      --     --          --     --       --           --     (7,124,187)   (7,124,187)
                         --------  -----   --------- ------ --------  -----------  ------------   -----------
Balance, January 3,
 1999...................      --   $ --    8,823,926 $8,824 $150,640  $20,085,011  $(14,451,536)  $ 5,792,939
                         ========  =====   ========= ====== ========  ===========  ============   ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 For the Years Ended
                                         -------------------------------------
                                         January 3,   January 4,   January 5,
                                            1999         1998         1997
                                         -----------  -----------  -----------
Operating Activities:
 Net loss..............................  $(7,124,187) $(1,023,978) $(3,296,046)
 Adjustments to reconcile net loss to
  net cash used for
  operating activities:
  Depreciation and amortization........      692,332      747,717      373,662
  Accrued product upgrade and
   restructuring costs.................      846,876          --           --
  Change in operating items:
   Accounts receivable.................    2,471,657   (4,393,330)    (120,765)
   Inventories.........................    1,608,393     (591,815)  (2,596,021)
   Prepaid expenses and other..........       70,104      236,117     (348,991)
   Net assets of discontinued
    operation..........................          --           --      (163,931)
   Accounts payable....................      314,204      378,456      211,599
   Accrued expenses....................      160,291    1,477,288      571,541
   Deferred revenue....................     (202,089)    (547,156)     (13,333)
                                         -----------  -----------  -----------
    Net cash used for operating
     activities........................   (1,162,419)  (3,716,701)  (5,382,285)
                                         -----------  -----------  -----------
Investing Activities:
 Purchase of property and equipment....   (1,118,974)    (886,829)    (556,120)
 Loan to related party.................          --        92,175      (92,175)
                                         -----------  -----------  -----------
    Net cash used for investing
     activities........................   (1,118,974)    (794,654)    (648,295)
                                         -----------  -----------  -----------
Financing Activities:
 Proceeds from issuance of common
  stock................................      118,508   12,009,210      162,670
 Proceeds from issuance of preferred
  stock................................          --           --     3,000,000
 Net line of credit borrowings
  (repayments).........................      681,981          --    (1,160,000)
 Net proceeds from notes payable.......          --           --     4,735,952
 Proceeds from notes payable to related
  parties..............................          --           --     2,890,000
 Payment of notes payable..............          --    (5,000,000)         --
 Payment of notes payable to related
  parties..............................          --    (1,350,000)  (1,540,000)
 Payment of capitalized lease
  obligations..........................      (47,386)     (61,185)     (38,555)
                                         -----------  -----------  -----------
    Net cash provided by financing
     activities........................      753,103    5,598,025    8,050,067
                                         -----------  -----------  -----------
Change In Cash and Cash Equivalents....   (1,528,290)   1,086,670    2,019,487
Cash and Cash Equivalents, beginning of
 year..................................    3,218,759    2,132,089      112,602
                                         -----------  -----------  -----------
Cash and Cash Equivalents, end of
 year..................................  $ 1,690,469  $ 3,218,759  $ 2,132,089
                                         ===========  ===========  ===========
Supplemental Cash Flow Disclosure:
 Cash paid for interest................  $    12,191  $   266,858  $   214,601
                                         ===========  ===========  ===========
Noncash Investing and Financing
 Activities:
 Property and equipment acquired under
  capital leases.......................  $    87,700  $     7,154  $    68,558
                                         ===========  ===========  ===========
Issuance of warrants...................  $       --   $       --   $   116,800
                                         ===========  ===========  ===========
Net assets acquired/disposed of
 relating to Paragon (Note 1)..........  $       --   $       --   $   202,182
                                         ===========  ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FIELDWORKS, INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business

   Operating Activities. FieldWorks designs, manufactures and provides professional services for rugged, portable computer platforms for use in demanding field environments. The Company's portable computing platforms have been designed to meet military standards for ruggedness and to function despite exposure to extreme temperature, mechanical shock, vibration and moisture. The Company's products have been designed with a modular system configuration that allows a user to easily upgrade the central processing unit, processor or any of the other technological components without purchasing a new computer. The Company's computing platforms are expandable through multiple expansion slots to provide a flexible electronic "toolbox" that can integrate a user's application-specific, multi-media and communications needs into one portable, rugged device.

   FieldWorks provides solutions to specific customers by providing business needs analysis, unique product designs, oversight of product implementation and support and maintenance services. FieldWorks provides professional services to evaluate the customer's current and potential needs to ensure the platform chosen is best suited for field requirements. FieldWorks aids in customizing hardware, software and design solutions to tailor its computer platforms, and provides training, specialized support and product upgrades to enhance customer productivity.

   The Company's future operations are dependent upon the attainment of certain objectives, including further penetration of vertical markets, enhancing professional services and system integration offerings and reducing operating expenses and production costs. Additionally, the attainment of these objectives is subject to the availability of sufficient cash and/or financing. Financing needs will be contingent upon demand for the Company's products, profitability, cash management operations and other factors.

   Merger With Paragon Technology, Incorporated and Subsequent
Distribution. In August 1995, FieldWorks completed a merger agreement with Paragon Technology, Incorporated (Paragon), a Pennsylvania company engaged in software research and development. The merger was effected through a share-for-share exchange of 25,300 shares of FieldWorks' common stock for all of the outstanding shares of Paragon common stock and was accounted for as a pooling of interests.

   On November 11, 1996, the Company's board of directors approved the distribution of all of the issued and outstanding common stock of Paragon, as a dividend to Company shareholders of record as of November 15, 1996. All shares of Paragon stock were distributed prior to January 5, 1997. At January 5, 1997, the Company had a note receivable from Paragon of $92,175. This note was repaid in full on February 5, 1997.

   Paragon's results of operations for 1996 have been presented as a discontinued operation in the accompanying consolidated statements of operations. Revenues applicable to Paragon were approximately $183,000 for the period from January 1, 1996 to November 15, 1996.

2. Summary of Significant Accounting Policies

   Fiscal Year. Beginning in fiscal 1996, the Company changed to a 52/53-week fiscal year. Fiscal years subsequent to 1996 end on the Sunday closest to December 31st. All references herein to "1998", "1997" and "1996" represent the 52-week fiscal year ended January 3, 1999, the 52-week fiscal year ended January 4, 1998, and the 53-week fiscal year ended January 5, 1997, respectively. The Company believes that this change does not affect comparability of the financial statements.

   Principles of Consolidation. The consolidated financial statements of the Company include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

                           FIELDWORKS, INCORPORATED

   Earnings (Loss) Per Common Share. The Company adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) effective in the quarter and year ended January 4, 1998. SFAS No. 128 established accounting standards for computing and presenting earnings (loss) per share (EPS). Basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. No dilution for potentially dilutive securities is included. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding options, warrants and other securities.

   In the Company's calculations, the impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding, except as follows, as the effect would be antidilutive.

   A reconciliation of EPS calculations under SFAS No. 128 is as follows:

                                           1998         1997         1996
                                        -----------  -----------  -----------
Net loss............................... $(7,124,187) $(1,023,978) $(3,296,046)
                                        ===========  ===========  ===========
Weighted average common shares
 outstanding...........................   8,799,031    8,125,147    5,865,270
Effect of conversion of preferred
 stock.................................         --       117,287      576,923
                                        -----------  -----------  -----------
Common and common equivalent shares
 outstanding...........................   8,799,031    8,242,434    6,442,193
                                        ===========  ===========  ===========
Basic and diluted loss per share....... $      (.81) $     (.12)  $     (.51)
                                        ===========  ===========  ===========

   Cash and Cash Equivalents. Cash and cash equivalents consist of amounts held in the Company's checking accounts and money market funds with original maturities of 90 days or less. The carrying value of these instruments approximates fair value.

   Inventories. Inventories are stated at the lower of cost or market value, as determined by the first-in, first-out cost method, and consisted of the following:

                                                           January 3, January 4,
                                                              1999       1998
                                                           ---------- ----------
      Raw materials....................................... $2,478,662 $3,268,558
      Work in process.....................................    173,791    859,172
      Finished goods......................................    748,291    881,407
                                                           ---------- ----------
      Total............................................... $3,400,744 $5,009,137
                                                           ========== ==========

   Property and Equipment. Property and equipment are recorded at cost. Repair and maintenance costs which do not significantly extend the lives of the respective assets are expensed as incurred. Depreciation is computed using the straight-line method over the related assets' useful lives, ranging from two to seven years.

   Warranties. The Company provides a one-year warranty on its products from the date of sale. Warranty costs, including parts and labor, are estimated based on historical experience. These estimated costs are accrued in the period in which the related revenue is recognized. Actual warranty costs may differ from such estimates.

   Revenue Recognition. The Company recognizes product revenue, net of estimated returns, at the time of product shipment. Services revenue is recognized as earned. Revenues related to separately priced extended warranties sold to customers are recorded as deferred revenue and recognized over the periods covered by the extended warranties.

                           FIELDWORKS, INCORPORATED

   Significant Customers and Export Sales. For the years ended January 3, 1999 and January 4, 1998, sales to one customer, Navistar International, represented 10% and 13%, respectively, of net sales. For the year ended January 5, 1997, there were no customers representing over 10% of net sales.

   Export sales by major location were as follows:

                                                   1998       1997       1996
                                                ---------- ---------- ----------
      Europe................................... $3,988,000 $3,396,000 $2,087,000
      Americas.................................    709,000  1,875,000    342,000
      Middle East/Africa.......................    565,000    183,000    299,000
      Asia.....................................    119,000    416,000    158,000
      Australia................................    120,000     93,000    154,000
      Russia...................................    123,000        --     152,000
                                                ---------- ---------- ----------
                                                $5,624,000 $5,963,000 $3,192,000
                                                ========== ========== ==========

   Research and Development. Research and development costs are charged to expense as incurred.

   Concentrations of Credit Risk. The Company's exposure to concentrations of credit risk relates primarily to trade receivables. This exposure is limited due to the large number of customers and their vast dispersion across several vertical markets and geographies. The Company controls potential credit risk by performing credit evaluations for all customers and requires letters of credit, bank guarantees and advance payments, if deemed necessary. Bad debt write-offs through 1998 have not been material.

   Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the periods presented. Estimates are used for such items as allowances for doubtful accounts, inventory reserves, useful lives of property and equipment and warranty costs. Ultimate results could differ from those estimates.

3. Product Upgrade and Restructuring Costs

   During the second quarter of 1998, the Company discontinued the 5000 Series I product line and introduced the Series II model, which offers expanded features and increased performance. In addition, the Company incurred costs related to internal restructuring and reorganization efforts, including employee severance and associated costs. The components of the product upgrade and restructuring charge were as follows:

      Warranty and product upgrade costs............................ $1,025,000
      Employee severance and associated costs.......................    447,530
                                                                     ----------
      Total......................................................... $1,472,530
                                                                     ==========

   In addition, the Company recorded a $1.0 million inventory charge in the second quarter of 1998 relating to discontinuation of the 5000 Series I product line and other technological and market developments.

4. Income Taxes

   The Company accounts for income taxes under the liability method, which requires recognition of deferred income tax assets and liabilities for the expected future income tax consequences under enacted tax laws of temporary differences between the financial reporting and tax bases of assets and liabilities.

                           FIELDWORKS, INCORPORATED

   A reconciliation of the Company's statutory tax rate to the effective rate is as follows:

                                                               1998  1997  1996
                                                               ----  ----  ----
      Federal statutory rate..................................  34%   34%   34%
      State taxes, net of federal tax benefit.................   4     4     6
      Valuation allowance..................................... (38)  (38)  (40)
                                                               ---   ---   ---
                                                                --%   --%   --%
                                                               ===   ===   ===

   As of January 3, 1999, the Company had approximately $10,200,000 of net operating loss carryforwards for federal income tax purposes that are available to offset future taxable income through the year 2013. Certain restrictions caused by the change in ownership resulting from sales of stock will limit annual utilization of the net operating loss carryforwards.

   The components of the Company's deferred tax asset are as follows:

                                          1998         1997         1996
                                       -----------  -----------  -----------
      Net operating loss
       carryforwards.................. $ 4,112,000  $ 1,666,000  $ 1,760,000
      Deductible differences..........   1,439,000    1,074,000      448,000
      Valuation allowance.............  (5,551,000)  (2,740,000)  (2,208,000)
                                       -----------  -----------  -----------
                                       $       --   $       --   $       --
                                       ===========  ===========  ===========

5. Line of Credit and Notes Payable

   Line of Credit. In November 1998, the Company entered into a two-year $3,000,000 line-of-credit agreement. Borrowings bear interest at the greater of 3% over prime or 9%. The borrowing base is 75% of eligible receivables plus the lesser of $600,000 or 30% of eligible inventory as defined in the agreement. The availability based on the borrowing base calculation was $1.7 million as of January 3, 1999. Personal validity guarantees were provided on accounts receivable by two executive officers of the Company. The agreement contains certain financial covenants, including profit/loss covenants for 1998 and 1999. The net loss limitation for the fourth quarter of 1998 was $500,000. The Company was out of compliance with the fourth quarter 1998 net loss limitation covenant, and has received a written waiver of default. For 1999, the agreement contains a covenant requiring cumulative year-to-date profit calculated on a quarterly basis. Outstanding borrowings under this line of credit were $682,000 at January 3, 1999 as a result of minimum borrowing levels specified in the agreement. The borrowings on the line-of-credit were invested in a money market account to recoup a portion of the minimum interest charges.

   The following information relates to this credit facility for 1998, since the inception of the agreement:

      Maximum amount outstanding during the period.................... $682,000
      Average borrowings during the period............................ $341,000
      Weighted average interest rate during the period................    10.75%
      Interest rate at end of year....................................    10.75%

   Notes Payable. During December 1996, the Company raised approximately $4,684,000 through a private debt offering, net of $316,000 in offering costs. In connection with the notes, the Company issued five-year warrants for the purchase of 250,000 shares of common stock at an exercise price of $5.20. These notes were repaid in April 1997.

                           FIELDWORKS, INCORPORATED

   In May through September 1996, the Company entered into certain unsecured short-term financing agreements with related and other parties, for a total of $2,890,000. Outstanding borrowings under these agreements were $1,350,000 at January 5, 1997 and were repaid in March 1997.

6. Shareholders' Equity

   In March 1997, the Company completed an initial public offering (IPO) of 2,125,000 shares of common stock with proceeds of approximately $11.8 million, net of related offering costs. The Company used $6.4 million of the proceeds to repay bridge financing arrangements (see Note 5) and the remaining proceeds were used to fund capital expenditures and for working capital. In connection with the IPO, the Company granted warrants for the purchase of 212,500 shares to the underwriter. These warrants have an exercise price of $7.80 and expire in March 2002. At the completion of the IPO, the Company's articles of incorporation were amended to authorize 30 million shares of common stock, $.001 par value, and five million shares of undesignated preferred stock, $.001 par value.

   In July 1996, the Company sold 300,000 shares of Series A, $.001 par value convertible preferred stock (Preferred Stock) at $10 per share. The Preferred Stock was automatically converted into common stock upon consummation of the initial public offering at a rate of $5.20. The holder of the Preferred Stock was also granted warrants to purchase 46,154 shares of the Company's common stock at an exercise price of $5.20 per share. The warrants are exercisable through July 2001.

7. Warrants

   Warrants to purchase 692,054 and 913,399 shares of the Company's common stock were outstanding at January 3, 1999 and January 4, 1998, respectively. The warrants are exercisable at prices ranging from $3 to $7.80 and are exercisable at various times through March 2002. In March 1997, warrants for the purchase of 81,345 shares at $1 per share were exercised.

8. Stock Option and 401(k) Plans

   Stock Option Plan. In June 1994, the Company adopted the 1994 Long-Term Incentive and Stock Option Plan (the Plan). Under the Plan, options are granted at an exercise price equal to the fair market value of the common stock at the date of grant. Incentive stock options are granted to employees, and vest over varying periods not to exceed ten years.

   As of January 3, 1999, the Plan is authorized to issue up to 2,000,000 shares of common stock for such options. At January 3, 1999 and January 4, 1998, 192,977 and 124,476 shares were available for future grants.

   In December 1996, the Company's board of directors approved the Non-Employee Directors' Stock Option Plan (the Directors' Plan), which was approved at a shareholder meeting held on January 20, 1997. Under the Directors' Plan, each nonemployee director will receive 25,000 nonqualified options upon election and 10,000 options at each reelection date. The Directors' Plan authorizes the issuance of up to 300,000 shares of common stock for these options. At January 3, 1999, 190,000 shares were available for future grants.

   On August 7, 1998, the Board of Directors approved the repricing of all outstanding incentive stock options for non-director employees with an exercise price greater than $3.00. The new exercise price of such options is $2.3125, representing the fair market value of the Company's common stock on that date. A total of 301,400 options with exercise prices of $3.38 to $6.88 were cancelled and reissued under the terms described above.

                            FIELDWORKS, INCORPORATED

   Shares subject to option are summarized as follows:

                           Incentive   Weighted average Non-qualified Weighted average
                         stock options  exercise price  stock options  exercise price
                         ------------- ---------------- ------------- ----------------
Balance, December 31,
 1995...................     343,000        $1.77          100,000         $1.40
  Options granted.......     320,900         5.25           57,500          5.00
  Options canceled......      (2,332)        3.57              --            --
  Options exercised.....      (5,668)        1.35          (35,000)         1.57
                           ---------        -----          -------         -----
Balance, January 5,
 1997...................     655,900         3.47          122,500          3.04
  Options granted.......     449,800         5.33          181,000          6.07
  Options canceled......     (50,678)        5.40              --            --
  Options exercised.....     (31,422)        3.36          (30,000)         1.00
                           ---------        -----          -------         -----
Balance, January 4,
 1998...................   1,023,600        $4.19          273,500         $5.27
  Options granted.......   1,170,900         2.54          106,750          3.63
  Options canceled......    (762,050)        5.05          (25,000)         5.13
  Options exercised.....     (63,500)        1.05          (35,000)         1.57
                           ---------        -----          -------         -----
Balance, January 3,
 1999...................   1,368,950        $2.75          320,250         $5.14
                           =========        =====          =======         =====
Options exercisable at:
  January 5, 1997.......     471,103        $2.92           81,217         $2.13
                           ---------        -----          -------         -----
  January 4, 1998.......     536,683        $3.22          162,678         $4.82
                           ---------        -----          -------         -----
  January 3, 1999.......     534,000        $2.54          241,500         $5.01
                           ---------        -----          -------         -----

   Additional information regarding options outstanding at January 3, 1999 is as follows:

                                                                Weighted average
                         Number of  Exercise   Weighted average    remaining
Type of option            options  price range  exercise price  contractual life
--------------           --------- ----------- ---------------- ----------------
Incentive...............   135,500       $1.00      $1.00          0.3 years
Incentive............... 1,113,700 $1.01-$3.00       2.48          6.0 years
Incentive...............   119,750 $3.01-$5.00       4.71          3.1 years
                         ---------
                         1,368,950
                         =========

Nonqualified............    56,750 $2.63-$3.00      $2.73          7.5 years
Nonqualified............    92,500 $3.01-$5.00       4.58          8.1 years
Nonqualified............   171,000 $5.01-$6.50       6.24          7.8 years
                         ---------
                           320,250
                         =========

                           FIELDWORKS, INCORPORATED

   The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations. Had compensation cost been recognized based on the fair values of options at the grant dates consistent with the provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per common share would have been increased to the following pro forma amounts:

                                             1998         1997         1996
                                          -----------  -----------  -----------
      Net loss
        As reported...................... $(7,124,187) $(1,023,978) $(3,296,046)
        Pro forma........................  (7,606,187)  (2,083,978)  (4,156,046)
      Net loss per common share
        As reported...................... $      (.81) $     (.12)  $     (.51)
        Pro forma........................        (.86)       (.25)        (.65)

   The weighted average fair values of options granted were as follows:

                                                          Incentive Nonqualified
                                                            stock      stock
                                                           options    options
                                                          --------- ------------
      1998 grants........................................   $2.33      $3.24
      1997 grants........................................    3.47       4.43
      1996 grants........................................    3.87       4.46

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996:

                                                      1998     1997      1996
                                                     -------  -------  --------
      Risk-free interest rate.......................    4.80%    6.35%     6.59%
      Expected life of incentive options............ 5 years  5 years   5 years
      Expected life of nonqualified options......... 7 years  7 years  10 years
      Expected volatility...........................     114%      72%       90%
      Expected dividend yield.......................     --       --        --

   401(k) Profit-Sharing Plan. Effective January 1, 1996, the Company adopted a 401(k) profit-sharing plan (the 401(k) Plan) covering substantially all employees. Eligible employees may elect to defer up to 15% of their eligible compensation. In 1998, the Company accrued matching contributions of 50% on the first 4% of each plan participant's eligible contributions. Through January 3, 1999, the Company's matching contributions totaled approximately $68,000.

9. Commitments and Contingencies

   Leases. The Company leases its current headquarters office facilities under an operating lease which expires September 30, 2004. The Company leased its previous office facilities under an operating lease which expires June 30, 1999. This facility has been subleased for the remaining period under lease. Total additional rentals to be received in future years are approximately $107,000. The Company also leases equipment under capital leases which expire at various dates through December 2002. Property and equipment under capital leases at January 3, 1999 totaled $105,800.

                            FIELDWORKS, INCORPORATED

   The following is a schedule of future minimum lease payments as of January 3, 1999:

                                 Capital  Operating
                                 leases    leases
                                 -------  ---------
      1999...................... $15,418  $608,000
      2000......................  44,774   505,000
      2001......................  37,024   462,500
      2002......................  30,853   482,500
      2003......................     --    482,500
      Thereafter................     --    442,000
                                 -------  --------
      Total minimum capital
       lease payments........... 128,069
      Less--
        Amount representing
         interest............... (17,653)
        Current maturities...... (13,548)
                                 -------
      Noncurrent portion of
       minimum capital lease
       payments................. $96,868
                                 =======

   Legal Proceedings. The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, management believes that there is no pending legal proceeding against or involving the Company for which the outcome is likely to have a material adverse effect upon the Company's financial position, results of operations or cash flows.

10. Quarterly Financial Data (Unaudited)

                         First Quarter     Second Quarter      Third Quarter    Fourth Quarter
                         ---------------  ------------------  ----------------  ---------------
                          1998     1997     1998      1997     1998     1997     1998     1997
                         -------  ------  --------  --------  -------  -------  -------  ------
                                                 (in thousands)
Net sales............... $ 5,386  $5,117  $  3,834  $  5,513  $ 4,412  $ 6,012  $ 6,370  $7,173
Gross profit............   2,172   2,059        72     2,188    1,443    2,365    2,115   2,583
Net income (loss)....... $  (756) $ (698) $ (4,194) $   (305) $(1,462) $   (53) $  (712) $   32
                         -------  ------  --------  --------  -------  -------  -------  ------
Basic and diluted loss
 per common share....... $  (.09) $ (.10) $   (.48) $   (.04) $  (.17) $  (.01) $  (.08) $  --
                         -------  ------  --------  --------  -------  -------  -------  ------
Price range of common
 stock(1):
  High..................  5 9/16   6 1/4   4         5 5/8     3 5/8    6 1/2    4 1/4    7 3/4
  Low...................  3 3/8    4 3/4   2 1/4     3 11/32   1 9/16   4 1/16   2 9/16   5

--------
(1) FieldWorks, Incorporated common stock is traded on the Nasdaq National Market System under the symbol "FWRX".

                            FIELDWORKS, INCORPORATED

                          CONSOLIDATED BALANCE SHEETS

                                                     October 3,    January 3,
                                                        1999          1999
                                                    ------------  ------------
                                                           (Unaudited)
Assets
Current assets:
 Cash and cash equivalents......................... $  1,175,253  $  1,690,469
 Accounts receivable, net of allowance for doubtful
  accounts of $250,100 and $269,800, respectively..    3,756,684     3,930,366
 Inventories.......................................    4,091,459     3,400,744
 Prepaid expenses and other........................      489,922       121,780
                                                    ------------  ------------
    Total current assets...........................    9,513,318     9,143,359
                                                    ------------  ------------
Property and equipment:
 Computers and equipment...........................    2,163,600     1,620,455
 Furniture and fixtures............................    1,093,099     1,109,895
 Leasehold improvements............................      435,813       458,216
 Less: Accumulated depreciation....................   (1,888,993)   (1,393,342)
                                                    ------------  ------------
    Property and equipment, net....................    1,803,519     1,795,224
Other long term assets, net........................      133,879        17,385
                                                    ------------  ------------
                                                    $ 11,450,716  $ 10,955,968
                                                    ============  ============
Liabilities And Shareholders' Equity
Current liabilities:
 Line of credit.................................... $  1,009,631  $    681,981
 Accounts payable..................................    2,974,894     1,804,186
 Accrued warranty and product upgrade..............      825,689     1,102,798
 Accrued compensation and benefits.................      518,969       376,932
 Other accrued liabilities.........................      322,857       321,532
 Deferred revenue..................................      850,164       765,184
 Current maturities of capitalized lease
  obligations......................................       40,226        13,548
                                                    ------------  ------------
    Total current liabilities......................    6,542,430     5,066,161
Notes payable:
 Notes payable.....................................    3,000,000           --
 Less:  Discount on notes payable..................      882,000           --
                                                    ------------  ------------
    Notes payable, net.............................    2,118,000           --
Capitalized lease obligations, less current
 maturities........................................       49,070        96,868
                                                    ------------  ------------
    Total liabilities..............................    8,709,500     5,163,029
                                                    ------------  ------------
Shareholders' equity:
 Common stock, $.001 par value, 30,000,000 shares
  authorized; 8,894,426 and 8,823,926 issued and
  outstanding, respectively........................        8,894         8,824
 Common stock warrants.............................    1,010,922       150,640
 Additional paid-in capital........................   20,186,658    20,085,011
 Accumulated deficit...............................  (18,465,258)  (14,451,536)
                                                    ------------  ------------
    Total shareholders' equity.....................    2,741,216     5,792,939
                                                    ------------  ------------
                                                    $ 11,450,716  $ 10,955,968
                                                    ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Unaudited)

                             For the Three Months       For the Nine Months
                                     Ended                     Ended
                            ------------------------  ------------------------
                            October 3,   October 4,   October 3,   October 4,
                               1999         1998         1999         1998
                            -----------  -----------  -----------  -----------
Net sales.................. $ 4,784,431  $ 4,412,312  $18,312,977  $13,632,083
Cost of sales..............   3,538,376    2,969,855   13,095,256    9,945,144
                            -----------  -----------  -----------  -----------
    Gross profit...........   1,246,055    1,442,457    5,217,721    3,686,939
                            -----------  -----------  -----------  -----------
Operating expenses:
  Sales and marketing......   1,561,435    1,290,331    4,033,387    4,154,229
  General and
   administrative..........     704,016      647,101    2,258,160    2,229,629
  Research and
   development.............     818,526      813,435    2,485,641    2,379,811
  Restructuring and product
   upgrade costs...........     399,978      187,720      399,978    1,472,530
                            -----------  -----------  -----------  -----------
    Total operating
     expenses..............   3,483,955    2,938,587    9,177,166   10,236,199
                            -----------  -----------  -----------  -----------
    Operating loss.........  (2,237,900)  (1,496,130)  (3,959,445)  (6,549,260)
Interest income (expense)
 and other, net............     (35,821)      33,927      (54,277)     136,863
                            -----------  -----------  -----------  -----------
Net loss................... $(2,273,721) $(1,462,203) $(4,013,722) $(6,412,397)
                            ===========  ===========  ===========  ===========
Basic and diluted earnings
 (loss) per share:
  Net loss per common
   share................... $      (.26) $      (.17) $      (.45) $      (.73)
                            ===========  ===========  ===========  ===========
  Weighted average common
   shares outstanding......   8,894,426    8,809,497    8,867,821    8,791,513
                            ===========  ===========  ===========  ===========



  The accompanying notes are an integral part of these consolidated financial statements.

                            FIELDWORKS, INCORPORATED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Unaudited)

                                                        For the Nine Months
                                                               Ended
                                                      ------------------------
                                                      October 3,   October 4,
                                                         1999         1998
                                                      -----------  -----------
Operating activities:
 Net loss............................................ $(4,013,722) $(6,412,397)
 Adjustments to reconcile net loss to net cash used
  for operating activities:
  Depreciation and amortization......................     495,734      517,516
  Accrued product upgrade and restructuring costs....     399,978    1,010,001
  Non-cash consulting expense........................       9,500          --
  Change in operating items:
   Accounts receivable...............................     173,682    3,513,723
   Inventories.......................................    (690,715)   1,063,111
   Prepaid expenses and other........................    (484,719)      50,265
   Accounts payable..................................   1,170,708     (182,012)
   Accrued expenses..................................    (533,725)    (313,269)
   Deferred revenue..................................      84,980      200,739
                                                      -----------  -----------
    Net cash used for operating activities...........  (3,388,299)    (552,323)
                                                      -----------  -----------
Investing activities:
 Net purchases of property and equipment.............    (503,946)  (1,044,948)
                                                      -----------  -----------
    Net cash used for investing activities...........    (503,946)  (1,044,948)
                                                      -----------  -----------
Financing activities:
 Proceeds from issuance of notes.....................   3,000,000          --
 Proceeds from issuance of common stock..............      70,499      115,508
 Net line of credit borrowings (repayments)..........     327,650          --
 Payment of capitalized lease obligations............     (21,120)     (39,556)
                                                      -----------  -----------
    Net cash provided by financing activities........   3,377,029       75,952
                                                      -----------  -----------
Change in cash and cash equivalents..................    (515,216)  (1,521,319)
Cash and cash equivalents, beginning of period.......   1,690,469    3,218,759
                                                      -----------  -----------
Cash and cash equivalents, end of period............. $ 1,175,253  $ 1,697,440
                                                      ===========  ===========
Supplemental cash flow disclosure:
 Cash paid for interest.............................. $    85,162  $     5,962
                                                      ===========  ===========
Non cash financing activities:
 Issuance of warrants................................ $   882,000  $       --
                                                      ===========  ===========
 Expiration of warrants.............................. $    31,218  $       --
                                                      ===========  ===========
 Non-cash consulting expense......................... $     9,500  $       --
                                                      ===========  ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                           FIELDWORKS, INCORPORATED

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

1. Basis of Presentation:

   The accompanying unaudited consolidated financial statements of FieldWorks, Incorporated (FieldWorks or the Company), should be read in conjunction with the consolidated financial statements and notes thereto filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K, for the fiscal year ended January 3, 1999. In the opinion of management, the accompanying consolidated financial statements reflect all adjustments (consisting only of normal recurring adjustments) considered necessary to present fairly the financial results for the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

2. Inventories:

   Inventories are stated at the lower of cost or market value, as determined by the first-in, first-out cost method, and consisted of the following:

                                                           October 3, January 3,
                                                              1999       1999
                                                           ---------- ----------
      Raw materials....................................... $2,873,011 $2,478,662
      Work in process.....................................    499,253    173,791
      Finished goods......................................    719,195    748,291
                                                           ---------- ----------
      Total............................................... $4,091,459 $3,400,744
                                                           ========== ==========

3. Earnings (Loss) Per Share:

   The Company presents earnings (loss) per share (EPS) data in accordance with the requirements of the Statement of Financial Accounting Standards No.
128. Under SFAS No. 128, basic EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. No dilution for potentially dilutive securities is included. Diluted EPS is calculated using the treasury stock method and reflects the dilutive effect of outstanding options, warrants and other securities. In the Company's calculations, the impact of common stock equivalents has been excluded from the computation of weighted average common shares outstanding as the effect would be antidilutive. As a result, basic and diluted EPS are equal for all periods presented in the accompanying Consolidated Statements of Operations.

4. Restructuring and Product Upgrade Costs:

   In 1999, the Company incurred restructuring costs due to severance charges from reorganizational efforts related to outsourcing certain aspects of the manufacturing and design of products. In 1998, these costs related to the discontinuation of the 5000 Series I Workstation, as well as other internal reorganization efforts.

5.Issuance of Notes:

   In September 1999, the Company completed a private placement of $3.0 million in subordinated notes. The notes bear interest at 11% per annum and mature in September 2001. Noteholders also received warrants to purchase 1.5 million shares of common stock exercisable at $1.00 per share. The warrants are exercisable for five years, and were recorded at their estimated fair value at the date of issuance.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES PURCHASE AGREEMENT

                                    between

                           FIELDWORKS, INCORPORATED,
                            a Minnesota corporation

                                      and

                        INDUSTRIAL-WORKS HOLDING CORP.,
                             a Delaware corporation

                         Dated as of November 20, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES...................  1
  SECTION 1.01 Authorization...............................................  1
  SECTION 1.02 The Series B Shares.........................................  1
  SECTION 1.03 The Warrant.................................................  1
  SECTION 1.04 The Conversion Shares and Warrant Shares....................  1
  SECTION 1.05 Purchase and Sale...........................................  1
  SECTION 1.06 Closing.....................................................  2
  SECTION 1.07 Use of Proceeds.............................................  2
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  2
  SECTION 2.01 Organization, Qualifications and Corporate Power............  2
  SECTION 2.02 Authorization of Agreements, Etc............................  2
  SECTION 2.03 Validity....................................................  3
  SECTION 2.04 Authorized Capital Stock....................................  3
  SECTION 2.05 Third-Party Approvals.......................................  4
  SECTION 2.06 SEC Filings.................................................  4
  SECTION 2.07 Litigation..................................................  4
  SECTION 2.08 Material Agreements and Liabilities; Financial Statements...  4
  SECTION 2.09 Inventory...................................................  5
  SECTION 2.10 Absence of Certain Changes..................................  5
  SECTION 2.11 Proprietary Information of Third Parties....................  6
  SECTION 2.12 Patents, Trademarks, Etc....................................  6
  SECTION 2.13 Compliance with Laws........................................  7
  SECTION 2.14 Certain Other Agreements....................................  7
  SECTION 2.15 Offering of the Series B Shares.............................  7
  SECTION 2.16 Brokers.....................................................  8
  SECTION 2.17 Officers....................................................  8
  SECTION 2.18 Employees...................................................  8
  SECTION 2.19 Year 2000...................................................  8
  SECTION 2.20 Taxes.......................................................  8
  SECTION 2.21 ERISA.......................................................  9
  SECTION 2.22 Environmental Matters.......................................  9
  SECTION 2.23 Affiliate Transactions......................................  10
  SECTION 2.24 Insurance...................................................  10
  SECTION 2.25 Tangible Assets.............................................  11
  SECTION 2.26 Customer Relations..........................................  11
  SECTION 2.27 Books and Records...........................................  11
  SECTION 2.28 Warranties..................................................  11
  SECTION 2.29 Outsourcing.................................................  11
  SECTION 2.30 Disclosure..................................................  11
ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS
 OF THE PURCHASERS.........................................................  12
  SECTION 3.01 Representations.............................................  12
ARTICLE IV CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.................  12
  SECTION 4.01 Conditions to Obligations of the Purchasers.................  12

                                                                          Page
                                                                          ----
ARTICLE V COVENANTS OF THE COMPANY.......................................  14
  SECTION 5.01 Stockholder Meeting; Voting Agreement and Transfer
   Restrictions..........................................................  14
  SECTION 5.02 SEC Filings...............................................  14
  SECTION 5.03 Financial Statements, Reports, Etc........................  15
  SECTION 5.04 Reserve for Conversion Shares.............................  15
  SECTION 5.05 Reserve for Warrant Shares................................  16
  SECTION 5.06 Corporate Existence.......................................  16
  SECTION 5.07 Properties, Business, Insurance...........................  16
  SECTION 5.08 Inspection, Consultation and Advice.......................  16
  SECTION 5.09 No Solicitation; Restrictive Agreements Prohibited........  17
  SECTION 5.10 Fees and Expenses of Directors............................  17
  SECTION 5.11 Board of Directors........................................  17
  SECTION 5.12 Compliance with Laws......................................  17
  SECTION 5.13 Keeping of Records and Books of Account...................  17
  SECTION 5.14 Protective Provisions.....................................  17
  SECTION 5.15 Publication Matters.......................................  19
ARTICLE VI MISCELLANEOUS.................................................  19
  SECTION 6.01 Expenses..................................................  19
  SECTION 6.02 Breakup Fee...............................................  19
  SECTION 6.03 Termination...............................................  20
  SECTION 6.04 Survival of Agreements....................................  20
  SECTION 6.05 Brokerage.................................................  20
  SECTION 6.06 Parties in Interest.......................................  20
  SECTION 6.07 Notices...................................................  21
  SECTION 6.08 Governing Law; Jury Trial Waiver..........................  21
  SECTION 6.09 Injunctive Relief.........................................  22
  SECTION 6.10 Assignment................................................  22
  SECTION 6.11 Limitation of Liability...................................  22
  SECTION 6.12 Entire Agreement..........................................  22
  SECTION 6.13 Counterparts..............................................  22
  SECTION 6.14 Amendments................................................  22
  SECTION 6.15 Severability..............................................  22
  SECTION 6.16 Titles and Subtitles......................................  22
  SECTION 6.17 Certain Defined Terms.....................................  22
INDEX TO EXHIBITS
  EXHIBIT A Form of Certificate of Designation for Series B Convertible
   Participating
        Preferred Stock.................................................. A-1
  EXHIBIT B Form of Warrant to Purchase Common Stock..................... B-1
  EXHIBIT C Form of Management Services Agreement........................ C-1
  EXHIBIT D Form of Voting and Transfer Restriction Agreement............ D-1
  EXHIBIT E Form of Opinion of Counsel to Company........................ E-1
  EXHIBIT F Form of Breakup Warrant...................................... F-1

                         SECURITIES PURCHASE AGREEMENT

   THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of November 20, 1999 by and among Fieldworks, Incorporated, a Minnesota corporation (the "Company"), and Industrial-Works Holding Corp., a Delaware corporation ("Purchaser"). Section 6.17 lists certain defined terms used in this Agreement.

   WHEREAS, on the terms and subject to the conditions set forth herein, the Company wishes to issue and sell to Purchaser newly issued shares ("Series B Shares") of the authorized but unissued Series B Convertible Participating Preferred Stock of the Company (the "Series B Preferred Stock"), and a warrant to purchase 500,000 shares of the Common Stock, $.001 par value per share ("Common Stock") of the Company (the "Warrant");

   WHEREAS, the Purchaser wishes to purchase the Series B Shares and the Warrant on the terms and subject to the conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                 AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

   SECTION 1.01 Authorization. The Company has authorized and reserved for issuance 4,250,000 shares of Series B Preferred Stock, upon the terms and conditions described herein, and has authorized and reserved 4,250,000 shares of the Company's Common Stock for issuance upon conversion of the Series B Shares. The Company has authorized and reserved 500,000 shares of the Company's Common Stock for issuance upon exercise of the Warrant, and will reserve 250,000 shares of the Company's Common Stock for issuance upon the exercise of the Breakup Warrant, if the Breakup Warrant is issued.

   SECTION 1.02 The Series B Shares. The Series B Shares shall be issued pursuant to, and shall be vested with the rights and preferences, and subject to the limitations set forth in the Certificate of Designation of the Series B Convertible Participating Preferred Stock (the "Series B Certificate") attached hereto as Exhibit A.

   SECTION 1.03 The Warrant. The Warrant and the Warrant Shares shall be issued pursuant to, and shall be vested with the rights and subject to the limits of the Warrant to Purchase Shares of Common Stock attached hereto as Exhibit B.

   SECTION 1.04 The Conversion Shares and Warrant Shares. The shares of the Company's Common Stock issued or issuable upon conversion of the Series B Shares (the "Conversion Shares") and the shares of the Company's Common Stock issued or issuable upon exercise of the Warrant, or the Breakup Warrant (the "Warrant Shares") will be entitled to the registration rights provisions attached as Exhibit A to the Warrant.

   SECTION 1.05 Purchase and Sale. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, 4,250,000 shares of Series B Preferred Stock for a purchase price of one dollar ($1.00) per share.

   Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company a warrant to purchase 500,000 shares of the Company's Common Stock in consideration for Purchaser's investment in the Series B Shares. If any rule, law or regulation requires an allocation of a portion of the Purchase Price to the Warrants, $100 shall be so allocated.

   SECTION 1.06 Closing. Subject to the terms and conditions of this Agreement, the closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 17th Floor, 695 Town Center Drive, Costa Mesa, California 92626 on January 19, 2000 or at such other place, time and date as Company and Purchaser may direct (the "Closing Date"). At the Closing, Company will deliver to Purchaser the Warrant and the Series B Shares, registered in Purchaser's name, and Purchaser shall transfer the Purchase Price to the account of the Company by wire transfer of immediately available funds.

   SECTION 1.07 Use of Proceeds. The Company shall use such proceeds for acquisitions and for general working capital.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedules attached hereto (which Disclosure Schedules make explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

   SECTION 2.01 Organization, Qualifications and Corporate Power.

   (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for such jurisdictions, if any, in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, as described in the Company's Annual Report on Form 10-K for the year ended January 3, 1999 (the "Annual Report"), and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Warrant, the Breakup Warrant, and all other documents to be delivered in connection with any of them (the "Transaction Documents"), and to issue, sell and deliver the Series B Shares and to issue and deliver the Warrant Shares, or the Conversion Shares.

   (b) The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating or limited liability company interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

   (c) The Articles of Incorporation of the Company (the "Articles of Incorporation") and the Bylaws of the Company (the "Bylaws") are in full force and effect as of the date hereof in the forms attached to, or incorporated by reference in, the Annual Report.

   SECTION 2.02 Authorization of Agreements.

   (a) The execution and delivery by the Company of this Agreement, the Warrant, the Breakup Warrant, and all other Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale and delivery of the Series B Shares, the Warrant, and the Breakup Warrant, if issued, and the issuance and delivery of the Conversion Shares and the Warrant Shares have been duly authorized by all requisite corporate action and do not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or the Bylaws, or any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

   (b) The Series B Certificate, the Warrant, and the Breakup Warrant have been duly approved by the Board of Directors of the Company. The Series B Shares have been duly authorized and, when issued in accordance with this Agreement and the Series B Certificate, will be validly issued, fully paid and nonassessable shares of Series B Preferred Stock, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement and the Series B Certificate. The Conversion Shares and the Warrant Shares have been duly reserved for issuance upon conversion of the Series B Shares and the exercise of the Warrant or the Breakup Warrant, respectively, and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock not subject to, or issued in violation of, any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the Minnesota Business Corporation Act (the "MBCA"), the Articles of Incorporation or Bylaws, or any contract to which the Company is a party or is otherwise bound, with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company except as set forth in this Agreement, the Series B Certificate, the Warrant, or the Breakup Warrant. Neither the issuance, sale or delivery of the Series B Shares, the Warrant or the Breakup Warrant nor the issuance or delivery of the Conversion Shares or the Warrant Shares is subject to, or in violation of, any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the MBCA, the Articles of Incorporation or Bylaws, or any contract to which the Company is a party or is otherwise bound, or of any other right in favor of any Person that has not been effectively waived.

   SECTION 2.03 Validity. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and each other Transaction Document when executed and delivered in accordance with this Agreement will constitute a legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally, and as to the remedy of specific performance and other forms of injunctive relief, subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

   SECTION 2.04 Authorized Capital Stock. The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, of which 4,250,000 shares have been designated Series B Preferred Stock. 8,894,426 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, 3,893,604 shares of Common Stock are reserved for issuance upon exercise of outstanding options and warrants, and another 793,777 shares have been reserved for issuance under the 1994 Long-Term Incentive and Stock Option Plan and the 1996 Directors' Stock Option Plan, and no Series B Shares shall have been issued. The shareholders of record, and holders by name or by category of subscriptions, warrants, options, convertible debt or equity securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, are as set forth on
Schedule 2.04. Schedule 2.04 also identifies, to the extent known to the Company, all the beneficial owners of such securities, to the extent the record holders are not the beneficial owners of such securities. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Articles of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as contemplated by this Agreement or set forth in the attached Schedule 2.04, (i) no Person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding, (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible equity or debt securities, or other such rights or to distribute to holders of any of its equity or debt securities any evidence of indebtedness or asset and (iv) there are no options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (x) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible into, or exercisable for or exchangeable for, any capital stock of or other equity interest in, the Company, (y) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, or (z) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Common Stock. Except as provided for in the Articles of Incorporation or as set forth in the attached Schedule 2.04, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth on Schedule 2.04 and in the Series B Certificate, or as expressly contemplated by the terms of this Agreement, there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company whether or not the Company is a party thereto. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

   SECTION 2.05 Third-Party Approvals. No registration or filing with, or consent or approval of or other action by any third party, is or will be necessary for the valid execution, delivery and performance by the Company of the Transaction Documents, the issuance, sale and delivery of the Warrant or of the Series B Shares on the Closing Date, or, if issued, the Breakup Warrant, or, upon exercise or conversion thereof, the issuance and delivery of the Warrant Shares and the Conversion Shares, other than (i) filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Series B Shares, the Warrant and the Breakup Warrant, if issued, and (ii) with respect to the registration rights granted in the Warrant or the Breakup Warrant, the registration of the shares covered thereby with the United States Securities and Exchange Commission (the "SEC") and filings pursuant to state securities laws.

   SECTION 2.06 SEC Filings. The Company has filed, on a timely basis, all filings required to be made by it with the SEC.

   SECTION 2.07 Litigation. Except as set forth on Schedule 2.07, as of the date hereof there is no action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company. The Company is not subject to any order, writ, injunction or decree entered in any lawsuit or proceeding. The Company has no knowledge of any facts or circumstances that might give rise to any of the foregoing.

   SECTION 2.08 Material Agreements and Liabilities; Financial Statements.

   (a) Schedule 2.08(a) contains a complete list of the Company's Material Agreements, obligations and Liabilities (whether absolute, accrued or contingent). "Material Agreements" shall mean all agreements to which the Company is a party or by which the Company is bound that are material to the conduct and operations of its business and properties, including without limitation any agreements (i) which are not terminable upon less than thirty
(30) days' notice, (ii) which provide for payments to or by the Company in excess of $100,000 annually (except for purchase orders and customer orders entered in the ordinary course of business), (iii) which obligate the Company to share, license or develop any product or technology (except those which would not have a Material Adverse Effect), (iv) which involve transactions or proposed transactions between the Company, on the one hand, and any Affiliate of the Company, on the other hand, (v) which are debt financing agreements (excluding equipment leases which in the aggregate do not obligate the

Company for payments in excess of $50,000), (vi) pursuant to which the Company has issued or proposes to issue any Capital Stock or Convertible Securities or
(vii) pursuant to which the Company has granted registration rights pertaining to any securities to any Person. "Liability" or "Liabilities" means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person. The Company has in all material respects performed, and is now performing in all material respects, its obligations under, and is not in default (or by the lapse of time and/or the giving of notice would otherwise be in default) in respect of, any of the Material Agreements. To the Company's knowledge, none of the other parties to the Material Agreements are in default thereunder. Each of the Material Agreements is in full force and effect and is a valid and enforceable obligation against the Company and, to the Company's knowledge, the other party or parties thereto, in accordance with its terms.

   (b) The audited balance sheet of the Company as of January 3, 1999, the unaudited balance sheet of the Company for the nine-month period ended October 3, 1999, the audited statement of income and cash flow of the Company for the fiscal year ended January 3, 1999 and unaudited statement of income and cash flow of the Company for the nine-month period ended October 3, 1999 (collectively, the "Financial Statements") are set forth on Schedule 2.08(b) or in the Annual Report. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and with each other (except that the unaudited Financial Statements may not contain all footnotes required by GAAP) and fairly present the financial condition of the Company and the results of operations as of such dates and for such periods indicated. Except as reflected in the Financial Statements, the Company is not a guarantor or indemnitor of any Indebtedness or Liability of any other Person. The Company maintains a standard system of accounting established and administered in accordance with GAAP. The general ledger, accounts receivable, accounts payable, bank reconciliations and payroll records of the Company have been maintained in all material respects in the ordinary course and contain a materially correct and complete record of the matters typically contained in records of such nature.

   (c) The Company has not received any management letters or other letters from the Company's independent auditing firm(s) relating to the results of operations, financial statements or internal controls of the Company insofar as the same may pertain to the business or assets of the Company which it has not disclosed to Purchaser.

   SECTION 2.09 Inventory.

   To the Company's knowledge, and subject to the inventory reserves described in Schedule 2.09, each item of inventory of the Company, whether reflected on the Company's balance sheet or subsequently acquired, is (a) free of any material defect or deficiency, (b) in good, usable and currently marketable condition in the ordinary course of the business of the Company (subject, in the case of raw materials and work-in-process, to the completion of the production process) and (c) properly reflected in the books and records of the Company at the lesser of cost and fair market value, all as determined in accordance with GAAP. All inventory reflected on the Company's balance sheets conforms to the Company's published specifications and to any additional requirements of the intended purchaser, in the case of items identified to a particular order. Except as set forth in Schedule 2.09, since January 3, 1999, there have not been any write-downs of the value of, or establishment of any reserves against, any inventory of the Company.

   SECTION 2.10 Absence of Certain Changes.

   (a) Except as disclosed in the Company's filings pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"; the "Exchange Act Filings") or as set forth in the Financial Statements, since January 3, 1999, there has not been any change to the financial condition of the Company that would have a Material Adverse Effect on the Company or on the business or prospects of the Company, and, except as specifically reflected in the Financial Statements or in the Exchange Act filings, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock;
(ii) made capital expenditures or commitments therefor exceeding (excluding purchases of tooling in an aggregate amount not exceeding $800,000) $50,000 individually or $250,000 in the aggregate; (iii) made any loans or advances to any Person exceeding $15,000 individually or $30,000 in the aggregate or guaranteed the obligations of any Person; (iv) sold, exchanged or otherwise disposed of any of its assets or rights exceeding $50,000 individually or $100,000 in the aggregate; (v) incurred any material change in the assets, liabilities, financial condition, operating results or business of the Company from that reflected in the Financial Statements; (vi) suffered any damage, destruction or loss, whether or not covered by insurance, that had or would have a Material Adverse Effect on the Company; (vii) waived a right or a debt owed to it exceeding $15,000 individually or $30,000 in the aggregate; (viii) agreed to or made any material change or amendment to any Material Agreement;
(ix) permitted or allowed any of its assets to be subjected to any material encumbrance; (x) written up or down the value of any inventory, notes or accounts receivable or other assets in any material respect; (xi) licensed, sold, transferred, pledged, modified, disclosed, disposed of or permitted to lapse any right to the use of any Intellectual Property; (xii) made any change in any method of accounting or accounting practice or any change in depreciation or amortization policies or rates previously adopted; (xiii) paid, lent or advanced any amount to, sold, transferred or leased any assets to or entered into any Material Agreement or material arrangement with any of its Affiliates or entered into any agreement or arrangement whatsoever with any of its Affiliates, except for directors' fees, travel expense advances and employment compensation to officers; or (xiv) incurred or suffered any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect on the Company.

   (b) Schedule 2.10(b) sets forth a list of the ten (10) most highly compensated employees and officers of the Company for the fiscal year ended January 3, 1999, and a list of the ten (10) most highly compensated employees and officers of the Company for the current fiscal year (on an annualized basis), in each case based on total compensation paid to each such employee or officer, and in each case setting forth such annual (or annualized) total compensation for such employee or officer.

   SECTION 2.11 Proprietary Information of Third Parties. No third party has claimed or, to the Company's knowledge, has reason to claim that any Person employed by or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the Company's knowledge, no Person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, except as licensed or otherwise authorized or permitted to do so, and no Person employed by or affiliated with the Company has violated any confidential relationship which such Person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. None of the execution or delivery of this Agreement, or the carrying on of the business of the Company, or the conduct or proposed conduct of the business of the Company will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such Person is obligated.

   SECTION 2.12 Patents, Trademarks, Copyrights, Etc. The Annual Report sets forth a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee, or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, domain names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") used in or necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened on the ground that the operations of the Company infringe upon or conflict with the asserted rights of any other Person under any Intellectual Property, and to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened on the ground that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential, except for instances of non-compliance which would not have a Material Adverse Effect.

   SECTION 2.13 Compliance with Laws.

   (a) The Company is in compliance with all Applicable Laws, except for instances of non-compliance which would not have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any material violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any material violation) of any Applicable Law involving or related to the Company which has not been dismissed or otherwise disposed of. The Company has not received notice and does not otherwise have any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any Applicable Law, and has no knowledge of any proposed change in any Applicable Law that would have a material adverse effect on the Company. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability that may be material to its business, prospects, financial condition, operations, property or affairs. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, that would prohibit the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it proposes to conduct business.

   (b) The Company has, and, to the Company's knowledge after due inquiry, all professional employees or agents of the Company have, all licenses, franchises, permits, accreditations, authorizations, and other approvals from all Governmental Entities ("Approvals") necessary for or used in the conduct of, or relating to the operation of, the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases. The Company is not in material violation of any such Approval or any terms or conditions thereof. All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and no notice or warning from any Governmental Entity with respect to the suspension, revocation or termination of any Approval has been, to the knowledge of the Company, threatened by any Governmental Entity or issued or given to the Company. No such Approvals will in any way be affected, terminate or lapse by reason of the consummation of all or any portion of the transactions contemplated by this Agreement.

   SECTION 2.14 Certain Other Agreements. Except as contemplated or otherwise set forth or disclosed by this Agreement, the Company has no legal obligation, absolute or contingent, to any other Person to sell any Capital Stock, material assets or the business of the Company or to effect any merger, consolidation, liquidation, dissolution, recapitalization or other reorganization of the Company or to enter into any agreement with respect thereto.

   SECTION 2.15 Offering of the Series B Shares Warrant. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Series B Shares, the Warrant or any security of the Company similar to the Series B Shares or the Warrant has offered the Series B Shares or the Warrant or any such similar security for sale to, or solicited any offer to buy the Series B Shares, the Warrant or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons, and neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Series B Shares or the Warrant under the Securities Act of 1933 (the "Securities Act") or the rules and regulations of the Commission thereunder), in either case so as to subject the offering, issuance or sale of the Series B Shares or the Warrant to the registration provisions of the Securities Act.

   SECTION 2.16 Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

   SECTION 2.17 Officers. Schedule 2.17 sets forth the names of the officers of the Company, together with the title or job classification of each such Person and the total compensation anticipated to be paid to each such Person by the Company in calendar year 1999. Except as set forth on Schedule 2.17, no employee of the Company has an employment agreement or understanding, whether oral or written, with the Company.

   SECTION 2.18 Employees. Except as disclosed to Purchaser on Schedule 2.18, each of the officers of the Company, each key employee and each other employee now employed by the Company who has access to confidential information of the Company has executed an appropriate nondisclosure agreement in customary form, and such agreements are in full force and effect. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. The Company has never had any employees represented by collective bargaining agreements. The Company is currently in compliance with all Applicable Laws relating to the employment of labor, including provisions relating to employment practices, terms and conditions of employment, wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the activities of the Company of which the Company has received notice or of which the Company has knowledge, and the Company has no knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or, to the knowledge of the Company, threatened against the Company. No collective bargaining representation petition is pending or, to the knowledge of the Company, threatened against the Company.

   SECTION 2.19 Year 2000. The disclosure under the heading "Year 2000" in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 3, 1999 (the "99Q3 Quarterly Report") is complete and accurate in all material respects. The Company has no reasons to believe that it will incur expenses after the date hereof in an amount in excess of $100,000 in the aggregate as a result of problems commonly referred to as "Year 2000" software problems with respect to the products, internal computer systems, non-computer operations or productions processes of the Company or its vendors, business partners or customers.

   SECTION 2.20 Taxes. The Company has filed, or caused to be filed, on a timely basis all tax returns (including payroll, unemployment and other taxes related to its employees and independent contractors) required to be filed with any federal or state governmental body and all material tax returns required to be filed with any local or municipal governmental body, all such tax returns are true, correct and complete in all material respects and the Company, has paid or caused to be paid all taxes, levies, assessments, tariffs, duties or other fees and any interest and penalties thereon ("Taxes") imposed, assessed or collected by any governmental body that may have become due and payable pursuant to those tax returns or otherwise. No such federal, state, local or municipal tax returns have ever been audited by the Internal Revenue Service, state or other authorities (except for an audit of state sales and use tax returns). No deficiency assessment with respect to or proposed adjustment of any of the Company's Federal, state, municipal or local tax returns has occurred or, to the Company's knowledge, is threatened (except for a deficiency assessment following the most recent audit of sales and use tax returns, which the Company has fully satisfied). There has been no tax lien imposed by any governmental body outstanding against the business or the Company's assets or properties, except liens for current taxes not yet due. The reserve for Taxes on the balance sheet in the Financial Statements is fully adequate to cover all liabilities for Taxes with respect to periods ending on or before the Closing Date. The transactions contemplated by this Agreement will not, assuming compliance by parties to all Transaction

Documents with the terms thereof, cause or result in a limitation on the Company's net operating losses pursuant to Section 382 of the Code.

   SECTION 2.21 ERISA. "Employee Benefit Plans" means (i) all of the Company's employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and (ii) all other employee benefit arrangements or payroll practice, including employment agreements, stock option plans, severance agreements, board of directors' and executive compensation arrangements, incentive programs or arrangements, sick leave, severance pay policies, salary continuation for disability, consulting arrangements, workers' compensation, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, plans providing benefits or payments in the event of a change of control, change in ownership, or sale of a substantial portion of the Company's assets, maintained by the Company (including ERISA Affiliates as defined below) or to which the Company or an ERISA Affiliate has contributed or is or was obligated to make payments, in each case with respect to any current or former employee or director of the Company or an ERISA Affiliate. The Company has no employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans"). The Company, including its ERISA Affiliates, does not and has never maintained or participated in, been obligated to make contributions to, and does not have and has had no liability with respect to, any Employee Benefit Plan which is: (i) subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, (ii) a "multi-employer plan" (as defined in Section 3(37) of ERISA), (iii) a "multiple employer plan" (as defined in Section 4063 or 4064 of ERISA), or (iv) a funded vacation pay plan. The Company and its ERISA Affiliates have, with respect to each Employee Benefit Plan, complied in all material aspects with all applicable laws, and the lawful terms of such plans. No employee of the Company nor any fiduciary with respect to the Employee Benefit Plans has issued or distributed any written communication to any present or former employee of the Company regarding the effect the transactions contemplated by this Agreement may have on any Employee Benefit Plan or other employee-related practice, policy, or arrangement. There shall be no payment, accrual of additional benefits, acceleration of payments, vesting or term extension of any benefit under any Employee Benefit Plan or any agreement or arrangement solely by reason of entering into or in connection with the transactions contemplated by this Agreement. No Employee Benefit Plan has participated in, engaged in or been a party to any non-exempt prohibited transaction as described under the Code or ERISA, and neither the Company nor any of its ERISA Affiliates has had asserted against them any claim for taxes under Chapter 43 of Subtitle D of the Code and Section 5000 of the Code, or for penalties under ERISA Section 502(c), (i) or (l), with respect to any Employee Benefit Plan nor, to the knowledge of the Company, is there a basis for any such claim. No officer, director or employee of the Company has committed a material breach of any responsibility or obligation imposed upon fiduciaries by Title I of ERISA with respect to any Employee Benefit Plan. Other than routine claims for benefits, there is no claim pending or, to the knowledge of the Company, threatened, involving any Employee Benefit Plan by any Person against such plan, the Company or any of its ERISA Affiliates. There is no pending or, to the knowledge of the Company, threatened, proceeding involving any Employee Benefit Plan before any governmental agency. In accordance with applicable law and the terms of such plan, each Employee Benefit Plan can be amended or terminated at any time, without consent from any other party. With respect to the Employee Benefit Plans, individually and in the aggregate, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company could be subject to any liability that is reasonably likely to have a Material Adverse Effect. For purposes of this Agreement, an "ERISA Affiliate" is any entity, whether or not incorporated, deemed to be under common control or affiliated with the Company under Section 414.

   SECTION 2.22 Environmental Matters.

   (a) To the best knowledge of the Company, the Company: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current operations or for any property owned, leased or otherwise operated by it; and
(iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits. The Company reasonably believes that each of its Environmental Permits currently in effect will be renewed effective prior to the expiration of such Environmental Permit.

   (b) The Company has not received any notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, any Environmental Condition. The Company has not received any notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Materials at, on, under, in, to or from any Facility or any former Facilities, or in connection with any operations or activities of the Company.

   (c) The Company has not entered into or agreed to and is not subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to compliance with or Liability under any Environmental Law.

   (d) To the best knowledge of the Company, Hazardous Materials have not been transported, disposed of, emitted, discharged or otherwise Released or threatened to be Released to or at any real property presently or formerly owned or leased by the Company, which Hazardous Materials are reasonably expected to (i) give rise to a material Liability of the Company under any applicable Environmental Law, (ii) interfere with the Company's continued operations or (iii) materially impair the fair salable value of any real property owned or leased by the Company.

   (e) The Company has not assumed or retained, by contract or, to the knowledge of the Company, by operation of law in connection with the sale or transfer of any assets or business, Liabilities arising from or associated with or otherwise in connection with such assets or business of any kind, fixed or contingent, known or not known, under any applicable Environmental Law. The Company is not required to make any material capital or other expenditures to comply with any Environmental Law nor to the knowledge of the Company is there any reasonable basis on which any Governmental Entity could take any action that would require any such capital expenditures.

   (f) No environmental audits or assessments which have been conducted in respect of any Facility or any former Facility within the past five (5) years, by the Company, or any attorney, environmental consultant or engineer or other Person engaged by the Company for such purpose.

   SECTION 2.23 Affiliate Transactions. Except for regular salary payments, warrants, rights, options and fringe benefits under an individual's compensation package with the Company, none of the officers, directors, employees or other Affiliates of the Company, nor any member of the family of such a person, is a party to any agreement, understanding, Indebtedness or proposed transaction with the Company or, to the Company's knowledge, is directly interested in any Material Agreement with the Company. The Company has not guaranteed or assumed any obligations of its officers, directors, employees or other Affiliates or members of any of their families. To the Company's knowledge, other than as contemplated by this Agreement, none of the officers, directors, or other Affiliates of the Company nor any member of their families has any direct or indirect ownership interest in any Person (other than a less than 5% ownership interest in a publicly traded company) with which the Company has a business relationship or with any Person that competes with the Company. To the Company's knowledge without any duty of inquiry, no employees nor any member of their families has any direct or indirect ownership interest in any Person with which the Company has a business relationship or that competes with the Company.

   SECTION 2.24 Insurance. To the best knowledge of the Company, each insurance policy held by or for the benefit of the Company is in full force and effect. The Company carries, and will continue to carry, insurance with reputable insurers with respect to such of its properties and businesses, in such amounts and against such risks as is adequate for its business and as is customarily maintained by other entities of similar size engaged in similar businesses. None of such insurance was obtained through the use of materially false or misleading information or the failure to provide the insurer with all material information requested in order to evaluate the liabilities and risks insured. The Company has not received any notice of cancellation or non-renewal of any insurance policies or binders.

   SECTION 2.25 Tangible Assets.

   (a) The Company has good and valid title to or valid and subsisting leasehold interests in all fixtures and equipment having original cost or fair market value in excess of $25,000, including all such fixtures and equipment reflected in the Company's most recent balance sheet included in the Financial Statements and all such fixtures and equipment purchased or otherwise acquired by the Company since the date of such balance sheet. None of such fixtures and equipment is subject to any encumbrance except for encumbrances incurred in the ordinary course of business or which, individually or in the aggregate, are not substantial in amount and do not materially detract from the value of the property or assets of the Company or interfere with the present use of such property or assets.

   (b) The buildings and fixtures and equipment owned by the Company are in good operating condition and repair (except for ordinary wear and tear), with no material defects, are sufficient for the operation of the business of the Company as presently conducted and are in conformity, in all material respects, with all Applicable Laws relating thereto currently in effect.

   SECTION 2.26 Customer Relations. "Material Customer" means any Person from whom the Company has recognized revenue in excess of $100,000 since January 1, 1997 or to whom the Company has any obligation to complete work or honor any contractual warranty or has any obligation or Liabilities. Except as set forth in Schedule 2.26, since January 1, 1997, no Material Customer has canceled or terminated any purchase order, purchase contract or Material Agreement or notified the Company in writing or orally of its intent to cancel or terminate purchase order, purchase contract or any Material Agreement or materially alter the amount of business that it transacts with the Company. Ryder has not terminated, deferred or delayed (i) any programs that are likely to affect the Company's projected product sales for any quarterly period from the date of this Agreement through December 31, 2000 or (ii) any joint development project now in progress or previously proposed.

   SECTION 2.27 Books and Records. The Company has made and kept (and given Purchaser access to) books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company previously made available to Purchaser accurately and adequately reflect all material action previously taken by the shareholders, the Board of Directors and committees of the Board of Directors of the Company.

   SECTION 2.28 Warranties. The Company's warranty terms are as described on
Schedule 2.28 to this Agreement. The reserve for warranty claims on the Company's most recent quarterly balance sheet dated October 3, 1999, reflects the Company's historical and anticipated warranty expense accurately and in accordance with GAAP.

   SECTION 2.29 Outsourcing. Company anticipates that its present vendors will be able to ship the products known as the FW8000, FW5000 and FW2000 in commercial quantities sufficient to meet projected demand no later than February 28, 2000, at a cost to the Company which does not exceed the costs previously disclosed to Purchaser.

   SECTION 2.30 Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no fact which the Company has not disclosed to Purchaser in writing and of which the

Company is aware which materially and adversely affects or could be reasonably expected to materially and adversely affect the business, prospects, financial condition, operations, property or affairs of the Company. The financial projections and other estimates provided to Purchaser were prepared by the Company based on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections and estimates, believed to be reasonable. As of the date hereof, no facts have come to the attention of the Company which would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.

                                  ARTICLE III
          REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

   SECTION 3.01 Representations. Purchaser represents and warrants to the Company that:

   (a) it is wholly owned by Glenmount International, L.P., which is a partnership which was not organized for the specific purpose of acquiring the Series B Shares or the Warrant;

   (b) it has sufficient knowledge and experience in investing to be able to evaluate the risks and merits of its investment in the Company, and it is able financially to bear the risks thereof;

   (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

   (d) the Series B Shares, the Warrant, the Breakup Warrant (if issued), and the Conversion Shares and Warrant Shares are being acquired for Purchaser's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

   (e) Purchaser is a corporation, duly formed, validly existing and in good standing under the laws of its state of formation and has the power and authority to execute, deliver and perform this Agreement;

   (f) the execution and delivery by Purchaser of this Agreement, and the performance by the Purchaser of its obligations hereunder, have been duly authorized by all requisite corporate action; and

   (g) Purchaser has duly executed and delivered this Agreement and it constitutes its legal, valid and binding obligation, enforceable in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and as the remedy of specific performance and other forms of injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

                                   ARTICLE IV
                CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS

   SECTION 4.01 Conditions to Obligations of the Purchaser. The obligation of Purchaser to purchase and pay for the Series B Shares to be purchased by it on the Closing Date hereunder is, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:
   (a) Shareholder Approval. The Company shall have obtained approval of this Agreement and the transactions contemplated hereby, including any actions necessary to increase the number of directors, from its Shareholders.

   (b) Warrant. The Company shall have executed and delivered the Warrant, substantially in the form of Exhibit B hereto.

   (c) Management Services Agreement. The Company shall have executed and delivered, at the same time this Agreement is delivered, a Management Services Agreement with Purchaser in the form of Exhibit C hereto (the "Management Services Agreement") and Company shall not be in default on any monthly payment to Purchaser pursuant to such Management Services Agreement.

   (d) Voting Agreement and Transfer Restrictions. The Company shall have executed and delivered, and each of its current officers and directors and their respective Affiliates and all other parties listed on Schedule 4.01(d) (owning an aggregate of not less than 1,700,000 shares of Common Stock) shall have executed and delivered within five (5) business days of the execution of this Agreement, an agreement in substantially the form attached hereto as Exhibit D, pursuant to which each such officer, director or Affiliate agrees on behalf of himself, herself or itself, (i) to vote his or her or its outstanding shares in support of the transactions contemplated by this Agreement, (ii) to vote his or her or its outstanding shares in favor of Purchaser's nominees to the Board of Directors for a period of three (3) years following the Closing,
(iii) to refrain from transferring any shares of the Company prior to March 20, 2000, and (iv) to refrain from exercising or transferring any existing options or warrants prior to March 20, 2000.

   (e) Board of Directors. The Company shall have taken all necessary actions and obtained all needed resignations so that, immediately following the Closing, the Company's Board of Directors consists of David Malmberg, David Mell, Gary Beeman, Robert D. D. Forbes, Michael E. Johnson, Richard J. Boyle and one other person selected by the Company and reasonably acceptable to Purchaser (to be agreed upon in within ten (10) business days following the execution of this Agreement). If any such person becomes unavailable prior to the Closing, Purchaser and Company shall agree upon a replacement (except that Company may not object to Purchaser's nominee to replace Michael Johnson, Robert D.D. Forbes or Richard J. Boyle).

   (f) Opinion of the Company's Counsel. Purchaser shall have received from Dorsey & Whitney, counsel for the Company, an opinion dated the Closing Date, in the form attached as Exhibit E hereto.

   (g) Representations and Warranties to be True and Correct on Date Hereof. The representations and warranties of the Company contained in Article II shall have been true, complete and correct on the date of this Agreement and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to such effect the Purchaser in writing.

   (h) Performance. The Company shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date and the Chief Executive Officer and Chief Financial Officer of the Company shall have certified to the Purchaser in writing to such effect and to the further effect that all of the conditions set forth in this Article IV have been satisfied.

   (i) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it reasonably may request.

   (j) Supporting Documents. Purchaser shall have received a copy of:

     (i) (A) the Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of Minnesota, and (B) a certificate of the Secretary of State of the State of Minnesota dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all applicable taxes by the Company and listing all documents of the Company on file with said Secretary; and

     (ii) such additional supporting documents and other information with respect to the operations and affairs of the Company as Purchaser reasonably may request.

   (k) Terms of Series B Shares. The Board of Directors of the Company shall have adopted the Series B Certificate in substantially the form attached as Exhibit A hereto and such Certificate shall have been filed with the Minnesota Secretary of State and have become effective.

   (l) Third-Party Approvals. All Persons having any right to consent to or approve the issuance of the Series B Shares, the Warrant, the Conversion Shares, or the Warrant Shares shall have delivered such consents or approvals in writing. All Persons having any preemptive, first refusal or other rights with respect to the issuance of the Series B Shares, the Conversion Shares, or the Warrant Shares shall have irrevocably waived the same in writing.

   (m) No Material Adverse Change. No Material Adverse Change, as defined in
Section 6.17, in the reasonable judgment of the Purchaser, shall have occurred in the Company's business, financial condition, prospects or results of operations since October 3, 1999.

   (n) Expenses. The Company shall have paid fees and expenses due pursuant to
Section 6.01 hereof incurred prior to the Closing (subject to the limitation set forth in such Section 6.01).

   (o) Directors and Officers Liability Insurance. The Company shall have maintained in effect directors' and officers' liability insurance coverage, on customary terms and conditions (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors), ensuring an aggregate of at least $5,000,000 in such liability insurance coverage.

   All such documents shall be reasonably satisfactory in form and substance to the Purchaser.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

   The Company covenants and agrees with the Purchasers that:

   SECTION 5.01 Stockholder Meeting; Voting Agreement and Transfer
Restrictions.

    (a) The Company agrees to promptly submit this Agreement and the transactions contemplated hereby to the Company's stockholders for approval in compliance with the MBCA and the policies of the NASDAQ Stock Market and to use best efforts to obtain such approval on or before January 31, 2000.

   (b) The Company will execute and deliver and shall use its best efforts to cause each of its current officers and directors and their respective Affiliates listed on Schedule 4.01(d) (owning an aggregate of not less than 1,700,000 shares of Common Stock) to execute and deliver, within five (5) business days of the execution of this Agreement, an agreement in substantially the form attached hereto as Exhibit D, pursuant to which each such officer and director agrees on behalf of himself, herself or itself and each of his, her or its Affiliates, (i) to vote his, her or its outstanding shares in support of the transactions contemplated in this Agreement, (ii) to vote his, her or its outstanding shares in favor of Purchaser's nominees to the Board of Directors for a period of three (3) years following the Closing of the transactions contemplated by this Agreement, (iii) to refrain from transferring any shares of the Company prior to March 20, 2000, and (iv) to refrain from exercising or transferring any existing options or warrants prior to March 20, 2000. Company will not issue or redeem any Capital Stock or security convertible into Capital Stock prior to March 20, 2000, except as contemplated by this Agreement.

   SECTION 5.02 SEC Filings. The Company shall at all times file all reports required to be filed by it under the Securities Act or the Exchange Act, and shall take such further action as Purchaser may reasonably request, all to the extent required from time to time, to allow Purchaser to sell the Conversion Shares and the Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of Purchaser, the Company shall deliver to Purchaser (i) a certificate from the President, Chief Executive Officer or Chief Financial Officer stating that the Company has complied with all such requirements; (ii) copies of the Company's most recent quarterly or annual report; and (iii) all such other reports and/or documents as Purchaser may reasonably request to avail itself of Rule 144, 144A or any other SEC regulation allowing it to sell the Conversion Shares or the Warrant Shares without registration.

   SECTION 5.03 Financial Statements, Reports, Etc. Until the Closing, and thereafter, so long as the Warrant or any Series B Shares are outstanding, Purchaser shall be entitled to receive the following information:

   (a) within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company, as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year then ended, prepared in accordance with GAAP and certified by a "Big Five" firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (the "Annual Audited Financial Statements");

   (b) within twenty-one (21) days after the end of each accounting month of the Company within each fiscal year, a balance sheet of the Company and the related statements of income, shareholders' equity and cash flows, unaudited but prepared in accordance with GAAP and certified by the Chief Financial Officer of the Company, or, if there is no Chief Financial Officer, the Chief Executive Officer, such consolidated balance sheet to be as of the end of such month and such consolidated statements of income, shareholders' equity and cash flows to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year and with respect to the then-applicable budget;

   (c) at the time of delivery of each financial statement pursuant to Section 5.03(b), a certificate executed by the Chief Financial Officer of the Company or, if there is no Chief Financial Officer, the Chief Executive Officer, stating that such officer has reviewed this Agreement, the terms of the Warrant, and the terms of the Series B Preferred Stock contained in the Articles of Incorporation and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, the terms of the Warrant, or the terms of the Series B Preferred Stock contained in the Articles of Incorporation or, if such officer has such knowledge, specifying such default and the nature thereof;

   (d) within thirty (30) days after the end of each quarter, a quarterly management narrative report explaining all significant variances from forecasts and all significant current developments in staffing, marketing, sales and operations;

   (e) no later than thirty (30) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

   (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company;
   (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in
Section 2.07 involving the Company that could materially adversely affect the Company;

   (h) promptly upon sending, making available or filing the same, all press releases, reports and financial statements that the Company sends or makes available to its shareholders or files with the SEC; and

   (i) promptly, from time to time, such other material information regarding the business, prospects, financial condition, operations, property or affairs of the Company as Purchaser reasonably may request.

   SECTION 5.04 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series B Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series B

Shares from time to time outstanding, or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Shares or otherwise to comply with the terms of this Agreement, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain all authorizations, consents, approvals or other actions by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series B Shares, which conversion may be made by Purchaser at any time.

   SECTION 5.05 Reserve for Warrant Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the exercise of the Warrant and the Breakup Warrant and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the exercise of the Warrant and the Breakup Warrant, or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of the Warrant or the Breakup Warrant or otherwise to comply with the terms of this Agreement, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain all authorizations, consents, approvals or other actions by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon exercise of the Warrant, which exercise may be made by Purchaser at any time.

   SECTION 5.06 Corporate Existence. The Company shall maintain its respective corporate existence, rights and franchises in full force and effect.

   SECTION 5.07 Properties, Business, Insurance.

   (a) The Company shall maintain as to its properties and businesses, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be at all times adequate and sufficient for the business of the Company, as reasonably determined by the Board of Directors. Without limiting the foregoing, the Company shall at all times maintain general liability insurance in an amount not less than $7,000,000. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by Purchaser, the Company will add one designee of Purchaser as a notice party for each such policy and shall request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

   (b) Without limiting its obligations pursuant to Section 5.07(a), the Company shall maintain so long as the Warrant or any shares of the Series B Shares remain outstanding, directors' and officers' liability insurance the Warrant or coverage, on customary terms and conditions (including coverage for liabilities arising before the date of taking office to the extent arising from such person's status as a prospective member of the Board of Directors), providing an aggregate of at least $5,000,000 in such liability insurance coverage. The Company shall at all times maintain provisions in its Bylaws and Articles of Incorporation indemnifying all directors against liability and absolving all directors from liability to the maximum extent permitted under the laws of the State of Minnesota.

   SECTION 5.08 Inspection, Consultation and Advice. The Company shall permit Purchaser and such Persons as Purchaser may designate, to visit and inspect, at Purchaser's expense, any of the properties of the Company, examine its books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company as to its affairs, finances and accounts, all at reasonable times and upon reasonable notice. In addition, and without limiting the foregoing, Company shall permit Purchaser to conduct such environmental investigations of Company facilities as Purchaser deems appropriate, including "Phase II" review.

   SECTION 5.09 No Solicitation; Restrictive Agreements Prohibited.

   (a) The Company shall not seek, initiate or encourage any agreement, transaction or discussions which would be a Competing Proposal as defined in
Section 6.02.

   (b) The Company shall not become a party to any agreement which, by its terms, restricts the Company's performance of its obligations under the Transaction Documents.

   SECTION 5.10 Fees and Expenses of Directors. The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses, including, but not limited to, travel expenses, incurred in attending each meeting of the Board of Directors of the Company or any committee thereof and any other meetings attended at the request of the Company and pay any fees paid to directors therefor.

   SECTION 5.11 Board of Directors.

   (a) Other than as provided in paragraphs (b) and (c) below, the number of directors of the Company shall be fixed at seven (7).

   (b) So long as the Warrant or any Series B Shares remain outstanding, the holders of the Series B Shares shall have the right to designate three (3) directors of the Company, and shall have the right pursuant to paragraph (c) below to designate two (2) additional directors of the Company (each such director, a "Series B Director"). The holders of the Series B Shares, voting together as a class, shall have the exclusive right to (i) terminate any Series B Director during his or her term of office, with or without cause; and (ii) to fill any vacancy among the Series B Directors.

   (c) The holders of the Warrant and the Series B Shares shall have the right to compel the Company to take all necessary action to increase the number of directors from seven (7) to nine (9), and the right to appoint two (2) additional directors to fill the vacancies created by such increase, upon the occurrence of any one or more of the circumstances described in Section 5(c) of the Series B Certificate attached as Exhibit A to this Agreement.

   (d) If, within six months following the election of additional directors by the holders of the Series B Shares pursuant to clause (c) above, the Series B Shares shall not have been converted to Company Common Stock, the right of the Series B Shares to elect an additional two directors shall expire, but the right to elect three directors shall remain in effect.

   SECTION 5.12 Compliance with Laws. The Company shall conduct its business in compliance with all Applicable Laws.

   SECTION 5.13 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

   SECTION 5.14 Protective Provisions. The Company shall not take any of the following actions without the prior affirmative written consent of Purchaser or, following the Closing, of the holders of the Warrant and holders of at least two-thirds (2/3) of the Series B Shares:

   (a) alter, change or amend (by merger or otherwise) any of the rights, preferences or privileges of the Series B Preferred Stock;

   (b) alter, change or amend any of the terms of the Warrant;

   (c) other than as provided in Section 5.11(c) hereof, amend, restate, alter, modify or repeal (by merger or otherwise) its Articles of Incorporation or Bylaws, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) (i) any certificate of designation or preferences (as in effect from time to time) relating to any series of Preferred Stock or (ii) any of the rights, preferences and privileges of any other class of Capital Stock or the terms or provisions of any option or Convertible Security;

   (d) (i) create, authorize or issue Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series; (ii) create, authorize or issue any securities (including Convertible Securities) convertible into, or exercisable, redeemable or exchangeable for, shares of Senior Securities, Parity Securities or Supervoting Securities; (iii) increase or decrease the authorized number of shares of Series B Preferred Stock; or
(iv) increase or decrease the authorized number of shares of any class or series of Senior Securities, Parity Securities, Supervoting Securities or shares of any such class or series;

   (e) (i) initiate or suffer to exist any Liquidation Event with respect to the Company, (ii) enter into any merger or consolidation with any other Person that results in the holders of the Company's Capital Stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's Capital Stock after such transaction or (iii) otherwise discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole;

   (f) initiate or suffer to exist any recapitalization of the Company, or reclassify any authorized Capital Stock of the Company into any other class or series of Capital Stock of the Company;

   (g) redeem any shares of Capital Stock;

   (h) acquire, in one or a series of transactions, any equity ownership interest, by way of merger or otherwise, in any Person, or any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000, or (ii) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

   (i) change the number of directors of the Company to a number other than seven (7) or the manner in which the directors are selected, except as set forth in Section 5.11(c) hereof;
   (j) make any material change in the nature of its business as conducted on the Closing Date, or fail to conduct its business in the ordinary course consistent with past practice;

   (k) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company, whether now or hereafter acquired, in any transaction or transactions that call for payments in excess of $500,000;

   (l) establish or purchase any Subsidiary;

   (m) enter into any agreements, transactions or leases not in the ordinary course of the Company's business as conducted on the Closing Date that call for payments in excess of $250,000;

   (n) incur any new or additional Indebtedness which exceeds $500,000 provided that this clause (n) shall not prohibit the extension, renewal, amendment or refinancing (including refinancings with other lenders) of the Company's existing credit facility with Spectrum Commercial Services, a Division of Lyon Financial Services, Inc. on terms no more restrictive than those contained in the General Credit and Security Agreement dated November 19, 1998, as amended on August 20, 1999 (except interest rate "spreads" may increase by no more than 50 basis points over prime and principal amounts advanced against accounts receivable or inventory (but no other amounts of principal) may increase or decrease provided that advance rates are no greater than those currently in effect).

   (o) other than as set forth in an annual compensation plan approved by the Series B Directors, increase management compensation with respect to any Person in an amount greater than ten percent (10%) in any single fiscal year (including without limitation by issuance of warrants, options or other contingent compensation); or hire any new employee whose annual compensation exceeds $125,000; or

   (p) except for transactions on customary and reasonable terms, enter into any transaction with (i) any Affiliate of the Company, (ii) any employee of the Company, (iii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of Capital Stock of the Company, (iv) any member of the immediate family of any Person set forth in clauses (i), (ii) and
(iii) above, or (v) any corporation, partnership, trust or other entity in which any Person set forth in clauses (i), (ii), (iii) or (iv) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For purposes of this Agreement, the members of the "immediate family" of any Person shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, and brothers- and sisters-in-law of such Person.

   SECTION 5.15 Publication Matters. The Company shall not use the name or logo of Purchaser or any of its Affiliates in connection with any press releases or advertisements without the prior written consent of Purchaser and the prior written approval by Purchaser of the form and content of any such press release or advertisement. The Company consents to the publication by Purchaser or any of its Affiliates of a tombstone or similar advertising material relating to the transactions contemplated by this Agreement, which may include the Company's name, business description and size of investment. In addition, the Company agrees that Purchaser and its Affiliates may use the Company's name and logo on websites among a list of representative investments and may provide the Company's name and appropriate individual contacts to companies for the purpose of securing supplier discounts or other similar benefits for the Company.

                                   ARTICLE VI
                                 MISCELLANEOUS

   SECTION 6.01 Expenses. The Company shall pay all reasonable out-of-pocket due diligence expenses and outside legal and consulting fees and expenses of Purchaser incurred in connection with investigating, negotiating or documenting the transactions contemplated hereby (whether such fees and expenses are incurred prior to or after the Closing Date), provided that the payment for such expenses shall be limited to $50,000 except as otherwise provided in
Section 6.03.

   SECTION 6.02 Breakup Fee. (a) If any person (other than Purchaser or any of its Affiliates) shall have made, proposed, communicated or disclosed a proposal for an acquisition of the Company or its assets or business, or a combination with the Company, or a financing transaction proposal as an alternative to the transactions contemplated by this Agreement (a "Competing Proposal") in a manner which is or becomes public and this Agreement is terminated following such proposal, then the Company shall, simultaneously with termination of this Agreement, pay to Purchaser a fee (the "Breakup Fee") in the amount of $500,000 or, if greater, 2.5% of the value of the Company established by a proposed transaction, if, following the announcement or proposal of a transaction, this Agreement is terminated. If (in the absence of a Competing Proposal) the stockholders do not approve the transactions contemplated by this Agreement, the Company shall pay to Purchaser the $100,000 required pursuant to the terms of the Management Services Agreement (the "Consulting Fee") and shall issue to Purchaser a warrant (the "Breakup Warrant") for 250,000 shares at the purchase price of $1.00 per share, which will be exercisable immediately and will expire if not exercised within five years, and will otherwise have the terms and conditions set forth on Exhibit F. The Consulting Fee shall be paid by wire transfer of immediately available funds.

   (b) The Company agrees that the agreement contained in Section 6.02(a) above is an integral part of the transactions contemplated by this Agreement and that the Consulting Fee constitutes liquidated damages and not a penalty. If Company fails to promptly pay to Purchaser any amount due under such Section 6.02(a), Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment thereof, together with interest on the amount of any unpaid amount at the annual rate of four percent (4%) above the publicly announced prime rate of Citibank, N.A. (or, if lower, the maximum rate permitted by law) from the date such amount was required to be paid to the date of payment.

   (c) The Company agrees to reserve 250,000 shares of its Common Stock for issuance in connection with the exercise of the Breakup Warrant, if the Breakup Warrant is issued. The obligation to reserve shares in connection with the Breakup Warrant shall survive termination of this Agreement pursuant to Section 6.03, below, and shall remain binding upon the Company.

   (d) Except as provided otherwise in paragraphs (a) and (b) above and in
Section 6.01, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that Company shall pay all costs and expenses (i) in connection with obtaining shareholder approval for this Agreement and the transactions contemplated hereby, including printing and mailing the proxy statement and (ii) of obtaining any consents of any third party.

   SECTION 6.03 Termination. This Agreement may be terminated:

   (a) at any time by mutual agreement of the parties;

   (b) by Purchaser by written notice to the Company if all conditions to closing have not been satisfied prior to February 11, 2000;

   (c) by the Company following a proposal of the type described in Section 6.02(a), by written notice to Purchaser; or

   (d) by either party following a material breach by the other party to this Agreement, provided that if such breach is curable, this Agreement may only be terminated if, after ten (10) business days' notice, the party in breach has not either cured such breach or commenced diligent efforts to cure such breach.

   Termination of this Agreement shall not waive any party of liability for breaches of this Agreement which occurred prior to termination. If this Agreement is terminated by Purchaser pursuant to subsection (b) of this Section 6.03, the limitation on expenses payable pursuant to Section 6.01 shall be $85,000.

   SECTION 6.04 Survival of Agreements. All covenants, agreements, representations and warranties made in the Transaction Documents or any certificate or instrument delivered to Purchaser pursuant to or in connection with the Transaction Documents shall survive the execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Series B Shares, the issuance and delivery of the Warrants, and the issuance and delivery of the Conversion Shares and the Warrant Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

   SECTION 6.05 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

   SECTION 6.06 Parties in Interest. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting Purchaser shall inure to the benefit of any and all subsequent holders from time to time of Series B Shares, the Warrants, Conversion Shares or the Warrant Shares.

   SECTION 6.07 Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in Person, mailed by certified or registered mail, return receipt requested, delivered by overnight courier, or sent by telecopier or telex, addressed as follows:

   (a) if to the Company,

                        Fieldworks, Incorporated
                        7631 Anagram Drive
                        Eden Prairie, Minnesota
                        Attention: Karen Engebretson
                        Facsimile: (612) 947-7030

       with a copy to:

                        Dorsey & Whitney LLP
                        Pillsbury Center
                        220 South Sixth Street
                        Minneapolis, MN 55402
                        Attention: Kenneth Cutler
                        Facsimile: (612) 340-8738

   (b) if to Purchaser:

                        Industrial Works Holding Corp.
                        c/o Glenmount International, L.P.
                        19200 Von Karman Avenue, Suite 400
                        Irvine, California 92612
                        Attention: Michael E. Johnson
                        Facsimile: (949) 477-8044

       with a copy to:

                        Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                        Attention: Peter J. Tennyson
                        Facsimile: (714) 979-1921

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

   SECTION 6.08 Governing Law; Jury Trial Waiver. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California without regard to the conflict of law principles thereof; except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement and as to those matters, the law of the jurisdiction under which the respective entity derives its powers shall govern. The parties irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, and consent to the jurisdiction of, the courts located in Orange County, California, and waive any and all objections to such jurisdiction or venue that they may have. The parties hereby waive any right to have trial by jury in any action, suit or proceeding brought to enforce or defend any rights or remedies arising under or in connection with this Agreement, whether grounded in tort, contract or otherwise.

   SECTION 6.09 Injunctive Relief. The parties hereto acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and shall be entitled to enforce specifically the provisions of this Agreement in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the parties may be entitled under this Agreement or at law or in equity.

   SECTION 6.10 Assignment.

   (a) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of Purchaser.

   (b) Purchaser may, without the consent of the Company, sell, transfer, or otherwise convey the Warrant, any Breakup Warrant or any of the Series B Shares purchased by Purchaser hereunder or the Conversion Shares or Warrant Shares, and the rights and obligations of Purchaser hereunder, to any of its Affiliates or to an Accredited Investor, provided, however, that such Person (except for a transferee of the Breakup Warrant) shall not have any rights under this Agreement unless it executes a counterpart of this Agreement in connection with such transfer.

   (c) Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

   SECTION 6.11 Limitation of Liability. In no event shall (a) any Affiliate of Purchaser, or (b) any direct or indirect member, shareholder, officer, director, limited partner, employee or any other representative of Purchaser or any Affiliate of Purchaser, be personally liable for any obligation of Purchaser under this Agreement.

   SECTION 6.12 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

   SECTION 6.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   SECTION 6.14 Amendments. This Agreement may not be amended or modified without the written consent of the Company and Purchaser.

   SECTION 6.15 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

   SECTION 6.16 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

   SECTION 6.17 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Affiliate" means, with respect to a specified Person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (b) any other Person that owns, directly or indirectly, five percent (5%) or more of such specified person's Capital Stock, (c) any employee or director of such specified Person,
(d) any member of the family of any Person specified in clauses (a), (b), and
(c), or (e) any corporation, limited liability company, partnership, trust or other entity in which any Person set forth in clauses (a), (b), (c) or (d) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding Capital Stock thereof. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. All limited partners in Glenmount International, L.P. shall be considered Purchaser's Affiliates.

   "Agreement" has the meaning set forth in the preamble hereto.

   "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction, decree or financial assessment (subject, in the case of financial assessments, to the exhaustion of appeals) of any Governmental Entity to which a specified Person or its properties or assets, or its officers, directors, employees, consultants or agents (in their capacities as such) is subject, including, without limitation, all such statutes, laws, rules, regulations, judgments, orders, writs, injunctions, decrees and financial assessments relating to, without limitation, energy regulation, public utility regulation, securities regulation, consumer protection, equal opportunity, health care industry regulation, public health and safety, motor vehicle safety or standards, third party reimbursement, environmental protection, fire, zoning, building and occupational safety and health matters and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

   "Approvals" has the meaning set forth in Section 2.13(b) hereof.

   "Breakup Warrant" means a Warrant in the form of Exhibit F.

   "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Change of Control" shall be deemed to have occurred upon (i) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party, in a single transaction or series of related transactions, (ii) a merger, consolidation or sale of all or substantially all of the assets of the Company such that the shareholders of the Company immediately prior to the consummation of such transaction own less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction or transactions, in a single transaction or series of related transactions, or (iii) the sale or transfer of more than twenty-five percent (25%) of the shares of Capital Stock of the Company, in a single transaction or series of related transactions.

   "Closing" has the meaning set forth in Section 1.06 hereof.

   "Closing Date" has the meaning set forth in Section 1.06 hereof.

   "Code" means the Internal Revenue Code.

   "Common Stock" has the meaning set forth in the preamble hereto.

   "Company" has the meaning set forth in the preamble hereto.

   "Consulting Fee" has the meaning set forth on Section 6.02 hereof.

   "Conversion Shares" has the meaning set forth in Section 1.04 hereof.

   "Convertible Security" means any stock or security that is directly or indirectly convertible into or exchangeable for or exercisable for Capital Stock, including without limitation, the Series B Shares, the Warrant and any other option, warrant or exchangeable debt security.

   "Employee Benefit Plans" has the meaning set forth in Section 2.21 hereof.

   "Employee Pension Plans" has the meaning set forth in Section 2.21 hereof.

   "Environmental Condition" means the Release or threatened Release of any Hazardous Material (whether or not upon a Facility or any former Facility or other property and whether or not such Release constituted at the time thereof a violation of any Environmental Law) as a result of which the Company has or would reasonably be expected to become liable to any Person or by reason of which any Facility, any former Facility or any of the assets of the Company may suffer or be subjected to any encumbrances.

   "Environmental Laws" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, legally binding decrees or other requirements of any Governmental Entity (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health relating to exposure of any kind of Hazardous Materials, as have been, are now or may at any time hereafter be in effect.

   "Environmental Permits" means any and all permits, licenses, registrations, notifications, exemptions and any other authorizations required under any Environmental Law.

   "ERISA" has the meaning set forth in Section 2.21 hereof.

   "ERISA Affiliate" has the meaning set forth in Section 2.21 hereof.

   "Facility" or "Facilities" means one or more of the offices and buildings and all other real property and related facilities which are owned, leased or operated by the Company.

   "Financial Statements" has the meaning set forth in Section 2.08(b) hereof.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as in effect from time to time.

   "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state or local public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

   "Hazardous Materials" means any hazardous substance, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity and any other materials or substances of any kind, whether solid, liquid or gas, and whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

   "Indebtedness" means, as to any Person, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business), (b) all obligations evidences by notes, bonds, debentures or similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person that are required to be classified and accounted for as capital lease obligations under GAAP, (e) all indebtedness of any other Person guaranteed, directly or indirectly, by such Person, and (f) all Indebtedness referred to in clauses (a), (b), (c),
(d), and (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

   "Intellectual Property" has the meaning set forth in Section 2.12 hereof.

   "Knowledge" or "known" means, with respect to any Person, the actual knowledge of such Person, after reasonable inquiry; provided, that a Person shall be deemed to have actual knowledge of the contents of all books and records with respect to which such Person has reasonable access; provided, further, and without limiting the generality of the foregoing, with respect to any Person that is a corporation actual knowledge shall be deemed to include the actual knowledge of all principal employees of any such Person (including without limitation each director, the Chief Executive Officer, President, Chief Financial Officer and all Vice Presidents of such Person).

   "Liability" has the meaning set forth in Section 2.08 hereof.

   "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

   "Liquidation Event" means, with respect to any Person, any of the following events: (i) the commencement by such Person of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against such Person with respect to which the petition shall not be controverted within fifteen (15) days, or be dismissed within sixty (60) days, after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of such Person; (iii) the commencement by such Person of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (iv) the commencement against such Person of any proceeding set forth in the preceding clause (iii), which is not controverted within ten (10) days thereof and dismissed within sixty (60) days after the commencement thereof;
(v) the adjudication of such Person insolvent or bankrupt, or the adoption by such Person of a plan of liquidation, (vi) the occurrence of any Change of Control with respect to such Person or (vii) the filing of a certificate of dissolution in respect of the Company with the Secretary of State of the State of Minnesota; in any of cases (i) through (vi) above, in a single transaction or series of related transactions.

   "Material Adverse Change" shall mean, with respect to the Company (a) the failure of the company to generate revenues of at least $5,000,000 in the fourth fiscal quarter of 1999; (b) Company Operating Losses in excess of $1,250,000 in the fourth fiscal quarter of 1999; (c) a material breach by the Company of any contract with Ryder; (d) any acceleration of the indebtedness under Company's existing subordinated notes; (e) the filing of any bankruptcy proceeding with the consent of the Company or the filing against the Company of an involuntary bankruptcy or insolvency petition; (f) any litigation against the Company or formal, written threat of litigation against the Company involving an amount in excess of $1,000,000; (g) any litigation filed against the Company seeking to enjoin, or obtain damages for, the infringement of the intellectual property or patent rights to any third party, or (h) binding, accepted and credit- approved orders for fewer than 50 units of the Series 5000 on normal terms and conditions (including delivery within 60 days and price not less than expected price previously disclosed to Purchaser) are received by the Company in connection with the Ryder RCRC Program prior to December 31, 1999.

   "Material Adverse Effect" means, with respect to the Company, any effect or change, as the case may be, that individually or in the aggregate is material and adverse to the business, financial condition, results of operations or prospects of the Company.

   "Material Agreements" has the meaning set forth in Section 2.08 hereof.

   "Parity Securities" means any class or series of capital stock which ranks on a parity with the Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

   "Operating Losses" shall mean, for any period, the amount of operating losses for such period, if any, determined in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles in periods prior to 1999, provided that the impact of any expenses directly attributable to the Management Services Agreement or revenues or expenses directly attributable to (a) any reversal of prior inventory, warranty or other reserves, (b) any sale of assets (other than inventory in the ordinary course), and (c) any business acquired by the Company after the date hereof through merger, acquisition of securities, acquisition of assets or otherwise, in each case, shall be excluded from the determination of operating losses pursuant to this sentence.

   "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

   "Purchaser" has the meaning set forth in the preamble hereto, but in the event Purchaser distributes Series B Shares, it shall mean any holder of Series B Shares.

   "Release" means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Materials, and otherwise as defined in any Environmental Law.

   "SEC" has the meaning set forth in Section 2.05 hereof.

   "Senior Securities" means any class or series of capital stock which ranks senior to the Series B Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Company.

   "Series B Preferred Stock" has the meaning set forth in the Recitals hereto.

   "Series B Shares" has the meaning set forth in the Recitals hereto.

   "Supervoting Securities" means any class or series of the Company's Capital Stock the holders of which have the right to cast more than one vote per share and/or have the right to elect one or more members of the Board of Directors, voting as a class or series.

   "Taxes" has the meaning set forth in Section 2.20 hereof.

   "Transaction Documents" has the meaning set forth in Section 2.01(a) hereof.

   "Warrant" has the meaning set forth in the Recitals hereto.

   "Warrant Shares" has the meaning set forth in Section 1.04 hereof.

                                 *  *  *  *  *

                          (Signatures on following page)

               [SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

   IN WITNESS WHEREOF, the Company and Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.

COMPANY:                                FIELDWORKS, INC., a Minnesota
                                        corporation

                                        By: _________/s/ David G. Mell__________
                                        Name: David G. Mell
                                        Title: President & CEO

PURCHASER:                              INDUSTRIAL-WORKS HOLDING CORP., a
                                        Delaware corporation

                                        By: ______ /s/ Michael E. Johnson_______
                                        Name: Michael E. Johnson Title:
                                        President

                                                                      APPENDIX B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO FIELDWORKS, INCORPORATED THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.

                            FIELDWORKS, INCORPORATED

                                    WARRANT
                                  TO PURCHASE
                             SHARES OF COMMON STOCK

   For value received, in consideration of the execution and delivery of the Securities Purchase Agreement between the issuer of this Warrant and Industrial-Works Holding Corp., a Delaware corporation ("Purchaser") dated
November   , 1999 ("Securities Purchase Agreement"), Purchaser and its
successors or assigns ("Holder"), is entitled to purchase from FieldWorks, Incorporated, a Minnesota corporation (the "Company"), up to 500,000 fully paid and nonassessable shares of the Company's common stock, $.001 par value per share or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this Warrant, at the price of One Dollar $1.00 per share (the "Warrant Exercise Price").

   This Warrant may be exercised, with respect to all 500,000 shares, upon the seventh (7th) anniversary of the date of this Warrant (the "Seventh Anniversary Date"), provided, however, that the exercise of this Warrant may be accelerated, with respect to a portion of the shares, under the following circumstances:

     (a) This Warrant may be exercised with respect to 167,000 shares (as adjusted pursuant to Section 4(b) of this Warrant) after the closing price of the Company's common stock averages $2.50 for five (5) consecutive trading days, and will remain exercisable with respect to such shares for a period of three (3) years following such acceleration, but shall no longer be exercisable with respect to such shares if not exercised within such three-year period, or, if sooner, prior to the Seventh Anniversary Date.

     (b) This Warrant may be exercised with respect to an additional 167,000 shares (as adjusted pursuant to Section 4(b) of this Warrant) after the closing price of the Company's common stock averages $3.75 for five (5) consecutive trading days, and will remain exercisable with respect to such shares for a period of three (3) years following such acceleration, but shall no longer be exercisable with respect to such shares if not exercised within such three-year period or, if sooner, prior to the Seventh Anniversary Date.

     (c) This Warrant may be exercised with respect to the remaining 166,000 shares (as adjusted pursuant to Section 4(b) of this Warrant) after the closing price of the Company's common stock averages $5.00 for five (5) consecutive trading days, and will remain exercisable with respect to such shares for a period of three (3) years following such acceleration, but shall no longer be exercisable with respect to such shares if not exercised within such three-year period or, if sooner, prior to the Seventh Anniversary Date.

   This Warrant is subject to the following terms and conditions:

   1. Exercise. The rights represented by this Warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company, and by payment to it by cash, certified check or bank draft of the Warrant Exercise Price for the shares to be purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the shares of stock so purchased, bearing the restrictive legend set forth at the end of this Warrant, shall be delivered to Holder within fifteen (15) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable shall also be delivered to Holder hereof within such time. No fractional shares shall be issued upon any exercise of this Warrant.

   2. "Cashless" Exercise. At Holder's option, all or any portion of the Warrant Exercise Price may be paid by surrendering a portion of the shares issuable upon exercise of this Warrant. The value of the shares so surrendered shall be the closing price of the Company's common stock on the date of Holder's notice of exercise.

   3. Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant.

   4. Adjustment. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this Section 4:

     (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

     (b) If any stock dividend, capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such stock dividend, reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this Warrant and had received such shares of common stock immediately prior to such stock dividend, reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to Holder at the last address of Holder appearing on the books of the Company the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to purchase.

     (c) If and whenever the Company shall (1) issue or sell any shares of its common stock for a per-share consideration less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, (2) issue or sell any warrants, options or other rights to acquire shares of its common stock at a purchase price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale, or (3) issue or sell any other securities that are convertible into shares of its common stock for a purchase or exchange price less than the Warrant Exercise Price in effect immediately prior to the time of such issuance or sale (except for the issuance or sale of shares of the Company's common stock pursuant to stock option plans, stock purchase plans or other employee stock incentive programs adopted by the Company's Board of Directors, or pursuant to business acquisition or lease financing transactions), then, upon such issuance or sale, the Warrant Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of the Company's common stock outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Exercise Price and (2) the consideration, if any, received by the Company upon such issue or sale plus the consideration to be received by the Company upon the exercise of such stock purchase rights by (B) an amount equal to the sum of (1) the number of shares of its common stock outstanding immediately prior to such issue or sale and (2) the number of its shares of common stock thus issued or sold or issuable or saleable upon the exercise of such purchase rights or the conversion of such convertible securities; provided, however, that in the event that any such purchase right expires or is terminated prior to the exercise of this Warrant, the Warrant Exercise Price shall be recalculated by deleting such purchase right and provided further that if an adjustment is made to the Warrant Exercise Price as a result of the issuance or sale of any such purchase rights or convertible securities, no further adjustment shall be made to the Warrant Exercise Price at the time such purchase rights are exercised or convertible securities are converted.

     (d) Upon any adjustment of the Warrant Exercise Price, Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

     (e) Upon any adjustment of the warrant exercise price, the Company shall give written notice thereof to Holder, stating the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

   5. No Rights as Shareholder. This Warrant shall not entitle Holder to any voting rights or other rights as a shareholder of the Company.

   6. Registration Rights. Holder shall be entitled to certain demand registration rights and also entitled to participate in any registered offering of shares of the Company's common stock. Holder's participation in any such offering shall be in accordance with the procedures, and subject to the limitations, set forth on Exhibit A to this Warrant.

   7. Transfer. This Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring the Warrant for investment and without any view to the sale or other distribution thereof. Each holder of this Warrant, by taking or holding the same, consents and agrees that the bearer of this Warrant, when endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

   8. Notices. All demands and notices to be given hereunder shall be delivered or sent by first class mail, postage prepaid; in the case of the Company, addressed to its corporate headquarters, Attention: Chief Financial Officer, 7631 Anagram Drive, Eden Prairie, MN 55344, until a new address shall have been substituted by like notice; and in the case of Holder, addressed to Holder at the address written below, until a new address shall have been substituted by like notice.

    [The remainder of this page intentionally is left blank, signature page follows]

                          [SIGNATURE PAGE TO WARRANT]

   IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and delivered by a duly authorized officer.

Dated:               , 2000

                                          FIELDWORKS, INCORPORATED

                                          By___________________________________
                                                 Chief Financial Officer

Name and Address of Holder:

Industrial-Works Holding Corp.
19200 Von Karman Avenue, Suite 400
Irvine, California 92612

                            RESTRICTION ON TRANSFER

   The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or exemption from registration under the foregoing laws. Accordingly, the shares represented by this certificate may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to FieldWorks, Incorporated that such sale, transfer or other disposition may lawfully be made without registration under the Securities Act of 1933 and applicable state securities laws or (ii) such registration.

                                WARRANT EXERCISE

               (To be signed only upon exercise of this Warrant)

   The undersigned, the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to
purchase thereunder,           shares of common stock of FieldWorks,
Incorporated, to which such warrant relates and herewith makes payment of
[$        ] therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to
              , whose address is set forth below the signature of the undersigned.

Dated:

                                          _____________________________________
                                          Signature

If shares are to be issued other than to Holder:
                                          Social Security or other Tax
                                          Identification No.

_________________________________         _____________________________________

_________________________________

_________________________________

_________________________________
Please print present name and
address

                               WARRANT ASSIGNMENT

               (To be signed only upon transfer of this Warrant)

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the foregoing warrant to purchase the shares of common stock of FieldWorks, Incorporated, and appoints attorney to transfer such right on the books of FieldWorks, Incorporated, with full power of substitution in the premises.

Dated:

                                          _____________________________________
                                          Signature

_________________________________         Social Security or other Tax
                                          Identification No.

_________________________________         _____________________________________

_________________________________
Please print present name and
address

                                   EXHIBIT A
                                       TO
                                    WARRANT
                                   ISSUED BY
                            FIELDWORKS, INCORPORATED

                              Registration Rights

   1. Definitions. As used in this Exhibit A, the following terms shall have the following respective meanings:

   "Company" means FieldWorks, Incorporated, a Minnesota corporation.

   "Common Stock Equivalents" shall mean, with respect to any Eligible Holder as of any applicable date of determination, a sum equal to (i) the number of shares of Common Stock owned by such Eligible Holder as of such date of determination plus (ii) with respect to any shares of Series B Preferred Stock owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon conversion of such Series B Preferred Stock issued or issuable upon conversion as of the date of determination, and (iii) with respect to the Warrant owned by such Eligible Holder, the number of shares of Common Stock issued or issuable upon exercise of such Warrant as of the date of determination (in each case, whether or not such Series B Preferred Stock or Warrant is so converted or exercised).

   "Eligible Holders" means each of Industrial-Works Holding Corp. and any Person to whom it transfers any Registrable Securities, or any of their respective Permitted Transferees.

   "Holder" means (i) any person owning of record Registrable Securities that have not been sold to the public or (ii) any transferee of record of such Registrable Securities in accordance with Section 7 of the Warrant or Section
6.10 of the Securities Purchase Agreement.

   "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

   "Registrable Securities" means (i) Common Stock of the Company issued or issuable upon exercise of the Warrants or on conversion of shares of Series B Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any Warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144, or sold in a private transaction in which the transferor's rights under this Exhibit A is are not assigned.

   "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities.

   "Securities Act" shall mean the Securities Act of 1933, as amended.

   "SEC" or "Commission" means the United States Securities and Exchange Commission.

   "Securities Purchase Agreement" shall mean the Agreement dated November 20, 1999 pursuant to which the Series B Preferred Stock was sold to Industrial-Works Holding Corp.

   "Series B Preferred Stock" shall mean the Series B Convertible Participating Preferred Stock of the Company.

   "Warrant" shall mean the Warrant to purchase common stock issued by the Company in connection with the closing of the transactions contemplated by the Securities Purchase Agreement.

   2. Demand Registrations

     (a) Timing Of Demand Registrations; Required Threshold.

     At any time after the first anniversary of this Agreement, any Eligible Holder owning at least one million five hundred thousand (1,500,000) Common Stock Equivalents (as such number may be equitably adjusted from time to time to reflect any stock split, stock dividend, recapitalization, reclassification, consolidation or the like) may request (such Person, the "Initiating Holder") that the Company file a Registration Statement under the Securities Act on an appropriate form with respect to at least fifty percent (50%) of the Registrable Securities owned by such Initiating Holder (which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements required by the SEC to be filed herewith) covering the shares of Registrable Securities that are the subject of such request and the Company shall file such a Registration Statement.

     (b) Number of Demand Registrations.

     The Company shall be obligated to prepare, file and cause to become effective pursuant to this Section 2 no more than two (2) Registration Statements in the aggregate pursuant to Section 2(a) above for the Eligible Holders; provided, however, that a Registration Statement shall not be counted as one of the two (2) Demand Registrations hereunder unless it becomes effective and is maintained effective in accordance with the requirements specified in Section 6(a); provided, further, that if there is an underwriter's cutback pursuant to Section 2(e) with respect to the second request for registration initiated by an Eligible Holder, such requested registration shall not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to this Section 2(b).

     (c) Deferral by Company.

     Notwithstanding anything in this Section 2 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2 a Registration Statement if within five (5) days of receipt of a request for a Demand Registration the Company furnishes to the Initiating Holder a certificate signed by the Chief Executive Officer of the Company that, in the good faith judgment of the Board of Directors, it would be detrimental in any material respect to the Company and its shareholders for the Company to comply with the Demand Registration, and it is therefore essential to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than six (6) months after the Company's receipt of the Initiating Holder's written request for registration pursuant to this Section 2; provided, however, that the Company may not exercise this right more than once with respect to a Demand Registration and that any requested registration deferred, and not ultimately effected, by the Company pursuant to the provisions of this Section 2(c) shall thereafter not be deemed to be a requested registration for purposes of the limitation to two (2) Demand Registrations pursuant to Section 2(a) above.

     (d) Participation.

     The Company shall promptly give written notice to all other Eligible Holders upon receipt of a request for a Demand Registration pursuant to
  Section 2(a) above. Such other Eligible Holders may, by written notice to the Company and the Initiating Holder, within thirty (30) business days of the Company's notice, elect to join in a request for a Demand Registration pursuant to Section 2(a) above, with respect to any number of shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the other Eligible Holders being offered in such Demand Registration shall be treated pari passu with the Registrable Securities being offered by the Initiating Holder for all purposes including "underwriter's cutbacks" under subsection (e) of this Section and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under
  Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. The Company shall include in such Demand Registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Holder and the other Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

     In addition, the Company shall promptly give written notice to all eligible Holders upon receipt of a request for a demand registration by any Person (such Person, the "Initiating Person") pursuant to any other registration rights agreement with the Company (whether such other registration rights agreement is entered into before or after the date hereof). Each Eligible Holder may, by written notice to the Company, within thirty (30) business days of the Company's notice, elect to request a Demand Registration pursuant to Section 2(a) above, with respect to any shares of Registrable Securities owned by such Eligible Holder. The Registrable Securities of the Eligible Holders being offered in such Demand Registration shall be treated pari passu with the registrable securities being offered by the Initiating Person for all purposes including "underwriter's cutbacks" and any such request by an Eligible Holder shall not be treated as either a request by such Eligible Holder for a Piggyback Registration under Section 3 or as a request by such Eligible Holder for a Demand Registration under this Section 2. Further, the selection of the managing underwriter and the underwriters for the demand registration requested by the Initiating Person shall be subject to the approval of a majority in interest of the Eligible Holders participating in any underwritten offering. The Company shall include in such demand registration such shares of Registrable Securities for which it has received written requests to register such shares within thirty (30) days after such written notice has been given, provided that all the Registrable Securities for which the Initiating Person and the Eligible Holders have requested registration shall be covered by such registration statement before any other securities are included.

     (e) Underwriter's Cutback.

     If the public offering of Registrable Securities is to be underwritten and, in the good faith judgment of the managing underwriter, the inclusion of all the Registrable Securities requested to be registered hereunder would interfere with the successful marketing of such shares of Registrable Securities, the number of shares of Registrable Securities to be included shall be reduced and the number of shares to be included in the underwriting or registration shall be allocated first among the Eligible Holders pro rata upon the basis of the number of shares of Registrable Securities sought to be offered by the Eligible Holders pursuant to such Demand Registration and any remainder shall be allocated among the Company and the other persons entitled to incidental registrations pro rata upon the basis of the number of shares of Registrable Securities sought to be registered thereby. If a person who has requested inclusion in such Demand Registration does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holder, and the securities owned by such person(s) shall be withdrawn from registration (the "Withdrawn Securities").

     If there are any Withdrawn Securities as a result of an Underwriter's Cutback, then the Company shall offer to those persons who have retained rights to include securities in the Demand Registration the right to include additional securities in the registration in an aggregate amount equal to the number of Withdrawn Securities that would have been included in the Demand Registration after giving effect to the Underwriter's Cutback had such securities not been withdrawn, with such shares to be allocated among such persons in accordance with the allocation of rights set forth in this paragraph (e).

     (f) Managing Underwriter.

     The managing underwriter or underwriters of any Underwritten Offering covered by a Demand Registration shall be selected by a majority in interest of the Eligible Holders participating in such Underwritten Offering and shall be reasonably acceptable to the Company. The right of any other Holders joining in a request for registration as provided in
  Section 2(d) above to registration pursuant to this Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting on the same terms as those of the Initiating Holder (unless otherwise mutually agreed by a majority in interest of the Eligible Holders participating in such registration and such Holder with respect to such participation and inclusion).

   3. Piggyback Registrations

     (a) Participation.

     Each time the Company decides to file a Registration Statement under the Securities Act (other than registrations on Forms S-4 or S-8 or any successor form thereto, and other than a Demand Registration or a demand registration by an Initiating Person) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all Eligible Holders. The Company shall include in such Registration Statement such shares of Registrable Securities for which it has received a written request from any Eligible Holder to register such shares within twenty (20) days after such written notice has been given. If the Registration Statement is to cover an Underwritten Offering, such Registrable Securities shall be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

     (b) Underwriter's Cutback.

     Subject to the requirements of Section 12 hereof, if in the good faith judgment of the managing underwriter of such offering the inclusion of all of the shares of Registrable Securities and any other Common Stock requested to be registered would interfere with the successful marketing of such shares, then the number of shares of Registrable Securities and other Common Stock to be included in the offering shall be reduced, with the participation in such offering to be in the following order of priority:
  (1) first, the shares of Common Stock which the Company proposes to sell for its own account, (2) second, the shares of Registrable Securities of all Eligible Holders requested to be included, and (3) third, any other shares of Common Stock requested to be included. Any necessary allocation among the Holders of shares within each of the foregoing groups shall be pro rata among such Holders requesting such registration based upon the number of shares of Common Stock and Registrable Securities owned by such Holders.

     (c) Company Control.

     The Company may decline to file a Registration Statement after giving notice to Eligible Holders pursuant to Section 3(a) above, or withdraw a Registration Statement after filing and after such notice, but prior to the effectiveness thereof; provided that the Company shall promptly notify each Eligible Holder in writing of any such action and provided further that the Company shall bear all expenses incurred by each Eligible Holder or otherwise in connection with such withdrawn Registration Statement.

   4. Registration on Form S-3

     (a) Right to Request Registrations on Form S-3.

     After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Agreement, the Eligible Holders shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of and the anticipated gross proceeds of such shares, and the intended methods of disposition of such shares by such Eligible Holder or Eligible Holders, including whether such resales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this Section 4 if (i) the Eligible Holders propose to sell Registrable Securities representing less than fifteen percent (15% ) of the shares of the Registrable Securities then held by all Eligible Holders or (ii) the circumstances described in Section 2(c) shall apply (but subject to the limitations set forth therein).

     (b) Application of Certain Provisions.

     If the registration is for an Underwritten Offering, the provisions of Sections 2(d) and 2(f) hereof shall also apply to such registration, except the Company may not include any shares for its own account.

   5. Hold-back Agreements

     (a) By Holders of Registrable Securities.

     Upon the written request of the managing underwriter of any Underwritten Offering of the Company's securities, a Holder of Registrable Securities shall not sell or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed thirty (30) days before the effective date and one hundred twenty (120) days thereafter) that such managing underwriter reasonably determines is necessary in order to effect the Underwritten Offering; provided that each of the officers and directors of the Company, and each Holder of more than one percent (1%) of the Common Stock of the Company, shall have entered into substantially similar holdback agreements with such managing underwriter covering at least the same period.

     (b) By the Company and Others.

     The Company agrees:

       (1) not to effect any public or private sale or distribution of any of its equity securities during the 30-day period prior to, and during the 120-day period after, the effective date of each Underwritten Offering made pursuant to a Demand Registration or a Piggyback Registration, if so requested in writing by the managing underwriter (except as part of such Underwritten Offering, pursuant to registrations on Forms S-4 or S-8 or any successor forms thereto), and

       (2) not to issue any Equity Securities other than for sale in a registered public offering unless each of the Persons to which such securities are issued has entered a written agreement binding on its transferees not to effect any public sale or distribution of such securities during such 130-day period, including without limitation a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration, if and to the extent permitted hereunder).

   6. Registration Procedures

   If and whenever the Company is required to register Registrable Securities pursuant to this Agreement, the Company will use all commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof and will as expeditiously as practicable:

     (a) prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective and remain continuously effective until the date that is the earlier to occur of (i) the date six months from the date such Registration Statement was declared effective, and (ii) the date the last of the Registrable Securities covered by such Registration Statement have been sold, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to Holders of Registrable Securities covered by such Registration Statement and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of each Eligible Holder and such underwriters, and the Company shall not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Eligible Holders or the underwriters, if any, shall reasonably object;

     (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by any underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

     (c) promptly notify the selling Holders of Registrable Securities and the managing underwriter, if any, and (if requested by any such Person) confirm such advice in writing,

       (1) when the Prospectus or any supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

       (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information,

       (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

       (4) if at any time the representations and warranties of the Company contemplated by clause (1) of paragraph (o) below cease to be accurate in all material respects,

       (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and

       (6) of the existence of any fact which results in the Registration Statement, the Prospectus or any document incorporated therein by reference containing a misstatement;

     (d) make all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest practicable time;

     (e) unless the Company objects in writing on reasonable grounds, if requested by the managing underwriter or any Eligible Holder holding more than twenty-five percent (25%) of the Registrable Securities then outstanding, as promptly as practicable incorporate in a supplement or post-effective amendment such information as the managing underwriter and such Eligible Holder agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of shares of Registrable Securities being sold to underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement or post-effective amendment as soon as notified of the matters to be incorporated in such supplement or post-effective amendment;

     (f) only with respect to Demand Registrations, promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to each of the Eligible Holders and to the managing underwriter, if any, and make the Company's representatives available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for each Eligible Holder or underwriters may reasonably request;

     (g) furnish to each selling Holder of Registrable Securities and the managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

     (h) deliver to each Eligible Holder and the underwriters, if any, without charge, as many copies of each Prospectus (and each preliminary prospectus) as such Persons may reasonably request (the Company hereby consenting to the use of each such Prospectus (or preliminary prospectus) by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus (or preliminary prospectus));

     (i) prior to any public offering of Registrable Securities, use all commercially reasonable efforts to register or qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such underwriters may designate in writing and do anything else necessary or advisable to enable from a legal perspective the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (j) cooperate with the selling Holders of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be in such denominations and registered in such names as the managing underwriter may request at least three business days prior to any sale of Registrable Securities to the underwriters;

     (k) use all commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

     (l) if the Registration Statement or the Prospectus contains a misstatement, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain a misstatement;

     (m) use all commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on any national securities exchange on which the Company's securities are listed or authorized for quotation on Nasdaq, if requested by any Eligible Holder or the managing underwriter, if any; provided, however, that the payment of any required listing or other fee shall always be deemed to be "commercially reasonable" for purposes of this Section 6(m);

     (n) provide a CUSIP number for all Registrable Securities not later than the effective date of the Registration Statement;

     (o) enter into such agreements (including an underwriting agreement) and do anything else reasonably necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not the registration is an Underwritten
  Registration:

       (1) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to holders and underwriters, respectively, in similar Underwritten Offerings;

       (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter, if any, and each Eligible Holder) addressed to each selling Holder and the underwriter, if any, covering the matters customarily covered in opinions delivered to holders and underwriters, respectively, in similar Underwritten Offerings and such other matters as may be reasonably requested by any Eligible Holder or such underwriters;

       (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to holders and underwriters, respectively, in connection with similar Underwritten Offerings;

       (4) if an underwriting agreement is entered into, cause the same to include customary indemnification and contribution provisions and procedures with respect to such underwriters; and

       (5) deliver such documents and certificates as may be reasonably requested by any Eligible Holder and the managing underwriter, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

  The above shall be done at each closing under such underwriting or similar agreement or as and to the extent otherwise reasonably requested by any Eligible Holder;

     (p) make available for inspection by representatives of any Eligible Holder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the sellers or any such underwriter, all financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller or underwriter in connection with the Registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

     (q) otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC relating to such Registration, and make generally available to its security holders earnings statements satisfying the provisions of Section 12(a) of the Securities Act, no later than forty-five (45) days after the end of any 12-month period (or ninety
  (90) days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month period.

   7. Registration Expenses

     (a) Demand Registrations and S-3 Registrations.

     The Company shall bear all Expenses incurred in connection with any Demand Registrations, S-3 Registrations or any Registrations which do not become or are not maintained effective in accordance with the requirements specified in Section 6(a), including expenses and fees of one counsel for all Holders. Notwithstanding the foregoing, the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in connection with a Demand Registration or S-3 Registration that becomes effective shall be shared by the Holders of the Registrable Securities whose Registrable Securities are included in such Registration, pro rata, in accordance with the aggregate amount of Registrable Securities sold by such Holders.

     (b) Piggyback Registrations.

     The Company shall bear all Registration Expenses incurred in connection with any Piggyback Registrations, including expenses and fees of one counsel for all Holders, except that each Holder of the Registrable Securities whose Registrable Securities are included in such Registration shall pay its pro rata share of the Underwriters' Commissions related or attributable to Registrable Securities sold or incurred in such Registration, in accordance with the amount of Registrable Securities sold by all such Holders.

     (c) Company Expenses.

     The Company also will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with any listing of the securities to be registered on a securities exchange, and the fees and expenses of any Person, including special experts, retained by the Company.

   8. Termination of Registration Rights. A Holder's registration rights under this Exhibit A shall terminate and be of no further force and effect if all the Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period.

                                                                      APPENDIX C

                   VOTING AND TRANSFER RESTRICTION AGREEMENT

   This VOTING AGREEMENT (this "Agreement") is entered into as of this 20th day of November, 1999, by and among Fieldworks, Incorporated, a Minnesota corporation ("Company"), and those persons listed on Exhibit "A" hereto (collectively, the "Shareholders"), and, for the purpose of enforcing its rights under this Agreement pursuant to the Minnesota Business Corporation Act, Industrial-Works Holding Corp., a Delaware corporation ("Purchaser").

                                  WITNESSETH:

   WHEREAS, the Company has entered into that certain Securities Purchase Agreement dated as of November 20, 1999 (the "Purchase Agreement"), pursuant to which the Company will issue to Purchaser 4,250,000 shares of the Company's Series B Participating Preferred Stock ("Series B Stock"), which is convertible into an equal number of shares of the Company's common stock (the "Company Common Stock"), and warrants to purchase 500,000 shares of Company Common Stock, in exchange for the consideration set forth in the Purchase Agreement;

   WHEREAS, the Company and the Shareholders are entering into this Agreement in order to fulfill the obligations of the Company pursuant to Section 5.01 of the Purchase Agreement;

   WHEREAS, the Shareholders believe that the terms of this Agreement, and the transactions contemplated by the Purchase Agreement, are in the best interests of both the Company and the Shareholders, and the Company and the Shareholders will benefit substantially from the performance of the transactions and obligations thereunder:

   NOW, THEREFORE, as an inducement to Purchaser to enter into and to perform its obligations under the Purchase Agreement, and in consideration of the benefits to be realized by both the Company and the Shareholders from such performance, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with Section 302A.455 of the Minnesota Business Corporation Act, the parties hereto agree as follows:

    1.  Voting. Each Shareholder agrees that:

     a. He, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock in favor of the Purchase Agreement and all transactions contemplated thereby.

     b. For a period of three (3) years following the closing of the transactions contemplated by the Purchase Agreement, at any special or annual meeting of Company stockholders at which directors of the Company are to be elected, or in connection with a solicitation of consents through which directors of the Company are to be elected, he, she or it shall vote or cause to be voted (or give a written consent with respect to) all of his, her, or its shares of Company Common Stock (i) in favor of the election to the board of directors of the nominees favored by Purchaser, and (ii) against any nominees opposed by Purchaser, with respect to the three (3) or five (5) directors, whichever is the number of directors Purchaser may elect pursuant to its rights as a holder of Series B Stock.

   2. Restrictions on Transfer of Company Common Stock. Each Shareholder agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, in whole or in part, the shares of Company Common Stock held by him, her, or it on or prior to March 20, 2000.

   3. Restrictions on Transfer or Exercise of Options and Warrants. Each Shareholder agrees that he, she, or it will not transfer, sell, assign, or otherwise dispose of, or convert, exercise or attempt to exercise or convert, in whole or in part, any options convertible into, or warrants to purchase, shares of Company Common Stock held by him, her, or it on or prior to March 20, 2000.

   4. Termination. This Agreement and the obligations contained herein shall continue in effect for the period commencing on the date hereof and ending at the earliest of (i) [January 31, 2003], (ii) the date, if any, upon which the Purchase Agreement is terminated pursuant to the provisions of Section 6.03(a) or (b) thereof, or (iii) the date, if any, upon which the Purchaser and all parties hereto mutually agree to terminate the obligations and rights of the parties hereunder.

   5.  Miscellaneous.

     a. Additional Representations. Each Shareholder represents and warrants that (i) he, she or it has the requisite power and authority to enter into and perform this Agreement; and (ii) the performance of this Agreement by such Shareholder will not require him, her or it to obtain the consent, waiver or approval of any person and will not, to the best of his, her or its knowledge, violate, result in a breach of or constitute a default under any statute, regulation, agreement, judgment, consent, decree or restriction by which he, she or it is bound.

     b. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     c. Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. Notwithstanding the foregoing, this Agreement may not be amended without the written consent of Purchaser.

     d. Equitable Relief. Each Shareholder agrees that if he, she, or it fails to perform his, her or its obligations under this Agreement for any reason, then Purchaser shall be entitled to specific performance and injunctive or other equitable relief, and each Shareholder hereby further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any injunctive or other equitable relief. This provision is without prejudice to any other rights that Purchaser may have against such Shareholder for any failure to perform his, her or its obligations under this Agreement.

     e. Governing Law. This Agreement and the legal relations between the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to or application of any conflicts of law principles.

     f. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matters.

     g. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     h. Binding Effect. During the term of this Agreement, the rights and obligations of the parties hereto shall inure to the benefit of and be binding upon the parties and all transferees, assigns, and successors of the Shareholders with respect to shares of Company Common Stock.

     i. Capacity. The shareholders are executing this Agreement in their capacity as shareholders, and not in their capacity as directors or officers, and, without limiting their obligations as shareholders, nothing herein shall limit their actions or require any actions in any director or officer capacity.

                            [Signature Page Follows]

   IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                          FIELDWORKS, INCORPORATED

                                          By: /s/ David G. Mell________________
                                          Its: President & Chief Executive
                                           Officer_____________________________

                                          SHAREHOLDERS

                                          By: /s/ Gary J. Beeman_______________
                                            Gary J. Beeman

                                          By: /s/ James A. Bernards____________
                                            James A. Bernards

                                          By: /s/ Karen L. Engebretson_________
                                            Karen L. Engebretson

                                          By: /s/ Robert W. Heller_____________
                                            Robert W. Heller

                                          By: /s/ David C. Malmberg____________
                                            David C. Malmberg

                                          By: /s/ David G. Mell________________
                                            David G. Mell

                                          By: /s/ Robert C. Szymborski_________
                                            Robert C. Szymborski

                                          By: /s/ Richard J. York______________
                                            Richard J. York

                                          By: /s/ George E. Kline______________
                                            George E. Kline for Brightstone
                                           Entities

                                          INDUSTRIAL-WORKS HOLDING CORP.

                                          By: /s/ Michael E. Johnson___________

                                          Its: President_______________________

                                   EXHIBIT A
                                       TO
                                VOTING AGREEMENT

   Gary J. Beeman
   James A. Bernards
   Karen L. Engebretson
   Robert W. Heller
   David C. Malmberg
   David G. Mell
   Robert C. Szymborski
   Richard J. York
   Brightstone Entities

                                                                      APPENDIX D

                    [LETTERHEAD OF FIELDWORKS, INCORPORATED]

Glenmount, LLC
Suite 400
19200 Von Karman Avenue
Irvine, California 92612-8512
   Re: Management Services Agreement

Gentlemen:

   Fieldworks, Incorporated ("Fieldworks") hereby engages you to perform advisory and consulting services to Fieldworks for a period of one-year commencing upon the date of this Agreement.

  1. Scope of Primary Services. The primary services to be provided by you consist of active and continuing support to FieldWorks' management in identifying, developing and executing all major strategic, acquisition, operational and financial opportunities for FieldWorks.

    a. During the initial three months of this Agreement, you will arrange for Robert Forbes to provide these primary services for at least 16 days per month, unless you and we agree to a different schedule. During this initial three-month period, you agree that these services will be provided on-site at our facilities, off-site for meetings with existing or prospective vendors or customers, or at another mutually agreed location.

    b. Following the initial three months of this Agreement, you shall determine, in consultation with our board of directors, which of your personnel shall be assigned to provide these primary services. Further, we agree that, following the initial three month period of this Agreement, such services are not expected to consume more than five man-days per month and such services may be provided from such locations as you determine.

  2. Compensation for Primary Services. For the primary services described above, we will pay you (a) $10,000 on the date hereof, (b) $10,000 within 30 days after the date hereof, (c) $10,000 within 60 days after the date hereof, and (d) $200,000 simultaneously with the closing of the transactions contemplated by the Securities Purchase Agreement of even date herewith, between Industrial-Works Holding Corp., a Delaware corporation (the "Securities Purchase Agreement").

  3. Reimbursement of Expenses. We agree to reimburse or pay directly your reasonable expenses, including travel, hotel or boarding charges, meals and other items customarily reimbursed to outside advisors or consultants. Such expenses, if not paid directly by Fieldworks at your request, shall be paid to you within five business days of submission of an itemized invoice evidencing your payment of such expenses.

  4. Additional Services and Compensation. In addition to the primary services and related compensation described above, we agree that you will be entitled to additional compensation if, for example, at our request (a) any of your employees or representatives (in addition to Robert Forbes) provide substantial services to us during the initial three-month period of this Agreement, or (b) Robert Forbes or any other employees or representatives provide more than five man-days of services per month following the initial three-month period of this Agreement. If such additional services do not arise in connection with any such transaction, you shall be entitled to such additional compensation as shall be negotiated at the time such services are rendered.

  5. Investment Banking Services. Further, if you perform additional services to initiate a merger, acquisition, disposition, joint venture, financing or other similar transaction or expend substantial time on any such transaction initiated by others, you shall be entitled to receive additional fees of the type customarily received by investment bankers on terms satisfactory to the Board of Directors in its reasonable discretion.

  6. Term. The term of this Agreement shall be for a period of one year commencing on the date hereof. Prior to the expiration of this Agreement, FieldWorks and you shall negotiate the terms and conditions upon which this Agreement may be renewed, subject to approval by the members of our board of directors not nominated by the holders of Series B Preferred Stock. If the Securities Purchase Agreement is terminated, then this Agreement shall immediately terminate. Notwithstanding any termination, (x) we will immediately pay you the amounts identified in clauses (a), (b) and (c) of paragraph 2 above (to the extent such amounts have not previously been paid), (y) the indemnity provisions of paragraph 6 below shall survive plus (z) you shall be paid$100,000 if the Securities Purchase Agreement is terminated upon a failure of the Company's shareholders to approve the transactions it contemplates,.

  7. Insurance and Indemnity. We agree during the term of this Agreement to carry directors' and officers' insurance in an amount not less than $5 million to include you and your designated persons as additional insureds, to the extent our insurance company will permit us to treat your assigned persons as consultants. In addition, we hereby agree to the indemnity provisions set forth on Exhibit A to this Agreement.

   Please countersign this Agreement in the place indicated below to confirm your acceptance of an agreement to the terms stated in this letter.

                                          Very truly yours,

                                          FIELDWORKS INCORPORATED

                                          By  /s/ David G. Mell_______________
                                            President and Chief Executive
                                           Officer

CONFIRMED AND ACCEPTED

By Glenmount, LLC

By  /s/ Michael E. Johnson_____
  Managing Director

                                   ADDENDUM A

   In connection with the engagement described in the foregoing letter agreement to which this Addendum A is attached, Fieldworks, Incorporated ("Company") agrees to indemnify and hold harmless Glenmount, LLC ("Glenmount") and each of its officers, directors, representatives, agents, employees and controlling persons (within the meaning of the Securities Act of 1933, as amended) against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) related to or arising out of this engagement, and will reimburse Glenmount and each other person indemnified hereunder for all legal and other expenses as incurred in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding whether or not in connection with pending or threatened litigation in which Glenmount or any of other person indemnified hereunder is a party; provided, however, that the Company will not be liable in any such case (except cases arising out of the use of information provided by any Company) for losses, claims, damages, liabilities or expenses arising from the gross negligence or willful misconduct of Glenmount or the party claiming a right to indemnification.

   In case any proceeding shall be instituted involving any person in respect of whom indemnity may be sought, such person (the "Indemnified Party") shall promptly notify the Company, and the Company, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Company may designate in such proceeding and shall pay as incurred the fees and expenses of such counsel related to such proceedings. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense, except that the Company shall pay as incurred the fees and expenses of counsel retained by the Indemnified Party in the event that (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such proceeding (including any impleaded parties) include the Company and the Indemnified Party and representation of such parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Party, due to actual or potential differing interests between them.

   The Company shall not be liable for any settlement of any proceeding effected without its written consent. In addition, the Company will not, without the prior written consent of Glenmount, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not Glenmount or any Indemnified Party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of Glenmount and each other Indemnified Party hereunder from all liability arising out of such claim, action, suit or proceeding.

                                                                      APPENDIX E

                  [Industrial-Works Holding Corp. Letterhead]

December 9, 1999

Ms. Karen Engebretson
Fieldworks, Incorporated
7631 Anagram Drive
Eden Prairie, Minnesota 55344

    Re: Schedule 13-D for Industrial-Works Holding Corp. and Affiliates

Dear Ms. Engebretson:

   On December 7, 1999, Industrial-Works Holding Corp. ("IWH") and its affiliates filed a statement on Schedule 13-D (the "Statement") with the Securities Exchange Commission ("SEC") with respect to IWH's proposed transactions with Fieldworks, Incorporated ("Fieldworks"), as required pursuant to Regulation (S)240.13d-1(a) of the Securities Exchange Act. SEC Regulation
(S)240.13d-7 requires that Fieldworks, as the issuing company, must receive from IWH a copy of all statements filed under SEC Regulation (S)240.13d-1 with respect to its stock. In that regard, enclosed is an executed copy of the above-referenced Statement filed by IWH.

   To the extent Minnesota Revised Statute (S)302A.671 ("Section 671") is applicable to the matters reported on the Statement, the Statement and this letter should be treated as the statement submitting the information called for by Section 671.

   If the Voting Agreement entered into among Fieldworks, IWH, and certain shareholders of Fieldworks (the "Voting Agreement") in contemplation of the acquisition (the "Share Acquisition") of Series B Preferred Stock (the "Preferred Stock") and a warrant for 500,000 shares of common stock (the "Common Shares") of Fieldworks (the "Warrant") by IWH is deemed to be a "control share acquisition," IWH would, because of the Voting Agreement, have beneficial ownership of approximately 28% of Fieldwork's Common Shares prior to the closing of the Share Acquisition, thus putting IWH over the 20% threshold in subdivision (d)(2) of Section 671. This percentage includes all presently unexercised warrants and options of the parties to the Voting Agreement, since IWH may be deemed to control those shares upon exercise of such options and warrants. We note that the acquisition of the Preferred Stock and the Warrant, and any Common Shares received upon conversion of the Preferred Stock or exercise of the Warrant, is not a "control share acquisition" as defined in
Section 671 because it is an acquisition directly from Fieldworks.

   Following the closing of the Share Acquisition, the beneficial ownership of IWH attributable to the Voting Agreement, if any, will be diluted due to the issuance of the Preferred Stock and the Warrant and will be approximately 19%. In addition, IWH will own beneficially approximately 32.7% of Fieldwork's Common Shares due to the acquisition of the Preferred Stock and the Warrant (this is different than the percentage in the Statement because Section 671 calculates beneficial ownership in a different manner), which, when aggregated with the 19% attributable to the Voting Agreement, will cause IWH to exceed the 50% threshold in subdivision (d)(2) of Section 671.

   As you know, except for the ownership reported on the Statement, none of the persons filing the Statement (the "Filing Persons") owns, or has owned prior to this filing, any shares of Fieldworks. In addition, as described in the disclaimer shown in Item 6 of the Statement, the Filing Persons have no plans or purposes to take any of the actions under subdivision (e)(1)-(7) of Section 671.

   Please contact Veronica Nitschke at (714) 668-6224 if you have any questions.

                                          Very truly yours,

                                          /s/ Michael E. Johnson
                                          ________________

                                          Michael E. Johnson
                                          President

Enclosure
cc: Peter J. Tennyson, Esq.

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 13D
                   Under the Securities Exchange Act of 1934

                           FIELDWORKS, INCORPORATED
                               (Name of Issuer)

                                 COMMON STOCK
                        (Title of Class of Securities)

                                 31659 P 10 3
                                (CUSIP Number)

                              Michael E. Johnson
                              Robert D.D. Forbes
                         Glenmount International, L.P.
                      19200 Von Karman Avenue, Suite 400
                         Irvine, California 92612-8512
                                (949) 475-0055
  (Name, Address and Telephone Number of Person Authorized to Receive Notices
                              and Communications)

                               DECEMBER 1, 1999
            (Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                                               SEC 1746 (12-91)

                                  SCHEDULE 13D

CUSIP No. 31659 P 10 3                                    Page 2 of 12 Pages



 1Name of Reporting Person S.S. OR I.R.S. IDENTIFICATION
  NO. OF ABOVE PERSON


--------------------------------------------------------------------------------
  Industrial-Works Holding Corp.


 2CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
  (a) [_]

  (b) [X]
--------------------------------------------------------------------------------


 3SEC USE ONLY

--------------------------------------------------------------------------------


 4SOURCE OF FUNDS AF

--------------------------------------------------------------------------------


 5CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
  ITEMS 2(d) OR 2(e)                                                   [_]

--------------------------------------------------------------------------------


 6CITIZENSHIP OR PLACE OF ORGANIZATION
  Delaware

--------------------------------------------------------------------------------


  NUMBER     7  SOLE VOTING POWER
    OF          4,250,000 Shares
  SHARES
ENEFICIALLYB
 OWNED BY
   EACH
 REPORTING
  PERSON
   WITH

            -------------------------------------------------------------------

             8  SHARED VOTING POWER
                NONE

            -------------------------------------------------------------------

             9  SOLE DISPOSITIVE POWER
                4,250,000 Shares

            -------------------------------------------------------------------

            10  SHARED DISPOSITIVE POWER
                NONE

--------------------------------------------------------------------------------


11AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
  PERSON

  4,250,000 Shares
--------------------------------------------------------------------------------


12CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES [X]

--------------------------------------------------------------------------------


13PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
  Approximately 32% (Based on 8,894,426 Shares reported as outstanding as of November 9, 1999)

--------------------------------------------------------------------------------


14TYPE OF REPORTING PERSON
  CO

--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                  SCHEDULE 13D

CUSIP No. 31659 P 10 3                                    Page 3 of 12 Pages



 1Name of Reporting Person S.S. OR I.R.S. IDENTIFICATION
  NO. OF ABOVE PERSON


--------------------------------------------------------------------------------
  Glenmount International, L.P.


 2CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
  (a) [_]

  (b) [X]
--------------------------------------------------------------------------------


 3SEC USE ONLY

--------------------------------------------------------------------------------


 4SOURCE OF FUNDS OO

--------------------------------------------------------------------------------


 5CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
  ITEMS 2(d) OR 2(e)                                                   [_]

--------------------------------------------------------------------------------


 6CITIZENSHIP OR PLACE OF ORGANIZATION
  Delaware

--------------------------------------------------------------------------------


  NUMBER     7  SOLE VOTING POWER
    OF          4,250,000 Shares
  SHARES
ENEFICIALLYB
 OWNED BY
   EACH
 REPORTING
  PERSON
   WITH

            -------------------------------------------------------------------

             8  SHARED VOTING POWER
                NONE

            -------------------------------------------------------------------

             9  SOLE DISPOSITIVE POWER
                4,250,000 Shares

            -------------------------------------------------------------------

            10  SHARED DISPOSITIVE POWER
                NONE

--------------------------------------------------------------------------------


11AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
  PERSON

  4,250,000 Shares
--------------------------------------------------------------------------------


12CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES [X]

--------------------------------------------------------------------------------


13PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
  Approximately 32% (Based on 8,894,426 Shares reported as outstanding as of November 9, 1999)

--------------------------------------------------------------------------------


14TYPE OF REPORTING PERSON
  PN

--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                  SCHEDULE 13D

CUSIP No. 31659 P 10 3                                    Page 4 of 12 Pages



 1Name of Reporting Person S.S. OR I.R.S. IDENTIFICATION
  NO. OF ABOVE PERSON


--------------------------------------------------------------------------------
  Glenmount, LLC


 2CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
  (a) [_]

  (b) [X]
--------------------------------------------------------------------------------


 3SEC USE ONLY

--------------------------------------------------------------------------------


 4SOURCE OF FUNDS OO

--------------------------------------------------------------------------------


 5CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
  ITEMS 2(d) OR 2(e)                                                   [_]

--------------------------------------------------------------------------------


 6CITIZENSHIP OR PLACE OF ORGANIZATION
  Delaware

--------------------------------------------------------------------------------


  NUMBER     7  SOLE VOTING POWER
    OF          4,250,000 Shares
  SHARES
ENEFICIALLYB
 OWNED BY
   EACH
 REPORTING
  PERSON
   WITH

            -------------------------------------------------------------------

             8  SHARED VOTING POWER
                NONE

            -------------------------------------------------------------------

             9  SOLE DISPOSITIVE POWER
                4,250,000 Shares

            -------------------------------------------------------------------

            10  SHARED DISPOSITIVE POWER
                NONE

--------------------------------------------------------------------------------


11AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
  PERSON

  4,250,000 Shares
--------------------------------------------------------------------------------


12CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES [X]

--------------------------------------------------------------------------------


13PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
  Approximately 32% (Based on 8,894,426 Shares reported as outstanding as of November 9, 1999)

--------------------------------------------------------------------------------


14TYPE OF REPORTING PERSON
  OO

--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                  SCHEDULE 13D

CUSIP No. 31659 P 10 3                                    Page 5 of 12 Pages



 1Name of Reporting Person S.S. OR I.R.S. IDENTIFICATION
  NO. OF ABOVE PERSON


--------------------------------------------------------------------------------
  Glenmount Investment, LLC


 2CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
  (a) [_]

  (b) [X]
--------------------------------------------------------------------------------


 3SEC USE ONLY

--------------------------------------------------------------------------------


 4SOURCE OF FUNDS OO

--------------------------------------------------------------------------------


 5CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
  ITEMS 2(d) OR 2(e)                                                   [_]

--------------------------------------------------------------------------------


 6CITIZENSHIP OR PLACE OF ORGANIZATION
  Delaware

--------------------------------------------------------------------------------


  NUMBER     7  SOLE VOTING POWER
    OF          4,250,000 Shares
  SHARES
ENEFICIALLYB
 OWNED BY
   EACH
 REPORTING
  PERSON
   WITH

            -------------------------------------------------------------------

             8  SHARED VOTING POWER
                NONE

            -------------------------------------------------------------------

             9  SOLE DISPOSITIVE POWER
                4,250,000 Shares

            -------------------------------------------------------------------

            10  SHARED DISPOSITIVE POWER
                NONE

--------------------------------------------------------------------------------


11AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
  PERSON

  4,250,000 Shares
--------------------------------------------------------------------------------


12CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES [X]

--------------------------------------------------------------------------------


13PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
  Approximately 32% (Based on 8,894,426 Shares reported as outstanding as of November 9, 1999)

--------------------------------------------------------------------------------


14TYPE OF REPORTING PERSON
  OO

--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                  SCHEDULE 13D

CUSIP No. 31659 P 10 3                                    Page 6 of 12 Pages



 1Name of Reporting Person S.S. OR I.R.S. IDENTIFICATION
  NO. OF ABOVE PERSON


--------------------------------------------------------------------------------
  Michael E. Johnson


 2CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
  (a) [_]

  (b) [X]
--------------------------------------------------------------------------------


 3SEC USE ONLY

--------------------------------------------------------------------------------


 4SOURCE OF FUNDS OO

--------------------------------------------------------------------------------


 5CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
  ITEMS 2(d) OR 2(e)                                                   [_]

--------------------------------------------------------------------------------


 6CITIZENSHIP OR PLACE OF ORGANIZATION
  United States

--------------------------------------------------------------------------------


  NUMBER     7  SOLE VOTING POWER
    OF          4,250,000 Shares
  SHARES
ENEFICIALLYB
 OWNED BY
   EACH
 REPORTING
  PERSON
   WITH

            -------------------------------------------------------------------

             8  SHARED VOTING POWER
                NONE

            -------------------------------------------------------------------

             9  SOLE DISPOSITIVE POWER
                4,250,000 Shares

            -------------------------------------------------------------------

            10  SHARED DISPOSITIVE POWER
                NONE

--------------------------------------------------------------------------------


11AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
  PERSON

  4,250,000 Shares
--------------------------------------------------------------------------------


12CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES [X]

--------------------------------------------------------------------------------


13PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
  Approximately 32% (Based on 8,894,426 Shares reported as outstanding as of November 9, 1999)

--------------------------------------------------------------------------------


14TYPE OF REPORTING PERSON
  IN

--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

                                  SCHEDULE 13D

CUSIP No. 31659 P 10 3                                    Page 7 of 12 Pages



 1Name of Reporting Person S.S. OR I.R.S. IDENTIFICATION
  NO. OF ABOVE PERSON


--------------------------------------------------------------------------------
  Robert D.D. Forbes


 2CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
  (a) [_]

  (b) [X]
--------------------------------------------------------------------------------


 3SEC USE ONLY

--------------------------------------------------------------------------------


 4SOURCE OF FUNDS OO

--------------------------------------------------------------------------------


 5CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO
  ITEMS 2(d) OR 2(e)                                                   [_]

--------------------------------------------------------------------------------


 6CITIZENSHIP OR PLACE OF ORGANIZATION
  Canada

--------------------------------------------------------------------------------


  NUMBER     7  SOLE VOTING POWER
    OF          4,250,000 Shares
  SHARES
ENEFICIALLYB
 OWNED BY
   EACH
 REPORTING
  PERSON
   WITH

            -------------------------------------------------------------------

             8  SHARED VOTING POWER
                NONE

            -------------------------------------------------------------------

             9  SOLE DISPOSITIVE POWER
                4,250,000 Shares

            -------------------------------------------------------------------

            10  SHARED DISPOSITIVE POWER
                NONE

--------------------------------------------------------------------------------


11AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING
  PERSON

  4,250,000 Shares
--------------------------------------------------------------------------------


12CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (7) EXCLUDES CERTAIN SHARES [X]

--------------------------------------------------------------------------------


13PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (7)
  Approximately 32% (Based on 8,894,426 Shares reported as outstanding as of November 9, 1999)

--------------------------------------------------------------------------------


14TYPE OF REPORTING PERSON
  IN

--------------------------------------------------------------------------------

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
          INCLUDE BOTH SIDES OF THE COVER PAGE, RESPONSES TO ITEMS 1-7
      (INCLUDING EXHIBITS) OF THE SCHEDULE, AND THE SIGNATURE ATTESTATION.

   This statement on Schedule 13D ("Statement") is filed by Industrial-Works Holding Corp., a Delaware corporation ("IWH"), Glenmount International, L.P., a Delaware limited partnership and sole shareholder of IWH ("GILP"), Glenmount, LLC, a Delaware limited liability company and manager of GILP ("GLLC"), Glenmount Investment, LLC, a Delaware limited liability company and the general partner of GILP ("GILC"), and the managers of GLLC to report their interest in shares of a new class of Preferred Stock (the "Preferred Stock"), convertible into shares of Common Stock (the "Shares") of Fieldworks, Incorporated, a Minnesota corporation. The Preferred Stock is not an equity security registered under the Securities Exchange Act of 1934.

ITEM 1. SECURITY AND ISSUER.

   (a) The name of the subject company is Fieldworks, Incorporated, a Minnesota corporation (the "Issuer"). The address of the Issuer's principal executive offices is 7631 Anagram Drive, Eden Prairie, Minnesota, 55344.

   (b) The class of equity securities to which this Statement relates is Common Stock.

ITEM 2. IDENTITY AND BACKGROUND.

   Industrial-Works Holdings Corp. is a Delaware corporation formed on September 16, 1999, and is engaged in the business of acquiring, holding, and selling investment property, primarily in the form of securities. Its principal business address is 19200 Von Karman Avenue, Suite 400, Irvine, California 92612.

   Glenmount International, L.P. is a Delaware limited partnership organized on January 21, 1998, and is engaged in the business of acquiring, holding, and disposing of securities. Its principal business address is 19200 Von Karman Avenue, Suite 400, Irvine, California 92612.

   Glenmount, LLC is a Delaware limited liability company organized on January 21, 1998, and is engaged in the business of managing investments. Its principal business address is 19200 Von Karman Avenue, Suite 400, Irvine, California 92612.

   Glenmount Investment, LLC is a Delaware limited liability company organized on January 21, 1998, and is engaged in the business of acting as the general partner of Glenmount International, L.P. Its principal business address is 19200 Von Karman Avenue, Suite 400, Irvine, California 92612.

   Michael E. Johnson is a Managing Director of Glenmount International, L.P. He has been a director of Glenmount Investment, LLC, the general partner of Glenmount International, L.P., since February 1998. He was a founder of Glenmount International, L.P., and has been Managing Director of Glenmount, LLC, the manager of Glenmount International, L.P., since January 1998. Mr. Johnson's principal business address is 19200 Von Karman Avenue, Suite 400, Irvine, California 92612. Mr. Johnson is a United States citizen.

   Robert D.D. Forbes is a Managing Director of Glenmount International, L.P. Mr. Forbes has been a director of Glenmount Investment, LLC, the general partner of Glenmount International, L.P., since February 1998. He was a founder of Glenmount International, L.P., and has been Managing Director of Glenmount, LLC, the manager of Glenmount International, L.P., since January 1998. Mr. Forbes' principal business address in the United States is 19200 Von Karman Avenue, Suite 400, Irvine, California 92612. Mr. Forbes is a citizen of Canada.

   During the last five years, none of the persons filing this Statement has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding any such person was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws.

ITEM 3. SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

   IWH is obtaining the funds to purchase the Shares reported on this Statement through a capital contribution from its sole shareholder, GILP. GILP is obtaining the funds from its partners through a capital call.

ITEM 4. PURPOSE OF TRANSACTION.

   The parties filing this Statement believe that holding an interest in the Shares is an attractive investment, and that such investment will enable the Issuer to enhance its performance and provide a return to its shareholders. IWH has acquired the right to purchase 4,250,000 shares of the Preferred Stock, convertible into an equal number of Shares, and to acquire a warrant to purchase 500,000 Shares (the "Warrant") pursuant to the terms of a Securities Purchase Agreement, dated as of November 20, 1999, between the Issuer and IWH (the "Purchase Agreement"). The Securities Purchase Agreement, which is Exhibit 7.a to this Statement, contains customary covenants, conditions, representations and warranties and requires the approval of the Issuer's shareholders. In connection with its acquisition of an interest in the Issuer, IWH will be entitled to hold 3 of the 7 seats on the Issuer's Board of Directors (the "Issuer's Board"), will have the ability to control certain actions that may be taken by the Issuer, and may under some circumstances be entitled to expand the Issuer's Board to 9 and elect 5 members. In addition to the Purchase Agreement, the Issuer has entered into a Management Services Agreement and a Voting Agreement in connection with IWH's investment, the terms of which benefit IWH. A Management Services Agreement, dated as of November 20, 1999, was entered into between the Issuer and GLLC, the manager of GILP (the "Management Agreement"). Under the terms of the Management Agreement, GLLC will provide active support to the management of the Issuer for a one year term with respect to corporate strategies and financial operations, among other matters. The Voting Agreement (delivered December 1, 1999), by and among the Issuer, certain shareholders of the Issuer, and IWH (the "Voting Agreement"), provides that all parties thereto will vote their shares in favor of the transactions contemplated by the Purchase Agreement, and IWH's nominees to the Issuer's Board.

   The reporting persons expect to influence the operations of the Issuer pursuant to the terms of the Purchase Agreement, Management Agreement, and Voting Agreement. Based upon the results of their ongoing review of the Issuer's operations and economic and other considerations, including the availability of, and alternative uses of, investment funds, the reporting persons may determine to acquire additional Shares, to sell Shares, or to seek changes in the Issuer. However, aside from acquiring seats on the Issuer's Board and providing management services to the Issuer as discussed above, at this time the persons filing this Statement do not have any plans or proposals which would relate to, or would result in, any transaction, change or other occurrence with respect to the Issuer or the Shares as is listed in paragraphs
(a) through (j) of Item 4 in Schedule 13D.

ITEM 5. INTEREST IN SECURITIES OF THE ISSUER.

   Pursuant to the terms of the Purchase Agreement, assuming approval by the Issuer's shareholders, IWH presently has a right to acquire 4,750,000 Shares, 4,250,000 directly through the acquisition and conversion of the Preferred Stock, and 500,000 upon exercise of the Warrant (which is contingent upon the Issuer's share price reaching specified levels). Based upon the number of Shares reported as outstanding on November 9, 1999, the acquisition of 4,250,000 Shares represents approximately 32% of the outstanding stock of the Issuer. The Warrant is not presently exercisable, and will be exercisable in the future only if certain conditions relating to the Issuer's share price, which conditions are outside the control of IWH, are satisfied. Therefore, the 500,000 Shares issuable upon exercise of the Warrant presently are excluded from the total number of Shares owned by, and the calculation of the number of Shares beneficially owned by, the persons filing this Statement. The Preferred Stock and the Warrant described in this Statement will be acquired pursuant to the Purchase Agreement, at a closing following approval by the Issuer's shareholders, expected to be on or before January 31, 2000.

   As the sole shareholder of IWH, GILP has indirect beneficial ownership of the Shares described in this Statement because it owns all of the interests in IWH and can influence voting, purchase or dispositions of the Shares by IWH. As the manager of GILP, GLLC may be deemed to have indirect beneficial ownership of the Shares described in this Statement because it can influence the decisions of GILP with respect to the voting, purchase or dispositions of the Shares by IWH. As the general partner of GILP, GILC may be deemed to have indirect beneficial ownership of the Shares described in this Statement because it can influence the decisions of GILP with respect to the voting, purchase or dispositions of the Shares by IWH. As Managing Directors of GLLC, and directors of GILC, each of Mr. Johnson and Mr. Forbes may be deemed to have indirect beneficial ownership of the Shares that will be directly held by IWH, and indirectly beneficially owned by each of GILP, GLLC, and GILC, because each of them can directly influence the decisions of GLLC and GILC, and therefore may control the voting and disposition of such Shares.

   If the Issuer's shareholders do not approve the transactions contemplated by the Purchase Agreement, IWH will be entitled to receive a warrant for 250,000 Shares. Such Shares are not deemed beneficially owned at this time.

   In the past sixty days, no Shares have been acquired or disposed of by the reporting persons.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS WITH RESPECT TO SECURITIES OF THE ISSUER.

   The persons filing this Statement disclaim the existence of a group and, except as noted, disclaim beneficial ownership of the Shares held by the other persons filing this Statement. Except for the Purchase Agreement, the Voting Agreement, the Management Agreement, and the agreement among the reporting persons to file a joint statement on Schedule 13-D, there are no controls, arrangements or understandings among the reporting persons and other parties with respect to securities of the Issuer.

ITEM 7. MATERIAL TO BE FILED AS EXHIBITS.

  7.a   Agreement to File a Joint Statement on Schedule 13-D.

  7.b Securities Purchase Agreement, dated as of November 20, 1999, by and among Fieldworks, Incorporated, and Industrial-Works Holding Corp. *

  7.c Voting Agreement by and among Fieldworks, Incorporated, certain shareholders of Fieldworks, Incorporated, and Industrial-Works Holding Corp. (Exhibit D to Securities Purchase Agreement)*

  NOTE: Items marked with a "*" have previously been filed with the Securities Exchange Commission as Exhibit 99.1 to the Form 8-K of Fieldworks, Incorporated, dated November 24, 1999, and are hereby incorporated by reference.

                                   SIGNATURES

   After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

   Dated: December 3, 1999

                                          Industrial-Works Holding Corp.

                                                  /s/ Michael E. Johnson
                                          By: _________________________________
                                            Michael E. Johnson, President

                                          Glenmount International, L.P.

                                          By: Glenmount Investment, LLC,
                                              General Partner

                                                     /s/ Michael E. Johnson
                                          By: _________________________________
                                                 Michael E. Johnson, Managing
                                                 Director

                                                     /s/ Robert D.D. Forbes
                                          By: _________________________________
                                                 Robert D.D. Forbes, Managing
                                                 Director

                                          Glenmount Investment, LLC

                                                     /s/ Michael E. Johnson
                                          By: _________________________________
                                                 Michael E. Johnson, Managing
                                                 Director

                                                     /s/ Robert D.D. Forbes
                                          By: _________________________________
                                                 Robert D.D. Forbes, Managing
                                                 Director

                                          Glenmount, LLC

                                                     /s/ Michael E. Johnson
                                          By: _________________________________
                                                 Michael E. Johnson, Managing
                                                 Director

                                                     /s/ Robert D.D. Forbes
                                          By: _________________________________
                                                 Robert D.D. Forbes, Managing
                                                 Director

                                                 /s/ Michael E. Johnson
                                          _____________________________________
                                          MICHAEL E. JOHNSON, an individual

                                                 /s/ Robert D.D. Forbes
                                          _____________________________________
                                          ROBERT D.D. FORBES, an individual

                                                                     APPENDIX F

                     FORM OF CERTIFICATE OF DESIGNATION OF
                           SERIES OF PREFERRED STOCK

                           FIELDWORKS, INCORPORATED

                           STATEMENT OF DESIGNATION
                                      OF
                      RIGHTS, PREFERENCES AND LIMITATIONS
                                      OF
              SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK

   The undersigned hereby certifies that the following resolutions establishing the Series B Convertible Participating Preferred Stock of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), pursuant to
Section 302A.401 of the Minnesota Business Corporation Act were duly adopted
by the Board of Directors of the Company on November   ,     :

   WHEREAS, the Board of Directors believes that it is in the best interests of the Company to create a class of preferred stock designated as the Series B Convertible Participating Preferred Stock.

  RESOLVED, that the Resolution Establishing the Series, Setting Forth the Designation and Fixing the Relative Rights and Preferences of Series B Convertible Participating Preferred Stock, attached hereto as Exhibit A, is hereby adopted.

  FURTHER RESOLVED, that the officers of the Company are authorized and directed to prepare, execute, acknowledge and file such Certificate of Designation with the Secretary of State of Minnesota.

   IN WITNESS WHEREOF, the undersigned, the President and Chief Executive Officer of the Company, being duly authorized on behalf of the corporation,
has executed this document the     day of              ,      .

                                        FIELDWORKS, INCORPORATED

                                        By:____________________________________
                                          [Name] ______________________________
                                          President and Chief Executive
                                         Officer

                            FIELDWORKS, INCORPORATED

                      RESOLUTION ESTABLISHING THE SERIES,
                    SETTING FORTH THE DESIGNATION AND FIXING
                     THE RELATIVE RIGHTS AND PREFERENCES OF
               SERIES B CONVERTIBLE PATICIPATING PREFERRED STOCK

   Pursuant to the powers expressly granted to the Board of Directors of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), by the provisions of the Articles of Incorporation of the Company and Chapter 302A of the Minnesota Business Corporation Act, the Board of Directors of the Company duly established by written action of the Board of Directors a series of shares consisting of 4,250,000 shares, with the designation of the series and the relative rights and preferences of the series as follows:

   1. Designation. The designation of the series of shares is Series B Convertible Participating Preferred Stock (the "Series B Shares") and the number of shares of such series is 4,250,000.

   2. Dividends. Dividends shall be payable on the Series B Shares out of funds legally available for the declaration of dividends only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Stock, unless the holders of the Series B Shares shall have consented thereto and shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting the Series B Shares on an as-if-converted basis.

   3. Liquidation Preference. In the event of any liquidation, the holders of the Series B Shares then outstanding shall be entitled to receive out of the assets of the Company, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock or any other class of shares of preferred stock of the Company ranking junior to the Series B Shares with respect to payments upon Liquidation (such preferred stock hereinafter called "Junior Liquidation Stock"), and junior to any such distribution to the holders of any class of shares of the Company ranking senior to the Series B Shares in such respect, an amount equal to $1.00 per share plus any accrued and unpaid dividends thereon for each Series B Share (the "preferred amount"). Following any distribution of assets or surplus funds of the Company to the holders of any outstanding series of Junior Liquidation Stock, the remainder of any such assets or, surplus funds shall be distributed to the holders of the Common Stock until each holder shall have received an amount per share equal to the preferred amount. Thereafter, any remaining assets or funds shall be distributed pro rata to the holders of the Common Stock and the holders of the Series B Preferred Stock, counting Series B Shares on an as-if-converted basis. If upon the occurrence of any Liquidation, the assets and funds of the Company available for the distribution to its shareholders shall be insufficient to pay the holders of the Series B Shares the full preferred amount to which they shall be entitled, the holders of the Series B Shares shall share ratably in any distribution of such assets and surplus funds in proportion to the Series B Shares held by them.

   4. Voting Rights. Each holder of record of Series B Shares shall be entitled to notice of and to attend all meetings of the shareholders of the Company and shall be entitled at each such meeting to a number of votes for each Series B Share held equal to the number of shares of Common Stock into which each share of Series B Shares is then convertible. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock standing in the name of such holder on the books of the Company. Except as otherwise provided in this Section 4 and in Section 5, and except as otherwise required by agreement or law, the holders of the Series B Shares and the holders of Common Stock of the Company shall vote as a single class on all matters submitted to the shareholders.

   5. Special Voting Rights for Directors.

     (a) Other than as provided in paragraphs (b) and (c) below of this
  Section 5, the number of directors of the Company shall be fixed at seven
  (7).

     (b) So long as any Series B Shares remain outstanding, the holders of the Series B Shares shall have the right, voting as a class, to elect three
  (3) directors of the Company, and shall have the right under the circumstances described in paragraph (c) below, voting as a class, to elect two (2) additional directors of the Company (each such director, a "Series B Director"). Such holders shall have the exclusive right to (i) terminate any Series B Director during his or her term of office, with or without cause; and (ii) to fill any vacancy among the Series B Directors.

     (c) The holders of the Series B Shares, acting by a majority vote, shall have the right to compel the Company to take all necessary action to increase the number of directors from seven (7) to nine (9), and the right to appoint two (2) additional directors to fill the vacancies created by such increase, upon the occurrence of any one or more of the following (each a "Triggering Event"):

       (i)the Company incurs operating losses in excess of $1,000,000 for the fourth quarter of 1999;

       (ii)the Company incurs operating losses in excess of $100,000 for the first quarter of 2000;

       (iii)the Company incurs an operating loss in any amount for the second quarter of 2000;

       (iv)the Company achieves operating income of less than $200,000 in the third quarter of 2000;

       (v)the Company achieves operating income of less than $400,000 in the fourth quarter of 2000;

       (vi)the Company achieves operating income of less than $600,000 in the first quarter of 2001;

       (vii)the Company achieves operating income of less than $800,000 in the second quarter of 2001; or

       (viii)the Company achieves operating income of less than $1,000,000 in any quarter commencing with the third quarter of 2001.

     (d) As used in this Section 5, "operating income" and "operating losses" shall mean, for any period, the amount of operating income or losses for such period, if any, determined in accordance with generally accepted accounting principles applied in a manner consistent with the application of such principles in periods prior to 1999, provided that the impact of any expenses directly attributable to the Management Services Agreement,
  dated November   , 1999, between the Company and Glenmount, LLC and
  revenues or expenses directly attributable to (a) any reversal of prior inventory, warranty or other reserves, (b) any sale of assets (other than inventory in the ordinary course), and (c) any business acquired by the Company after the date hereof through merger, acquisition of securities, acquisition of assets or otherwise, in each case, shall be excluded from the determination of operating income or operating losses pursuant to this sentence.

     (e) This right of the holders of the Series B Shares to name two additional directors shall lapse, and the number of Company directors shall reduce to seven, if, six months after the election of two additional Series B directors, the holders of the Series B shares have not exercised the conversion rights granted in Section 7 below.

   6. Protective Provisions. The Company shall not take any of the following actions without the prior affirmative written consent of the holders of at least two-thirds (2/3) of the Series B Shares:

     (a) alter, change or amend (by merger or otherwise) any of the rights, preferences or privileges of the Series B Shares;

     (b) other than as provided in Section 5(c) hereof, amend, restate, alter, modify or repeal (by merger or otherwise) the Articles of Incorporation or the Bylaws of the Company, including, without limitation, amending, restating, modifying or repealing (by merger or otherwise) (i) any certificate of designation or preferences (as in effect from time to time) relating to any series of preferred stock or (ii) any of the rights, preferences and privileges of any other class of capital stock, or the terms or provisions of any option or convertible security;

     (c) (i) create, authorize or issue any securities or shares of any such class or series of securities which rank senior to or on parity with the Series B Shares; (ii) create, authorize or issue any securities or shares of any such class or series of securities the holders of which have the right to cast more than one vote per share, and/or have the right, voting as a class or series, to elect one or more members of the Board of Directors; (iii) create, authorize or issue any securities or shares of any such class or series of securities convertible into, or exercisable, redeemable or exchangeable for, shares of any of the foregoing; (iv) increase or decrease the authorized number of shares of any of the foregoing; or (v) increase or decrease the authorized number of Series B Shares;

     (d) (i) initiate or suffer to exist any Liquidation Event with respect to the Company, (ii) enter into any merger or consolidation with any other Person that results in the holders of the Company's capital stock immediately prior to such transaction owning less than fifty percent (50%) of the voting power of the successor entity's capital stock after such transaction or (iii) otherwise discontinue or dispose of more than ten percent (10%) of the assets of the business of the Company, taken as a whole. For purposes of this Section 6, "Liquidation Event" shall mean any of the following events: (i) the commencement by the Company of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against the Company, which petition shall not be opposed within fifteen (15) days or be dismissed within sixty (60) days after commencement thereof; (ii) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of the Company; (iii) the commencement by the Company or on its behalf or with its consent of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; (iv) the commencement by anyone without the Company's consent of any proceeding of the type set forth in the preceding clause (iii) which is not controverted within fifteen (15) days thereof and dismissed within sixty (60) days after the commencement thereof; (v) the adjudication of the Company as insolvent or bankrupt, or the adoption by the Company of a plan of liquidation, (vi) the occurrence of any Change of Control; or (vii) the filing of a certificate of dissolution on behalf of the Company with the Secretary of State of the State of Minnesota; in any of cases (i) through (vi) above, in a single transaction or series of related transactions. For purposes of this Section 6(d), a "Change of Control" shall be deemed to have occurred upon (i) the consummation of a tender for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party other than the holder of a majority of the Series B Stock, in a single transaction or series of related transactions, or (ii) any other transaction such that the shareholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving or continuing entity immediately after the transaction, in a single transaction or a series of related transactions unless such transactions have been approved by the vote of all Series B Directors.

     (e) initiate or suffer to exist any recapitalization of the Company, or reclassify any authorized capital stock of the Company into any other class or series of Capital Stock of the Company;

     (f) redeem any shares of the Company's capital stock;

     (g) (i) acquire, in one or a series of transactions, any equity ownership interest, by way of merger or otherwise, in any Person, or any asset or assets of any Person, where the aggregate consideration payable in connection with such acquisition (including, without limitation, cash consideration, the fair market value of any securities and the net present value of any deferred consideration) is at least $1,000,000, or (ii) make any capital expenditures in excess of $500,000 individually or $1,000,000 for any fiscal year;

     (h) change the number of directors of the Company to a number other than seven (7), or, under the circumstances in Section 5(c), nine (9), or the manner in which the directors are selected, except as set forth in Section 5(c) hereof;

     (i) make any material change in the nature of its business as conducted on the date the Series B Shares are issued, or fail to conduct its business in the ordinary course consistent with past practice;

     (j) sell, transfer, convey, lease or dispose of, outside the ordinary course of business, any material assets or properties of the Company, whether now or hereafter acquired, in any transaction or transactions that call for payments in excess of $500,000;

     (k) establish or purchase any subsidiary;

     (l) enter into any agreements, transactions or leases not in the ordinary course of the Company's business as conducted on the date hereof that call for payments in excess of $250,000;

     (m) incur any new or additional indebtedness which exceeds $500,000, provided that this clause (m) shall not prohibit the extension, renewal, amendment or refinancing (including refinancings with other lenders) of the Company's existing credit facility with Spectrum Commercial Services, a division of Lyon Financial Services, Inc. on terms no more restrictive than those contained in the General Credit and Security Agreement dated November 19, 1998 as amended on August 20,1999, (except that interest rate "spreads" may increase by no more than 50 basis points over prime and principal amounts advanced against accounts receivable or inventory (but no other amounts of principal) may increase or decrease provided that advance rates are no greater than those currently in effect);

     (n) other than as set forth in an annual compensation plan approved by the Series B Directors, increase management compensation with respect to any Person in an amount greater than ten percent (10%) in any single fiscal year (including without limitation by issuance of warrants, options or other contingent compensation), or hire any employee whose annual compensation will exceed $125,000; or

     (o) except for transactions on customary and reasonable terms, enter into any transaction with (i) any Affiliate of the Company, (ii) any employee of the Company, (iii) any holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company, (iv) any member of the immediate family of any Person set forth in clauses (i), (ii) and (iii) above, or (v) any corporation, partnership, trust or other entity in which any Person set forth in clauses
  (i), (ii), (iii) or (iv) above, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof. For purposes of this Agreement, the members of the "immediate family" of any Person shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such Person.

   7. Conversion Rights.

     (a) At Option of Holders. Holders of Series B Shares may, at their option, upon surrender of the certificates therefor, convert any or all of their Series B Shares into fully paid and nonassessable shares of Common Stock at any time. The right of holders of Series B Shares to convert their shares shall be exercised by surrendering for such purpose to the Company or any transfer agent for the Series B Shares, and at such other office or offices, if any, as the Board of Directors may designate, certificates representing the Series B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. Upon the surrender of certificates representing the Series B Shares to be converted, the person converting such shares shall be deemed to be the holder of record of the Common Stock (and such other securities and property as the holders of Series B Shares may be entitled to upon the conversion thereof, as hereinafter provided) issuable upon such conversion, and all rights with respect to the Series B Shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets receivable upon such conversion as herein provided.

     (b) Conversion Rate/Conversion Price. In addition to the adjustments required by Section 7(e) and 7(f), the conversion of Series B Shares into Common Stock shall be governed by the following: Series B Shares shall be convertible into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as shall be determined by multiplying the "Conversion Rate," determined as hereinafter provided, in effect at the time of conversion by the product of (i) the number of shares of Series B Shares to be converted and (ii) the "Initial Conversion Price" applicable to the shares of Series B Shares being converted (as hereinafter defined) and dividing the product of such multiplication by the "Conversion Price" applicable to the Series B Shares being converted, determined as hereinafter provided, in effect at the time of conversion and making any adjustments required by Section 7(e) hereof. The conversion rate shall initially be one and shall be adjusted from time to time as provided in Section 7(e) (such conversion rate, as so adjusted from time to time, being referred to herein as the "Conversion Rate"). The "Initial Conversion Price" for the Series B Shares shall be the price per Series B Share paid to the company upon the issuance thereof. The conversion price for Series B Shares shall initially be equal to the Initial Conversion Price and shall be adjusted from time to time as provided in Section 7(f) (the conversion price for Series B Shares, as so adjusted from time to time, being herein referred to as the "Conversion Price" applicable to such Series B Shares).

     (c) Reservation of Shares. A number of shares of authorized but unissued Common Stock of the Company sufficient to provide for the conversion of all of the Series B Shares outstanding upon the basis herein provided ("Conversion Common Stock") shall at all times be reserved by the Company, free from preemptive rights, for such conversion. If the Company shall issue any securities or make any change in its capital structure that would change the number of shares of Common Stock into which each Series B Share shall be convertible as herein provided, the Company shall at the same time also make proper provision so that thereafter there shall be a sufficient number of additional shares of capital stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Shares on the new basis. The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Series B Shares and shall list such shares on any national securities exchange on which the Common Stock is listed or have such shares admitted for quotation on the Nasdaq National or Small Cap Market if the Common Stock is admitted for quotation thereon.

     (d) Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of Series B Shares but, in lieu of any fraction of a share of Common Stock that would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Company shall pay in cash an amount equal to the product of (a) the "Closing Price" (as defined in the next sentence) of a share of Common Stock on the last trading day before the relevant conversion date and (b) such fraction of a share. The "Closing Price" for each day shall be the last reported sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way on such day, in either case as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq

  National or Small Cap Market, or, if the Common Stock is not admitted for quotation on the Nasdaq National or Small Cap Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through Nasdaq, or, if the National Association of Securities Dealers, Inc. through Nasdaq shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Company for such purpose, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of the Common Stock on such day as determined in good faith by the Board of Directors of the Company.

     (e) Conversion Rate Adjustments. Subject to Section 7(f) hereof, if the Company shall (A) subdivide its outstanding Common Stock into a greater number of shares, (B) combine the shares of its outstanding Common Stock into a smaller number of shares or (C) declare a dividend upon its shares of Common Stock payable in shares of Common Stock, then in each such case the Conversion Rate in effect immediately prior thereto shall be proportionately adjusted so that the holder of any shares of any Series B Shares thereafter surrendered for conversion shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company that such holder would have owned or have been entitled to receive after the happening of such event had such Series B Shares been converted immediately prior to the record date for such event (or if no record date is established in connection with such event, the effective date for such action). An adjustment pursuant to this Section 7(e) shall become effective immediately after the record date in the case of a stock dividend or distribution, or immediately after the effective date in the case of a subdivision, combination or reclassification.

     (f) Conversion Price Adjustments. With respect to Series B Shares, if and whenever the Company shall issue or sell any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock ("Convertible Securities") for a consideration per share (in the case of the sale of any Convertible Securities, the amount, if any, payable for such Convertible Security and upon the exercise or conversion thereof (and/or upon the exercise or conversion of the securities receivable upon such exercise or conversion) for each share of Common Stock receivable thereby shall be included in determining such consideration per share) less than the Conversion Price applicable to the Series B Shares, in effect immediately prior to the time of such issuance or sale, then, forthwith upon such issuance or sale, such higher Conversion Price(s) for the Series B Shares shall be reduced to a price (calculated to the nearest tenth of a cent) determined by dividing (x) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by such higher Conversion Price plus (B) the aggregate consideration, if any, received or receivable by the Company for the shares of Common Stock issued or issuable upon the exercise of any issued Convertible Security (and/or upon the exercise or conversion of the security receivable upon such exercise or conversion), by (y) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (B) the number of shares of Common Stock thus issued or sold or receivable upon the exercise or conversion of the Convertible Securities (or the securities receivable upon the exercise or conversion of such Securities). If any Convertible Securities taken into account in any such adjustment of a Conversion Price subsequently expire without exercise, such Conversion Price shall be recomputed to eliminate the effect of such expired Convertible Securities. However, no adjustment pursuant to this Section 7(f) shall be required upon the issuance of shares of Common Stock upon conversion of any shares of preferred stock, including the Series B Shares, outstanding prior to such issuance or sale or upon the exercise of options available under the 1996 Directors Stock Option Plan or the 1999 Long-term Incentive Plan of the Company as in effect prior to November 1, 1999.

     (g) Consolidations, Mergers, Sales of Assets, Reclassifications and Certain Dividends. In case of any (A) consolidation or merger of the Company with any other company (other than the merger of a subsidiary of the Company into the Company in a transaction in which the Company is the surviving corporation and the outstanding shares of capital stock of the Company are not exchanged for or converted into any other securities, cash or other property), (B) sale or transfer of all or substantially all of the assets of the Company for cash, securities or other property, (C) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, or (D) issuance of any shares of the Company's capital stock in connection with a reclassification of the Common Stock, the Company shall, prior to or at the time of such transaction, make appropriate provision or cause appropriate provision to be made so that the holders of each Series B Share then outstanding shall have the right thereafter to receive the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, share exchange or reclassification by a holder of the number of shares of Common Stock into which such Series B Shares could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, share exchange or reclassification. If in connection with any such consolidation, merger, sale, transfer, share exchange or reclassification, each holder Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to each holder of Series B Shares the right to elect the securities, cash or other assets into which the Series B Shares held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election).

     (h) Rounding. All calculations hereunder, unless otherwise specified, shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

     (i) Notices. Whenever the Conversion Rate or a Conversion Price is adjusted as herein provided, the Company shall give prompt notice by mail to the holders of the outstanding Series B Shares of such adjustment, which notice shall set forth the adjustment and the new Conversion Rate or Conversion Price. Notwithstanding the foregoing, failure by the Company to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Company.

     (j) Common Stock Defined. As used herein, the term "Common Stock" shall mean and include the presently authorized Common Stock of the Company and shall also include any capital stock of any class of the Company (other than the Series B Shares) hereafter authorized which shall have the right to vote on all matters submitted to the shareholders of the Company and shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the occurrence of any Liquidation Event of the Company.

   8. Preemptive Rights. If Company offers to sell its common stock, securities convertible into common stock, or any other debt (excluding debt securities issued to banks or other financial institutions) or equity securities other than the issuance of options or shares to employees, directors and consultants which have been approved by the Series B Directors (the "Additional Securities") it will first offer to the holders of the Series B Shares, or, if applicable, Conversion Common Stock the right to purchase a portion of the Additional Securities such that such holders' aggregate percentage ownership of the Company on a fully diluted basis ("Purchasers' Percentage") will be unchanged. The offer shall set forth the number of shares to be sold, the price, and material terms and conditions.

   The right of the holders to purchase in the aggregate Additional Securities up to but not more than the Purchaser's Percentage may be exercised as follows:

     (a) the Company shall provide each holder with written notice of the number of securities to be issued and the cash price therefor;

     (b) each holder shall have the right to purchase that percentage of such securities equal to the ratio that the number of shares of Conversion Common Stock held by such holder bears to the total number of shares of Conversion Common Stock held by all holders;

     (c) second, if not all holders elect to purchase their pro rata share, then as to the excess of the amount of Purchaser's Percentage over the shares taken by holders electing to purchase their pro rata part (such excess to be referred to as the "Unsubscribed Shares"), the holders who do so elect shall be offered the right to acquire pro rata among themselves based on their holdings of Conversion Common Stock; and

     (d) if after such offer, any of the Unsubscribed Shares remain unsold, as to such unsold Unsubscribed Shares, as the holders who agreed to purchase their pro rata part of the Unsubscribed Shares may agree, all within thirty (30) days of notice by the Company of such proposed issuance.

   The Company may, within thirty (30) days, sell the remaining securities not to be purchased by the holders to third parties on the terms and conditions set forth in the offer delivered to holders, and the holders shall be required to deliver the consideration to Company for the securities being purchased by the holders at the same time such third parties are required to deliver their consideration to Company.

   Notwithstanding anything in this Section 8 to the contrary, the holders' rights under this Section 8 shall not apply to (i) the securities of the Company outstanding immediately prior to the issuance of the initial Series B Shares; (ii) shares of common stock issued in connection with any stock split, stock dividends or recapitalization of Company or upon conversion of the Series B Shares; (iv) any borrowings, direct or indirect from financial institutions by the Company, whether or not presently authorized, evidenced by any type of debt instrument with no equity features; (v) securities issued pursuant to an effective registration statement filed with the SEC in connection with a registered public offering; (vi) equity securities issued to a financial institution in connection with any lease financing or debt financing of the Company approved by a two-thirds (2/3) vote of the Board of Directors; or (vii) any transaction in which all directors of the Company elect for this Section 8 not to apply.

                            FIELDWORKS, INCORPORATED

                                 SPECIAL MEETING

                           Thursday, January 27, 2000
                             3:00 p.m. Central Time

                         Minneapolis Marriott, Southwest
                                5801 Opus Parkway
                              Minnetonka, Minnesota













--------------------------------------------------------------------------------



FIELDWORKS, INCORPORATED
7631 Anagram Drive, Eden Prairie, MN 55344                                 Proxy
--------------------------------------------------------------------------------

           This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David G. Mell and Karen L. Engebretson, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Special Meeting of Shareholders of Fieldworks, Incorporated to be held on January 27, 2000, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

If no choice is specified, the proxy will be voted "FOR" each item.






                      See reverse for voting instructions.

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.


                               Please detach here
--------------------------------------------------------------------------------


          The Board of Directors Recommends a vote FOR Items 1 and 2.

1.  Approval of the transactions contemplated     [_]For  [_]Against  [_]Abstain
    by that certain Securities Purchase
    Agreement dated as of November 20, 1999
    between FieldWorks, Inc. ( the "Company") and Industrial-Works Holding Corp.
    ("Industrial-Works"), a wholly owned
    subsidiary of Glenmount International,
    L.P., including the issuance and sale
    to Industrial-Works of 4,250,000 shares of Series B Convertible Participating Preferred
    Stock of the Company (the "Series B Shares"), the issuance of a warrant to purchase 500,000 shares of the Company's Common Stock, and the issuance of Common Stock upon exercise of the warrant and conversion of the Series B Shares.

2.  Approval of that certain Voting Agreement     [_]For  [_]Against  [_]Abstain
    dated as of November 20, 1999 by and among the Company, Industrial-Works, and certain officers and directors of the Company and their affiliates, together with approval of the voting rights of the shares subject to the Voting Agreement.

3. To vote with discretionary authority upon such other matters as may come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2 LISTED HEREIN, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

                                           Dated:_________________________, 2000

Address Change? Mark Box  [_]
Indicate changes below:

                                    --------------------------------------------





                                    --------------------------------------------
                                    Signature(s) in Box
                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.